UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Corvus Gold Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2021 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 6, 2021

Dear Shareholder:

You are receiving this notification as Corvus Gold Inc. (the “Company”) has decided to use the notice and access model for delivery of meeting materials for its 2021 Annual General and Special Meeting (the “Meeting”) to its registered and Canadian and United States beneficial shareholders. This Notice and Access Notification regarding the Meeting is prepared pursuant to the notice-and-access rules under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, National Instrument 51-102 – Continuous Disclosure Obligations and pursuant to Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended. Under notice and access, instead of a paper copy of the Notice of Meeting, Proxy Statement/Information Circular (the “Proxy Statement”), 2021 Annual Report (“2021 Annual Report”), and form of proxy (the “Proxy”, together with the Notice of Meeting, the Proxy Statement and the 2021 Annual Report, the “Meeting Materials”) shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally responsible as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders. This communication is not a form for voting and presents only an overview of the more complete information in the Meeting Materials which contain important information and can be accessed online as provided below.

The Company has elected not to use the procedure known as “stratification” in relation to its shareholders under the “notice and access” rules. Stratification occurs when a reporting issuer using the “notice and access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

The 2021 Annual General and Special Meeting of Shareholders will be held on Wednesday, October 6, 2021 at the offices of the Company, Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada, at 1:00 p.m. Pacific time. Only shareholders who own common shares of the Company at the close of business on the record date of August 9, 2021 may vote at the Meeting or any adjournment or postponement of the Meeting. The purpose of the Meeting is to consider and act upon the following proposals:

1.	Fixing Number of Directors: Shareholders will be asked to fix the number of directors of the Company at seven (7). Information can be found in the “Proposal One – Fixing Number of Directors” section of the Proxy Statement.

2.	Election of Directors: Shareholders will be asked to elect seven (7) directors for the ensuing year. Information can be found in the “Proposal Two – Election of Directors” section of the Proxy Statement.

3.	Appointment of Independent Auditors: Shareholders will be asked to appoint Crowe MacKay LLP, Chartered Professional Accountants, as the Company’s auditors/independent registered public accountants, for the fiscal year ending May 31, 2022, and to authorize the Company’s directors to fix their remuneration. Information can be found in the “Proposal Three – Appointment of Auditor” section of the Proxy Statement.

4.	Advisory Vote on Executive Compensation: Shareholders will be asked to consider and, if thought fit, pass, with or without variation, an ordinary resolution approving the compensation of our Named Executive Officers as described in the Company’s Proxy Statement. Information can be found in the “Proposal Four – Advisory Vote on Executive Compensation” section of the Proxy Statement.

5.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “Proxy Instructions” section of the Proxy Statement.

MANAGEMENT AND THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AND FOR EACH MATTER TO BE VOTED ON.

YOU ARE ENCOURAGED TO ACCESS THE FOLLOWING MATERIALS FOR THE MEETING PRIOR TO VOTING AT http://www.corvusgold.com/investors/agm/ and at www.SEDAR.com:

1.	The Company’s 2021 Notice of Meeting;
2.	The Company’s 2021 Proxy Statement;
3.	The Company’s 2021 Annual Report;
4.	The Annual Return Card; and
5.	The Form of Proxy or Voting Instruction Form.

You may access the above proxy materials at http://www.corvusgold.com/investors/agm/ and at www.SEDAR.com and thereafter, a proxy card online by logging on to www.investorvote.com and entering the control number and account number above your name and address at the top of this letter to vote your shares. We encourage and remind you to review the proxy materials prior to voting.

If you prefer a paper copy of the proxy materials, have questions about notice and access or wish to have proxy materials for future meetings of shareholders sent to you in paper copy, please call us toll-free at 1-844-638-3245, email us at marla@corvusgold.com, or send a written request to our offices at the address below:

Suite 1750, 700 West Pender Street

Vancouver, British Columbia

Canada V6C 1G8

Attention: Corporate Secretary

Requests may be made up to one (1) year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five (5) business days in advance of October 4, 2021, being the proxy cut-off date for voting at the Meeting, in order to receive the materials for the Meeting in advance of the proxy cut-off date for the Meeting. If you do not request paper copies they will not otherwise be provided to you.

If interested, you may attend the Meeting in person. Directions to attend the Meeting where registered shareholders may vote in person can be found on our website at www.corvusgold.com/investors/agm.

While as of the date of this notice, the Company intends to hold the Meeting as set out above, it is continuously monitoring the current coronavirus (COVID-19) outbreak. In light of the rapidly evolving situation involving COVID-19, the Company asks that shareholders of the Company follow the current instructions and recommendations of federal, and any applicable provincial and local health authorities when considering attending the Meeting. All shareholders of the Company are strongly encouraged to vote prior to the Meeting by any of the means described below. In order to adhere to all government and public health authority recommendations, the Company notes that the Meeting will be limited to only the legal requirements for shareholder meetings and guests will not be permitted entrance unless legally required. Rather than attending in person, the Company encourages shareholders to access the Meeting via telephone conference call at +1-647-558-0588 (Canada) or +1-646-876-9923 (US).  Please input meeting ID 818 1575 2155 and enter password 807148. This conference call will give shareholders an equal opportunity to access the Meeting regardless of their geographic location.

The Company reserves the right to take any additional precautionary measures it deems necessary in relation to the Meeting in response to further development in respect of the COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company’s press releases as well as its website at www.corvusgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended management information circular in the event of changes to the Meeting format.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods not later than 1:00 p.m. Pacific time (4:00 p.m. Eastern time), on October 4, 2021, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE PROXY:	Toll Free: 1-866-732-VOTE (8683)	TELEPHONE VIF:	Toll Free: 1-866-734-VOTE (8383)
	International: 312-588-4290		International: 312-588-4291

FAX:	Toll Free: 1-866-249-7775
International: 1-416-263-9524

MAIL:	Computershare Investor Services Inc., Proxy Dept1
00 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of 1:00 p.m. Pacific time (4:00 p.m. Eastern time) on October 4, 2021.

Shareholders with questions about notice-and-access can email the Company at marla@corvusgold.com.

CORVUS GOLD INC.

(the “Company”)

Request for Annual and/or Interim Financial Statements and related

Management’s Discussion and Analysis

National Instrument 51-102 – Continuous Disclosure Obligations requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Company’s annual financial statements and related Management’s Discussion and Analysis (“MD&A”), interim financial statements and related MD&A, or both. If you wish to receive such mailings, please complete and return this form to:

CORVUS GOLD INC.

Suite 1750 – 700 West Pender Street

Vancouver, BC V6C 1G8

The undersigned Securityholder hereby elects to receive:

☐	Interim Financial Statements for the first quarter ended August 31, 2021, second quarter ended November 30, 2021 and third quarter ended February 28, 2022, and the related MD&A;

☐	Annual Financial Statements for the fiscal year ended May 31, 2022 and related MD&A; or

☐	BOTH – Interim Financial Statements and related MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed and/or emailed each year and Securityholders must return such form each year in order to receive the documents indicated above.

Name:

Address:

Postal Code:

OR

Email Address:

By consenting to electronic delivery, Securityholders: (i) agree to receive all documents to which they are entitled electronically, rather than by mail; and (ii) understand that access to the Internet is required to receive a document electronically and certain system requirements must be installed (currently Adobe Acrobat Reader to view Adobe’s portable document format). At any time, the Company may elect to not send a document electronically, or a document may not be available electronically. In either case, a paper copy will be mailed to shareholders.

I confirm that I am a registered/beneficial (circle one) shareholder of the Company.

Signature of

Securityholder:	Date:

August 9, 2021

Dear Shareholders:

Please join us at our 2021 Annual and Special Meeting (the “AGM”) of shareholders to be held on Wednesday, October 6, 2021 at 1:00 pm (Vancouver time), at the Company’s office at Suite 1750, 700 West Pender, Vancouver, British Columbia, Canada. In light of the rapidly evolving situation involving COVID-19, the Company asks that shareholders of the Company follow the current instructions and recommendations of federal, and any applicable provincial and local health authorities when considering attending the AGM.  A dial-in option is available to shareholders at +1-647-558-0588 (Canada) or +1-646-876-9923 (US).  Please input meeting ID 818 1575 2155 and enter password 807148.  The Notice of Meeting and Information Circular/Proxy Statement for the AGM have been sent or otherwise made available to you, as these documents contain important information, you are encouraged to read them carefully.  Please ensure that you take the opportunity to vote online, by telephone or by mail.

On behalf of

CORVUS GOLD INC.

(signed) Jeffrey A. Pontius

Chief Executive Officer & President

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended May 31, 2021
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number: 000-55447

CORVUS GOLD INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	98-0668473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1750 -700 West Pender Street Vancouver, British Columbia, Canada, (Address of Principal Executive Offices)	V6C 1G8 (Zip code)

Registrant’s telephone number, including area code: (604) 638-3246

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	KOR	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐         No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐         No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒         No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒          No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Small Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter:        $172,279,304

As of August 9, 2021, the registrant had 126,978,470 Common Shares outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

To the extent specifically referenced in Part III, portions of the registrant’s definitive Proxy Statement on Schedule 14A to be filed with the Securities and Exchange Commission in connection with the registrant’s 2021 Annual Meeting of Shareholders are incorporated by reference into this report. See Part III.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

The mineral estimates in this Annual Report on Form 10-K have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. As used in this Annual Report on Form 10-K, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) CIM Definition Standards on mineral resources and mineral reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 (“SEC Industry Guide 7”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this report and the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

The term “mineralized material” as used in this Annual Report on Form 10-K, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards. We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. The Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules until its fiscal year beginning June 1, 2021, unless otherwise required to do so earlier by law. Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standards; however there are differences in the definitions under the SEC Modernization Rules and the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral resource estimates will be the same as those reported under CIM Definition Standards as contained in this in the prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein.

CAUTIONARY NOTE TO ALL INVESTORS CONCERNING ECONOMIC ASSESSMENTS THAT INCLUDE INFERRED RESOURCES

The Company currently holds or has the right to acquire interests in an advanced stage exploration project in Nye County, Nevada referred to as the North Bullfrog Project (the “NBP”) and exploration project referred to as the Mother Lode Project (“MLP”). Mineral resources that are not mineral reserves have no demonstrated economic viability. The preliminary economic assessment on the NBP and the MLP is preliminary in nature and includes “inferred mineral resources” that have a great amount of uncertainty as to their existence and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies. There is no certainty that such inferred mineral resources at the NBP or at the MLP will ever be realized. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K and the exhibits attached hereto contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of applicable Canadian securities legislation, collectively “forward-looking statements”. Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future. Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. These forward looking statements may include, but are not limited to, statements concerning:

●	the Company’s strategies and objectives, both generally and in respect of its specific mineral properties;
●	the results of the preliminary economic assessments at the MLP and NBP;
●	the timing of decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs, including for the NBP and for the MLP;
●	the Company’s estimates of the quality and quantity of the mineral resources at its mineral properties;
●	the future price of minerals;
●	the details of the offer by AngloGold Ashanti Ltd. outlined in the “Recent Developments” section of this Annual Report on Form 10-K;
●	estimates of future operating and financial performance;
●	potential funding requirements and sources of capital, including near-term sources of additional cash;
●	the Company’s expectation that we will continue to raise capital through the sale of non-core assets, equity and/or debt financings and through the exercise of stock options and warrants;
●	the Company’s expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;
●	the Company’s estimates of its future cash position;
●	the Company’s intention to identify and execute cost cutting initiatives;
●	the Company’s expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on the Company’s ability to raise capital in sufficient amounts on reasonable terms;
●	the Company’s potential ability to generate proceeds from operations or the dispositions of its assets;
●	the timing, performance and results of feasibility studies;
●	the Company’s potential entry into agreements to find, lease, purchase, option or sell mineral interests;
●	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;
●	costs and timing of the exploration and development of new deposits;
●	success of exploration activities;
●	permitting and certification time lines;
●	government regulation of mining exploration, development and operations;
●	environmental risks;
●	timing and possible outcome of pending litigation, title disputes or claims;
●	the timing and cost of planned exploration programs of the Company and its joint venture partners (as applicable), and the timing of the receipt of results therefrom;
●	the Company’s future cash requirements and use of proceeds of sales of none-core assets;
●	general business and economic conditions;
●	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations;
●	the Company’s expectation that it will be able to add additional mineral projects of merit to its assets;
●	the potential for the existence or location of additional high-grade veins, or high-grade mineralization;
●	the potential for any delineation of higher grade mineralization;
●	the potential for there to be one or more additional vein zone(s);
●	the potential discovery and delineation of mineral deposits/resources/reserves and any expansion thereof beyond the current estimate;
●	the Company’s expectation that it will be able to build itself into a non-operator gold producer with significant carried interests and royalty exposure;
●	that the Company will operate at a loss;
●	that the Company will need to scale back anticipated costs and activities or raise additional funds;

●	that the Company will have to raise substantial additional capital to accomplish its business plan over the next couple of years;
●	the estimated reclamation and asset retirement costs;
●	the plans related to the potential development of the MLP and the NBP; and

  the NBP and MLP work plans and mine development plan/programs

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

●	risks related to the evolving novel coronavirus (“COVID-19”) pandemic and health crisis and the governmental and regulatory actions taken in response thereto;
●	our requirement of significant additional capital and our ability to raise such additional capital on favourable terms;
●	our ability to raise funds in new share offerings due to future sales of Common Shares in the public or private market and our ability to raise funds from the exercise of stock options and warrants;
●	whether our acquisition, exploration and potential development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transaction we enter will maximize the realization of the market value of our assets;
●	our limited operating history;
●	our history of losses;
●	a shortage of skilled labour, equipment and supplies;
●	our reliance on third parties to fulfill their obligations under our agreements;
●	cost increases for our exploration and, if warranted, development projects;
●	our Properties (as defined herein) being in the exploration stage;
●	mineral exploration, development and production activities;
●	our lack of mineral production from our Properties;
●	estimates of mineral resources, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
●	preliminary assessment results and the accuracy of estimates and assumptions on which they are based;
●	changes in project parameters;
●	failure of equipment and processes to operate as anticipated;
●	accidents, labour disputes and other risks of the mining industry;
●	changes in mineral resource estimates;
●	the accuracy of calculations of mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;
●	actual results of current exploration activities;
●	risks associated with restructuring and cost-efficiency initiatives;
●	differences in United States and Canadian mineral reserve and mineral resource reporting;
●	our exploration activities being unsuccessful;
●	the success of future joint ventures, partnership and other arrangements relating to our properties;
●	technical and operational feasibility and the economic viability of deposits;
●	fluctuations in gold, silver and other metal prices;
●	our ability to obtain permits and licenses for production;
●	government and environmental regulations that may increase our costs of doing business or restrict our operations;
●	proposed legislation that may significantly affect the mining industry;
●	changes in corporate governance and public disclosure regulations;
●	inherent hazards of mining exploration, development and operating activities;
●	future water supply issues;
●	land reclamation requirements;
●	competition in the mining industry;
●	equipment and supply shortages;
●	tax issues;
●	current and future joint ventures and partnerships;
●	our ability to attract qualified management and other key personnel;
●	the ability to enforce judgment against certain of our Directors (as defined herein);
●	conflicts of interest of some of our Directors as a result of their involvement with other natural resource companies;
●	currency fluctuations;
●	claims on the title to our Properties;

●	surface access on our Properties;
●	potential future litigation;
●	our lack of insurance covering all our operations;
●	risks related to current global financial conditions;
●	our status as a “passive foreign investment company” under US federal tax code;
●	the Common Shares (as defined herein); and
●	events such as war, terrorism, natural disaster or outbreaks of disease (including COVID-19).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those discussed in Part I, Item 1A, Risk Factors, of this Annual Report on Form 10-K, which are incorporated herein by reference, as well as other factors described elsewhere in this report and the Company’s other reports filed with the SEC.

The Company’s forward-looking statements contained in this Annual Report on Form 10-K are based on the beliefs, expectations and opinions of management as of the date of this Annual Report. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

GLOSSARY OF TERMS

“Ag”	Silver

“alteration”	Changes in the chemical or mineralogical composition of a rock, generally produced by weathering or hydrothermal solutions

“AngloGold”	AngloGold Ashanti Limited and its group companies. AngloGold is a South African-based, independent, global gold mining company with shares traded on the Johannesburg Stock Exchange, the New York Stock Exchange, the Australian Securities Exchange and the Ghana Stock Exchange

“AngloGold Holdings”	AngloGold Ashanti Holdings plc. AngloGold Holdings, a direct wholly owned subsidiary of AngloGold.

“AngloGold North America”	AngloGold Ashanti North America Inc. AngloGold North America, a Colorado corporation, is a wholly owned subsidiary of Anglo Gold Ashanti USA Incorporated.

“AngloGold Offer”	The proposed offer announced by AngloGold on July 13, 2021 whereby AngloGold made a non-binding proposal to the Board to acquire all of the outstanding Common Shares in exchange for consideration in cash

“AngloGold USA”	AngloGold Ashanti USA Incorporated. AngloGold USA is a wholly owned subsidiary of AngloGold.

“AngloGold (USA) Exploration”	AngloGold Ashanti (U.S.A) Exploration Inc. AngloGold (USA) Exploration is a wholly owned subsidiary of AngloGold North America.

“Arrangement”	The corporate spin-out of Corvus from ITH by way of a plan of arrangement among ITH, the shareholders of ITH and Corvus under the BCBCA, effective August 26, 2010

“Au”	Gold

“Board”	The board of directors of Corvus

“BCBCA”	Business Corporations Act (British Columbia), Corvus’ governing statute

“Corvus Nevada”	Corvus Gold Nevada Inc., a wholly owned subsidiary of Corvus USA subsisting under the laws of Nevada

“Corvus USA”	Corvus Gold (USA) Inc., a wholly owned subsidiary of Corvus subsisting under the laws of Nevada

“Common Shares”	The Common Shares without par value in the capital stock of Corvus as the same are constituted on the date hereof

“Corvus”	Corvus Gold Inc., a company organized under the laws of British Columbia

“cut-off grade”	The lowest grade of mineralized material that qualifies as ore in a given deposit, that is, material of the lowest assay value that is included in a resource/reserve estimate

“deposit”	A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final legal, technical and economic factors are resolved

“Director”	A member of the Board

“disseminated”	Fine particles of mineral dispersed throughout the enclosing rock

“epigenetic”	Said of a mineral deposit of origin later than that of the enclosing rocks

“Exchange Act”	The United States Securities Exchange Act of 1934, as amended

“executive officer”

When used in relation to any issuer (including the Company) means an individual who is:

(a)         a chair, vice chair or president;

(b)         a vice-president in charge of a principal business unit, division or function, including sales, finance or production; or

(c)         performing a policy-making function in respect of the issuer

“g/t”	Grams per metric tonne

“grade”	To contain a particular quantity of ore or mineral, relative to other constituents, in a specified quantity of rock

“heap leaching”	A method of recovering minerals from ore whereby crushed rock is stacked on a non-porous liner and an appropriate chemical solution is sprayed on the top of the pile (the “heap”) and allowed to percolate down through the crushed rock, dissolving the desired minerals(s) as it does so. The chemical solution is then collected from the base of the heap and is treated to remove the dissolved mineral(s)

“host”	A rock or mineral that is older than rocks or minerals introduced into it or formed within it

“host rock”	A body of rock serving as a host for other rocks or for mineral deposits, or any rock in which ore deposits occur

“hydrothermal”	A term pertaining to hot aqueous solutions of magmatic origin which may transport metals and minerals in solution

“ITH”	International Tower Hill Mines Ltd., a company subsisting under the laws of British Columbia

“massive”	Said of a mineral deposit, especially of sulphides, characterized by a great concentration of ore in one place, as opposed to a disseminated or veinlike deposit

“Moz”	Million ounces

“mineral reserve”	The economically mineable part of a measured and/or indicated mineral resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level as appropriate that include application of modifying factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. Under NI 43-101 standards, the public disclosure of a mineral reserve must be demonstrated by a pre-feasibility study or feasibility study. See Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated, and Inferred Resources and Proven and Probable Reserves above.

“mineral resource”	A mineral resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Material of economic interest refers to diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals. Mineral resources are sub-divided, in order of increasing geological confidence, into inferred, indicated and measured categories. The term mineral resource covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which mineral reserves may subsequently be defined by the consideration and application of modifying factors. See Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated, and Inferred Resources and Proven and Probable Reserves above.

“mineralization”	The concentration of metals and their chemical compounds within a body of rock

“modifying factors”	Considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors

“MLP”	The Mother Lode Project in Nevada held by Corvus Nevada, as more particularly described under “Properties”

“National Instrument 43-101”/ “NI 43-101”	National Instrument 43-101 of the Canadian Securities Administrators entitled “Standards of Disclosure for Mineral Projects”

“NBP”	The North Bullfrog Project in Nevada held by Corvus Nevada, as more particularly described under “Properties”

“NSR”	Net smelter return

“Properties”	The NBP in Nevada and the MLP in Nevada

“Raven Gold”	Raven Gold Alaska Inc., a wholly owned subsidiary of Corvus USA subsisting under the laws of Alaska

“SEC”	United States Securities and Exchange Commission

“SoN”	SoN Land and Water, LLC, a limited liability company subsisting under the laws of Nevada, of which Corvus Nevada is the sole member

“tabular”	Said of a feature having two dimensions that are much larger or longer than the third, or of a geomorphic feature having a flat surface, such as a plateau

“TSX”	Toronto Stock Exchange

“vein”	An epigenetic mineral filling of a fault or other fracture, in tabular or sheetlike form, often with the associated replacement of the host rock; also, a mineral deposit of this form and origin

SEC Industry Guide 7 Definitions:

exploration stage	An “exploration stage” prospect is one which is not in either the development or production stage

development stage	A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study

mineralized material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction

probable reserve	The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation

production stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product

proven reserve	The term “proven reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established

reserve	The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. “Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing. A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined

1 For SEC Industry Guide 7 purposes this study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

2 SEC Industry Guide 7 does not require designation of a qualified person.

USE OF NAMES

In this Annual Report on Form 10-K, unless the context otherwise requires, the terms "we", "us", "our", "Corvus", "Corvus Gold Inc." or the "Company" refer to Corvus Gold Inc. and its subsidiaries.

Metric Equivalents

For ease of reference, the following factors for converting Imperial measurements into metric equivalents are provided:

To convert from Imperial	To metric	Multiply by
Acres	Hectares	0.404686
Feet	Metres	0.30480
Miles	Kilometres	1.609344
Tons	Tonnes	0.907185
Ounces (troy)/ton	Grams/Tonne	34.2857
1 mile = 1.609 kilometres 1 acre = 0.405 hectares 2,204.62 pounds = 1 metric ton = 1 tonne	2000 pounds (1 short ton) = 0.907 tonnes 1 ounce (troy) = 31.103 grams 1 ounce (troy)/ton = 34.2857 grams/tonne

PART I

ITEM 1. BUSINESS

General Corporate Information

We were incorporated under the BCBCA with the name “Corvus Gold Inc.” on April 13, 2010 as a wholly-owned subsidiary of ITH, with an authorized capital consisting of an unlimited number of Common Shares. Pursuant to the corporate spin-out of Corvus from ITH by way of a plan of arrangement among ITH, the shareholders of ITH and Corvus under the BCBCA, effective August 26, 2010, Corvus was spun out as a separate and independent public company, and each shareholder of ITH received one-half of a Common Share.

We are a reporting issuer in the Canadian Provinces of British Columbia, Alberta and Ontario and the Common Shares are listed for trading on the TSX and the Nasdaq Capital Market in each case under the trading symbol “KOR”.

Our head office is located at Suite 1750 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8, and our registered and records office is located at Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8.

We are a mineral exploration company engaged in the acquisition, exploration and development of mineral properties. We currently hold or have the right to acquire interests in the NBP and the MLP in Nevada. We are in the exploration stage as our Properties have not yet reached commercial production and our Properties are not beyond the preliminary exploration stage. All work presently planned by us is directed at defining mineralization and increasing understanding of the characteristics of, and economics of, that mineralization.

Intercorporate Relationships

We have five material subsidiaries:

(a)	Corvus Nevada, a corporation incorporated in Nevada on April 9, 2007, which holds all of our properties in Nevada and is 100% owned by Corvus USA;

(b)	Raven Gold, a corporation incorporated in Alaska on July 2, 2009, which held all of our properties in Alaska and will hold any future properties in Alaska and is 100% owned by Corvus USA;

(c)	SoN Land & Water, LLC, a limited liability company incorporated in Nevada on July 25, 2013, of which Corvus Nevada is the sole member;

(d)	Corvus USA, a corporation incorporated in Nevada on February 25, 2013, which holds all of the shares of Corvus Nevada and Raven Gold and is 100% owned by Corvus; and

(e)	Mother Lode Mining Company LLC, a limited liability company incorporated in Nevada on March 14, 2014 of which Corvus Nevada is the sole member.

The following corporate chart sets forth all of our material subsidiaries:

Recent Corporate History

In May 2010, the board of directors of ITH approved a proposal to undertake a spin-out transaction to segregate its then existing assets into two separate and highly focused companies.

The spin-out transaction pursuant to the Arrangement was approved by the shareholders of ITH on August 12, 2010, and the final order of the Supreme Court of British Columbia approving the plan of arrangement necessary to implement the transaction was received on August 20, 2010. The effective date of the Arrangement was August 26, 2010 and the Common Shares commenced trading on the TSX on August 30, 2010. Under the terms of the Arrangement, ITH retained all assets relating to the Livengood gold project in Alaska, together with approximately $33 million in working capital, while Corvus received all of ITH’s other existing Alaska and Nevada assets (including the shares of Corvus Nevada), together with approximately $3.3 million in working capital.

Following the completion of the Arrangement, Corvus held four advanced to early stage exploration projects in Alaska (Chisna, Terra, LMS and West Pogo) and the advanced exploration stage NBP in Nevada. Our primary focus is to leverage our exploration expertise to discover major new gold deposits. Furthermore, we intend to try and build ourselves into a non-operator gold producer with significant carried interests and royalty exposure. To meet this objective, all of the Alaskan projects received by us in the Arrangement have been sold.

We also received from ITH a 100% interest in the NBP, which is Corvus’ sole material mineral property and the primary focus of our exploration activities. Since the acquisition of the NBP from ITH, we have expanded the NBP by entering into additional leases of patented lode mining claims and staking additional unpatented lode mining claims.

In June 2017, Corvus acquired 100% of the MLP from Goldcorp USA, Inc. and staked two additional claim blocks adjacent to the MLP. The MLP is in close proximity to Corvus Gold’s NBP with potential for integration into a single operation.

Recent Developments

AngloGold North America Loan

On May 4, 2021, the Company entered into a loan agreement with AngloGold North America to fund up to USD 20,000,000 towards the ongoing permitting and pre-development work at the Company’s North Bullfrog project as well as going exploration at its Mother Lode property. Highlights of the agreement for the USD 20,000,000 unsecured loan included:

●	A fixed interest rate of 1.107025% with interest beginning 180 days after Loan signing
●	Repayment of Loan will be the lesser of 12 months after Loan origination date, or after all North Bullfrog project mine construction permits are obtained by Corvus
●	A minimum of 70% of the Loan amount to be spent on project work
●	AngloGold North America is granted an exclusivity period of 90 days where Corvus will abstain from all discussions or actions related material transactions involving Company assets or change in share structure, which can be extended to 120 days under certain circumstances (extended to 120 days as a result of the AngloGold Offer). The Company continues to be in a period of exclusivity with AngloGold North America as of the date hereof.

AngloGold Offer

On July 13, 2021, the Company announced that it has received an unsolicited, non-binding proposal from AngloGold for the acquisition of the outstanding Common Shares not already held by AngloGold by its subsidiary AngloGold Ashanti Holdings plc (the “AngloGold Offer”). The principal terms of the proposal include AngloGold Holdings acquiring all issued and outstanding Common Shares for consideration of CAD $4.00 per Common Share payable in cash.  As stated in the Company’s July 13, 2021 news release, management and the Board, in accordance with their fiduciary duties and consistent with their commitment to maximize shareholder value, are reviewing the AngloGold Offer. The Company is currently in a period of exclusivity with AngloGold North America as a result of its Loan. As of May 31, 2021, AngloGold, through AngloGold (USA) Exploration, owned 24,774,949 Common Shares representing approximately 19.5% of the total issued and outstanding Common Shares.

Business Operations

Summary

We currently hold, or have rights to acquire, interests in two mineral properties in Nevada, USA, the NBP and the MLP. The Company’s objectives with respect to these Properties are to evaluate the potential of the Properties and to determine if spending additional funds is warranted (in which case, an appropriate program to advance the Properties to the next decision point will be formulated and, depending upon available funds, implemented by us) or not (in which case the Properties may be returned by us to the optionor/lessor or, in respect of properties in which we are earning an interest, be returned to the optionor thereof). Our present focus is on the exploration and, if warranted, development of the NBP, located 15 kilometres north of Beatty, Nevada, and the MLP, located in the Bare Mountain District, approximately 10 kilometres from the NBP. Corvus also staked additional claim blocks, the MN claim group, to the northwest of the Mother Lode claims, the ME claim group, to the east of the Mother Lode claims, and the GAP claim group, immediately to the south of NBP. During 2020, the Company extended its claim holdings in an unstaked areas lying between Coeur Mining Inc. and AngloGold called the Lynnda Strip and an unstaked area, the Snake Claims between AngloGold claims on the east boundary of the Silicon Block (see Figure 1). The progress on, and results of, the work programs on our material mineral property is set out under Part I, Item 2, Properties in this Annual Report. We continue to assess additional mineral property acquisitions but do not presently contemplate entering into any such agreements, other than in connection with the NBP and the MLP.

We are in the exploration stage and do not mine, produce or sell any mineral products at this time. With respect to the NBP, our present preliminary economic assessment indicates that any production would be through heap leaching some of the mineralization (and treatment of the leaching solution to recover gold and silver) with processing higher grade mineralization through a plant incorporating a gravity concentration-cyanide leach circuit with the gravity tail material then blended with the run-of-mine heap leach material. At the MLP, our present preliminary economic assessment indicates that a heap leach would process the run-of-mine oxide mineralization and a Biox mill would be used to process the higher grade, sulphide mineralization.

Exploration drilling has been distributed between the two properties throughout the year, with both core drilling rigs and an RC drilling rig being transferred between the properties at various time of the year. The RC rig was used to conduct infill and step out drilling as well as drill pre-collars for core-tail holes to allow the drilling to reach greater depths. Corvus expects to continue with drilling activities at both North Bullfrog, Mother Lode and other targets through much of the next fiscal year.

Availability of Raw Materials

All of the raw materials we require to carry on our business are readily available through normal supply or business contracting channels in Canada and the United States. Since commencing current operations in August 2010, we have been able to secure the appropriate personnel, equipment and supplies required to conduct our contemplated programs. As a result, we do not believe that we will experience any shortages of required personnel, equipment or supplies in the foreseeable future.

Dependence on a Few Contracts

Our business is not substantially dependent on any contract such as a contract to sell the major part of the Company’s products or services or to purchase the major part of its requirements for goods, services or raw materials, or on any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which its business depends. Rather, our ability to continue making the holding, assessment, lease and option payments necessary to maintain our interest in our mineral projects is of primary concern. We do not presently anticipate any difficulties in this regard in the current financial year.

Competitive Conditions

There is aggressive competition within the minerals industry to discover and acquire mineral properties considered to have commercial potential. We compete with other entities for the opportunity to participate in exploration projects which we believe are promising. In addition, we compete with others in efforts to obtain financing to acquire and explore mineral properties, acquire and utilize mineral exploration equipment and hire qualified mineral exploration personnel. We may compete with other junior mining companies for mining claims in regions adjacent to our existing claims, or in other parts of the world should we dedicate resources to doing so in the future. These companies may be better capitalized than us and we may have difficulty in expanding our holdings through the staking or acquisition of additional mining claims or other mineral tenures.

In competing for qualified mineral exploration personnel, we may be required to pay compensation or benefits relatively higher than those paid in the past, and the availability of qualified personnel may be limited in high-demand mining periods, such as was in past years when the price of gold was higher than it is now.

Government Regulation

The exploration and development of a mining prospect is subject to regulation by a number of federal and state government authorities. These include the United States Environmental Protection Agency (“EPA”) and the United States Bureau of Land Management (“BLM”) as well as the various state environmental protection agencies. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral extraction, ore milling, water use, waste disposal and use of toxic substances. In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of Notices of Intent and Plans of Operations, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

Federal

On lands owned by the United States, mining rights are governed by the General Mining Law of 1872, as amended, which allows the location of mining claims on certain federal lands upon the discovery of a valuable mineral deposit and compliance with location requirements. The exploration of mining properties and development and operation of mines is governed by both federal and state laws. Federal laws that govern mining claim location and maintenance and mining operations on federal lands are generally administered by the BLM. Additional federal laws, governing mine safety and health, also apply. State laws also require various permits and approvals before exploration, development or production operations can begin. Among other things, a reclamation plan must typically be prepared and approved, with bonding in the amount of projected reclamation costs. The bond is used to ensure that proper reclamation takes place, and the bond will not be released until that time. Local jurisdictions may also impose permitting requirements (such as conditional use permits or zoning approvals).

Nevada

In Nevada, initial stage surface exploration activities that do not disturb the surface, do not require any permits. Notice-level exploration permits (“NOI”) are required (through the BLM) for the NBP and MLP to perform drilling or other surface disturbing activities with less than five acres of surface disturbance. More extensive disturbance requires submittal and approval of a “Plan of Operations” and “Environmental Assessment” from the BLM and NDEP BMRR. In May 2013, Corvus obtained an amended Plan of Operations allowing 100 acres of surface disturbance in the public lands portion of the NBP, which is considered sufficient by us for our currently planned drilling and characterization program. Reclamation costs have been re-estimated on a 3-year basis, with the most recent submitted June 19, 2019. We also applied for, and received on April 8, 2021, a NOI for disturbance of 4.3 acres outside the currently defined NBP area in order to allow us to drill a water production well, several monitor wells and to perform geotechnical soil investigations outside the NBP area. This NOI was revised April 7, 2021 and extended until April 9, 2023 by BLM. In June of 2015, the Company applied for, and received a NOI which allowed an additional 2.1 acres of disturbance for exploration of the Eastern Steam-heated Alteration zone, outside of the NBP permit area. On December 7, 2015, a decision allowing the increase in disturbance area to 4.8 acres in the Eastern Steam-heated Alteration zone was received from BLM. This Notice has been extended to 2023. In August of 2017, the Company received an NOI from BLM which allowed 4.8 acres of surface disturbance for drilling exploration at the MLP. In June 2018, Corvus received approval of an NOI for 4.4 acres of disturbance at the Company’s Willy’s Exploration Project near the MLP. On June 23, 2020, the Company received approval of a Plan of Operations at the Mother Lode site allowing up to 145 acres of disturbance for future exploration. As of April 13, 2021, the Company had posted with the BLM, as security for the reclamation obligations at North Bullfrog and at Mother Lode, a Surety Bond of USD 617,913. In addition, as part of the approval of the Mother Lode Plan of Operations, BLM has granted the company two Right-of-Ways (“ROWs”), (1) for road access to the Mother Lode site and further to the east to the location of the Company’s three installed water wells, and (2) for the water well sites. Additional reclamation bonds were required for the individual ROWs in the amounts USD 113,000 and USD 188,200, for the access road and water wells, respectively. In general, exploration activities in Nevada can be carried out on a year-round basis. Mining is conducted in Nevada on a year round basis, both open pit and underground.

In Nevada, we are also required to post bonds with the State of Nevada to secure our environmental and reclamation obligations on private land, with amount of such bonds reflecting the level of rehabilitation anticipated by the then proposed activities. Currently, the Company has posted with Nevada Division of Minerals BMRR in the State of Nevada, as security for these reclamation obligations, a Surety Bond of USD 209,070.

In June 2013, formal meetings were held with officials of both the Nevada Department of Environmental Protection (“NDEP”) and the BLM to discuss the design criteria for the environmental baseline studies that will be required to support the development of a Plan of Operation and other permit applications necessary to enable any mining at or production from the NBP. In January 2014, Corvus Nevada executed a Memorandum of Understanding (“MOU”) with the Tonopah Office of the BLM for definition of baseline characterization requirements and development of a mining plan of operations at the NBP. Characterization plans have been revised in Q1 2021for hydro-geologic modeling studies, rock geochemical studies and biologic/wildlife studies and have been reviewed by BLM and BMRR specialists. We are in the process executing the revised work plans which incorporate comments and additional requirements received from the BLM and BMRR with respect to such plans.

If we are successful in the future at discovering a commercially viable mineral deposit on our property interests, then if and when we commence any mineral production, we will also need to comply with laws that regulate or propose to regulate our mining activities, including the management and handling of raw materials, disposal, storage and management of hazardous and solid waste, the safety of our employees and post-mining land reclamation.

We cannot predict the impact of new or changed laws, regulations or permitting requirements, or changes in the ways that such laws, regulations or permitting requirements are enforced, interpreted or administered. Health, safety and environmental laws and regulations are complex, are subject to change and have become more stringent over time. It is possible that greater than anticipated health, safety and environmental capital expenditures or reclamation and closure expenditures will be required in the future. We expect continued government and public emphasis on environmental issues will result in increased future investments for environmental controls at our operations.

Environmental Regulation

Our mineral projects are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. The development, operation, closure, and reclamation of mining projects in the United States requires numerous notifications, permits, authorizations, and public agency decisions. Compliance with environmental and related laws and regulations requires us to obtain permits issued by regulatory agencies, and to file various reports and keep records of our operations. Certain of these permits require periodic renewal or review of their conditions and may be subject to a public review process during which opposition to our proposed operations may be encountered. We are currently operating under various permits for activities connected to mineral exploration, reclamation, and environmental considerations. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our operations are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

U.S. Federal Laws

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state statutes, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The Clean Air Act (“CAA”), as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Any future mining operations by the Company may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

The National Environmental Policy Act (“NEPA”) requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The EPA, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

The Clean Water Act (“CWA”), and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The Safe Drinking Water Act (“SDWA”) and the Underground Injection Control (“UIC”) program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

Nevada

Other Nevada regulations govern operating and design standards for the construction and operation of any source of air contamination and landfill operations. Any changes to these laws and regulations could have an adverse impact on our financial performance and results of operations by, for example, requiring changes to operating constraints, technical criteria, fees or surety requirements.

Key Personnel

As at August 9, 2021, we have one full time employee, one part time employee and eleven part-time consultants. Our operations are managed by our officers with oversight by the Board. We engage geological, metallurgical, and engineering consultants from time to time as required to assist in evaluating our property interests and recommending and conducting work programs.

Gold Price History

The price of gold is volatile and is affected by numerous factors all of which are beyond our control, such as the sale or purchase of gold by various central banks and financial institutions, inflation, recession, fluctuation in the relative values of the U.S. dollar and foreign currencies, changes in global and regional gold demand and the political and economic conditions.

The following table presents the high, low and average afternoon fixed prices in U.S. dollars for an ounce of gold on the London Bullion Market over the past five calendar years and the current calendar year to date:

Year	High	Low	Average
	USD	USD	USD
2016	1,366	1,077	1,251
2017	1,346	1,151	1,257
2018	1,355	1,178	1,268
2019	1,546	1,270	1,393
2020	2,067	1,474	1,768
2021 (through August 6, 2021)	1,943	1,684	1,805

Data Source: www.kitco.com

Seasonality

The NBP and the MLP are not subject to material restrictions on our operations due to seasonality.

Sustainability

The Company has created a Sustainable Development Committee (“SDC”) which will primarily monitor, review and provide oversight with respect to its policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters. Further, the SDC will advise the Board and make recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues. In particular, the SDC will consider and advise the Board with respect to current standards of sustainable development for projects and activities such as those of the Company, particularly with a view to ensuring that the Company’s business is run in a manner, and its projects are operated and developed, so as to achieve the ideals and reflect the following principles of sustainable development:

1.	living within environmental limits;
2.	ensuring a strong, healthy and just society;
3.	achieving a sustainable economy;
4.	using sound science responsibly; and
5.	promoting good governance.

Available Information

We make available, free of charge, on or through our Internet website, at www.corvusgold.com, our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our Internet website and the information contained therein or connected thereto are not intended to be, and are not incorporated into this Annual Report on Form 10-K.

ITEM 1A. RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this Annual Report on Form 10-K. Each of these risk factors could materially and adversely affect our business, operating results and financial condition, as well as materially and adversely affect the value of an investment in our Common Shares. The risks described below are not the only ones facing the Company. Additional risks that we are not presently aware of, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition. We cannot assure you that we will successfully address these risks or that other unknown risks exist that may affect our business.

Risks Related To Our Company

The Company has received a non-binding proposal from AngloGold, and there can be no assurance that a transaction will be agreed to or consummated.

The Company received a non- binding acquisition proposal from AngloGold, as announced by AngloGold on July 13, 2021. Management and the Board, in accordance with their fiduciary duties and consistent with their commitment to maximize shareholder value, are reviewing the AngloGold Offer. There can be no assurance that any transaction will ultimately be consummated with AngloGold. The price of the Common Shares may be impacted by the outcome of the Board’s review of the AngloGold Offer and whether or not a transaction with AngloGold is agreed to or consummated.

The Company’s loan agreement with AngloGold North America contains an exclusivity agreement which limits the ability of the Company to pursue alternatives to AngloGold’s proposed acquisition proposal.

The loan agreement with AngloGold North America contains an exclusivity period of 90 days where the Company will abstain from all discussions or actions related material transactions involving the Company’s assets or change in share structure, which was extended to 120 days as a result of the AngloGold Offer discussed above. The Company continues to be in a period of exclusivity with AngloGold and such restrictions may discourage a third party from submitting an acquisition proposal to the Company that might result in greater value to the Company’s stockholders or may result in a potential competing acquirer proposing to pay a lower per share price to acquire the Company than it might otherwise have proposed to pay.

The Company and its directors may be targets of securities class action and derivative lawsuits which could result in substantial costs in relation to the non-binding acquisition proposal from AngloGold and any transaction which may or may not result therefrom.

Securities class action lawsuits and derivative lawsuits are often brought against public companies and their directors when companies either reject acquisition proposals or enter into agreements for transactions similar to those contemplated by the AngloGold Offer, and such lawsuits may be brought against the Company and its directors in connection with the AngloGold Offer whether or not a transaction is ultimately agreed to or consummated with AngloGold. Even if the lawsuits are without merit, these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on the Company’s liquidity and financial condition.

The outbreak of the coronavirus pandemic may impact the Company’s plans and activities

The Company’s exploration and development activities may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19). A government may impose strict emergency measures in response to the threat or existence of an infectious disease, such as the emergency measures imposed by governments of many countries and states in response to the COVID-19 virus pandemic. As such, there are potentially significant economic and social impacts of infectious diseases, including but not limited to the inability of the Company to develop and operate as intended, shortage of skilled employees or labour unrest, inability to access sufficient healthcare, significant social upheavals or unrest, disruption to operations, supply chain shortages or delays, travel and trade restrictions, government or regulatory actions or inactions (including but not limited to, changes in taxation or policies, or delays in permitting or approvals, or mandated shut downs), declines in the price of precious metals, capital markets volatility, availability of credit, loss of investor confidence and impact on economic activity in affected countries or regions. In addition, such pandemics or diseases represent a serious threat to maintaining a skilled workforce in the mining industry and could be a major health-care challenge for the Company. There can be no assurance that the Company or the Company’s personnel will not be impacted by these pandemic diseases and the Company may ultimately see its workforce productivity reduced or incur increased medical costs/insurance premiums as a result of these health risks. COVID-19 is rapidly evolving and the effects on the mining industry and the Company are uncertain. The Company may not be able to accurately predict the impact of infectious disease, including COVID-19, or the quantum of such risks. There can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by pandemics on global financial markets, which may reduce resources, share prices and financial liquidity and may severely limit the financing capital available to the Company.

We will require significant additional capital to fund our business plan.

We will be required to expend significant funds to determine if proven and probable mineral reserves exist at our Properties, to continue exploration and if warranted, develop our existing Properties and to identify and acquire additional properties to diversify our Properties portfolio. We have spent and will be required to continue to expend significant amounts of capital for drilling, geological and geochemical analysis, assaying and feasibility studies with regard to the results of our exploration. We may not benefit from some of these investments if we are unable to identify commercially exploitable mineralized material.

Our ability to obtain necessary funding for these purposes, in turn, depends upon a number of factors, including the status of the national and worldwide economy and the price of gold and silver. We may not be successful in obtaining the required financing or, if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of further mining operations or exploration and development and the possible partial or total loss of our potential interest in our Properties.

We have a limited operating history on which to base an evaluation of our business and prospects.

Since our inception we have had no revenue from operations. We have no history of producing metals from any of our properties. Our Properties are exploration stage properties. Advancing properties from exploration into the development stage requires significant capital and time, and successful commercial production from a property, if any, will be subject to completing feasibility studies, permitting and construction of the mine, processing plants, roads, and other related works and infrastructure. As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

●	completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient gold/silver mineral reserves to support a commercial mining operation;

●	the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;

●	the availability and costs of drill equipment, exploration personnel, skilled labor and mining and processing equipment, if required;

●	the availability and cost of appropriate smelting and/or refining arrangements, if required;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance exploration, development and construction activities, as warranted;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities;

●	potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and

●	potential shortages of mineral processing, construction and other facilities related supplies.

The costs, timing and complexities of exploration, development and construction activities may be increased by the location of our Properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if commenced, development, construction and mine start-up. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our properties.

We have a history of losses and expect to continue to incur losses in the future.

We have incurred losses since inception, have negative cash flow from operating activities and expect to continue to incur losses in the future. We incurred the following losses from operations during each of the following periods:

●	$(22,887,444) for the year ended May 31, 2021; and

●	$(16,879,394) for the year ended May 31, 2020

We expect to continue to incur losses unless and until such time as one of our Properties enters into commercial production and generate sufficient revenues to fund continuing operations. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

Negative Operating Cash Flow

The Company is an exploration stage company and has not generated cash flow from operations.  The Company is devoting significant resources to the development of the Properties and to actively pursue exploration and development opportunities, however, there can be no assurance that it will generate positive cash flow from operations in the future.  The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.  The Company currently has negative cash flow from operating activities.

Increased costs could affect our financial condition.

We anticipate that costs at our projects and Properties that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the body. In addition, costs are affected by the price of commodities such as fuel, steel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Risks Related to Mining and Exploration

Our Properties are in the exploration stage.

The NBP and the MLP have estimated mineral resources identified, but there has not been a mineral reserve estimation in accordance with NI 43-101 or SEC Industry Guide 7. There is no assurance that we can establish the existence of any mineral reserves on the NBP or the MLP in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from the Properties and if we do not do so, we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserves in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that our NBP or MLP contains any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so. A mineral reserve is defined by the SEC in its Industry Guide 7 as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the SEC’s Industry Guide 7 is extremely remote; in all probability our mineral Properties do not contain any “reserves” and any funds that we spend on exploration could be lost. Even if we do eventually discover a mineral reserve on our Properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

Exploration for and the production of minerals is highly speculative and involves much greater risk than many other businesses. Most exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Our operations are, and any future development or mining operations we may conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and development of mineral properties, such as, but not limited to:

●	economically insufficient mineralized material;

●	the ability to find sufficient gold, silver or other metal reserves to support a profitable mining operation;

●	fluctuation in production costs that make mining uneconomical;

●	labor disputes;

●	unanticipated variations in grade and other geologic problems;

●	environmental hazards;

●	water conditions;

●	difficult surface or underground conditions;

●	industrial accidents;

●	metallurgic and other processing problems;

●	mechanical and equipment performance problems;

●	failure of pit walls or dams;

●	unusual or unexpected rock formations;

●	personal injury, fire, flooding, cave-ins and landslides; and

●	decrease in the value of mineralized material due to lower gold and/or silver prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures, potential revenues and production dates. We currently have very limited insurance to guard against some of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable, or result in additional expenses.

We have no history of producing metals from our current mineral properties and there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

We have no history of producing metals from our current mineral Properties. We do not produce gold or silver and do not currently generate operating earnings. While we seek to move our Properties into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

●	the timing and cost, which are considerable, of the construction of mining and processing facilities;

●	the ability to find sufficient gold/silver reserves to support a profitable mining operation;

●	the availability and costs of skilled labor and mining equipment;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance construction and development activities;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

●	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up. In addition, our management will need to be expanded. This could result in delays in the commencement of mineral production and increased costs of production. Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations.

Estimates of mineral resources are subject to evaluation uncertainties that could result in project failure.

Unless otherwise indicated, mineralization figures presented in this Annual Report and in our filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by independent geologists and mining engineers. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineral resources, mineral reserves and grades of mineralization on our properties. Until ore is actually mined and processed, mineral resources, mineral reserves and grades of mineralization must be considered as estimates only.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineral resources/reserves within the earth using statistical sampling techniques. Estimates of mineral resource/reserve on our Properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our Properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineral resources/reserves. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Any material changes in mineral resource/reserve estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our Properties and have not commenced actual production, mineral resource estimates may require adjustments or downward revisions. In addition, the grade ultimately mined, if any, may differ from that indicated by our feasibility studies and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under on-site conditions or in production scale.

The mineral resource estimates contained in this Annual Report have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for gold or silver may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect any commercial viability determinations we may reach. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our share price and the value of our Properties.

There are differences in U.S. and Canadian practices for reporting reserves and resources.

Our mineral resource estimates are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report mineral reserves and mineral resources in accordance with Canadian requirements. These requirements are different from the practices used to report mineral reserve and mineral resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred mineral resources, which are generally not permitted in disclosure filed with the SEC by United States issuers. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into reserves.

Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place, tonnage and grade without reference to unit measures.

Accordingly, information concerning descriptions of mineralization, mineral reserves and mineral resources contained in this Annual Report, or in the documents incorporated herein by reference, may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

Our long-term success depends on our ability to identify mineral deposits on our existing Properties and other properties we may acquire, if any, that we can then develop into commercially viable mining operations. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. These risks include unusual or unexpected geologic formations, and the inability to obtain suitable or adequate machinery, equipment or labor. The success of gold, silver and other commodity exploration is determined in part by the following factors:

●	the identification of potential mineralization based on surficial analysis;

●	availability of government-granted exploration permits;

●	the quality of our management and our geological and technical expertise; and

●	the capital available for exploration and development work.

Substantial expenditures are required to establish proven and probable mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may have an adverse effect on the market value of our securities and the ability to raise future financing.

The volatility of the price of gold and silver could adversely affect our future operations and, if warranted, our ability to develop our properties.

The potential for profitability of our operations, the value of our Properties, the market price of the Common Shares and our ability to raise funding to conduct continued exploration and development, if warranted, are directly related to the market price of gold and silver. Our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before the first revenue from production would be received. A decrease in the price of gold and/or silver may prevent our Properties from being economically mined or result in the write-off of assets whose value is impaired as a result of lower gold and silver prices. The prices of gold and silver are affected by numerous factors beyond our control, including inflation, fluctuation of the U.S. dollar and foreign currencies, global and regional demand, the sale of gold by central banks, and the political and economic conditions of major gold and silver producing countries throughout the world.

The volatility in gold prices is illustrated in the table presented under the heading “Business – Business Operations – Gold Price History” below.

The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold and/or silver prices decline or remain low for prolonged periods of time, we might be unable to develop our Properties, which may adversely affect our results of operations, financial performance and cash flows.

We may not be able to obtain all required permits and licenses to place any of our properties into production.

Our current and future operations, including development activities and commencement of production, if warranted, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in mineral property exploration and the development or operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. We cannot predict if all permits which we may require for continued exploration, development or construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms, if at all. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our operations and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

Our current and future operations are and will be governed by laws and regulations, including:

●	laws and regulations governing mineral concession acquisition, prospecting, development, mining and production;

●	laws and regulations related to exports, taxes and fees;

●	labor standards and regulations related to occupational health and mine safety; and

●	environmental standards and regulations related to waste disposal, toxic substances, land use and environmental protection.

Companies engaged in exploration activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Failure to comply with applicable laws, regulations and permits may result in enforcement actions, including the forfeiture of mineral claims or other mineral tenures, orders issued by regulatory or judicial authorities requiring operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or costly remedial actions. We may be required to compensate those suffering loss or damage by reason of our mineral exploration activities and may have civil or criminal fines or penalties imposed for violations of such laws, regulations and permits.

Existing and possible future laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation, could have a material adverse impact on our business and cause increases in capital expenditures or require abandonment or delays in exploration.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

All phases of our operations are subject to environmental regulation in the jurisdictions in which we operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities. It is possible that future changes in these laws or regulations could have a significant adverse impact on our Properties or some portion of our business, causing us to re-evaluate those activities at that time.

Legislation has been proposed that would significantly affect the mining industry.

Members of the United States Congress have repeatedly introduced bills which would supplant or alter the provisions of the United States General Mining Law of 1872. If enacted, such legislation could change the cost of holding unpatented mining claims and could significantly impact our ability to develop mineralized material on unpatented mining claims. Such bills have proposed, among other things, to either eliminate or greatly limit the right to a mineral patent and to impose a federal royalty on production from unpatented mining claims. Although we cannot predict what legislated royalties might be, the enactment of these proposed bills could adversely affect the potential for development of unpatented mining claims and the economics of existing operating mines on federal unpatented mining claims. Passage of such legislation could adversely affect our financial performance.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

Our relationship with the communities in which we operate impacts the future success of our operations.

Our relationship with the communities in which we operate is important to ensure the future success of our existing operations. While we believe our relationships with the communities in which we operate are strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations (“NGOs”), some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices. Adverse publicity generated by such NGOs or others related to extractive industries generally, or its operations specifically, could have an adverse effect on our reputation or financial condition and may impact its relationship with the communities in which we operate. While we believe that we operate in a socially responsible manner, there is no guarantee that our efforts in this respect will mitigate this potential risk.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on our stock price.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the SEC, applicable securities regulatory authorities in Canada, the TSX, the Nasdaq Capital Market, applicable Canadian authorities and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. Our efforts to comply with new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

●	control dispersion of potentially deleterious effluents;

●	treat ground and surface water to drinking water standards; and

●	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our Properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other precious metal companies for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop or operate additional precious metal projects.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit, or increase the cost of, production.

Joint ventures and other partnerships may expose us to risks.

We may enter into joint ventures or partnership arrangements with other parties in relation to the exploration, development and production of a certain portion of the Properties in which we have an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture. Further, we may be unable to exert control over strategic decisions made in respect of such Properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of the Common Shares.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Our directors and officers are also directors, officers and shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

Our failure to strictly comply with anti-corruption laws could have a material adverse effect on our reputation and results of operations.

Our operations are governed by, and involve interactions with, many levels of government in numerous countries. We are required to comply with anti-corruption and anti-bribery laws, including the Canadian Corruption of Foreign Public Officials Act and the U.S. Foreign Corrupt Practices Act. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. Our internal procedures and programs may not always be effective in ensuring that we, our employees, contractors or third-party agents will comply strictly with such laws. If we become subject to an enforcement action or in violation of such laws, this may have a material adverse effect on our reputation, result in significant penalties, fines and/or sanctions imposed on us, and/or have a material adverse effect on our operations.

Our failure to strictly comply with Canada’s Extractive Sector Transparency Measures Act could have a material adverse effect on our reputation and results of operations.

The Canadian Extractive Sector Transparency Measures Act (“ESTMA”), which became effective June 1, 2015, requires public disclosure of payments to governments by mining and oil and gas companies engaged in the commercial development of oil, gas and minerals who are either publicly listed in Canada or with business or assets in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments at all levels, including entities established by two or more governments, including Indigenous groups. Reporting on payments to Canadian First Nations commenced in 2018 for payments made in 2017. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure improvement payments, and any other prescribed payment over C$100,000. Failure to report, false reporting or structuring payments to avoid reporting may result in fines of up to C$250,000 (which may be concurrent). We commenced ESTMA reporting in 2017. If we become subject to an enforcement action or in violation of ESTMA, this may result in significant penalties, fines and/or sanctions imposed on us resulting in a material adverse effect on our reputation.

Our business is affected by the global economy.

Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by the credit crisis that began in 2008, the European debt crisis and significant fluctuations in fuel and energy costs and metals prices. Many industries, including the mining industry, have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to future events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and profitability. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on commodity prices, demand for metals, including gold, silver, zinc, copper and lead, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect our business and the market price of our securities.

We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.

We are dependent on a relatively small number of key employees, including our President and Chief Executive Officer and our Chief Administrative Officer. The loss of any officer could have an adverse effect on us. We have no life insurance on any individual, and we may be unable to hire a suitable replacement for them on favorable terms, should that become necessary.

It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors.

We are a Canadian corporation and certain of our Directors are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, are located outside the United States. As a result, it may be difficult or impossible for an investor:

●	to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

●	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

Our results of operations could be affected by currency fluctuations.

Our Properties are located in the United States and most costs associated with this property are paid in U.S. dollars. There can be significant swings in the exchange rate between the U.S. and Canadian dollar. There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Title to our properties may be subject to other claims, which could affect our Properties rights and claims.

There are risks that title to our property may be challenged or impugned. Our current Properties are located in Nevada and may be subject to prior unrecorded agreements or transfers or native land claims and title may be affected by undetected defects. There may be valid challenges to the title of our Properties which, if successful, could impair development and/or operations. This is particularly the case in respect of those portions of our Properties in which we hold our interest solely through a lease with the claim holders, as such interest is substantially based on contract and has been subject to a number of assignments (as opposed to a direct interest in the property).

Several of the mineral rights to our Properties consist of “unpatented” lode mining claims created and maintained in accordance with the United States General Mining Law of 1872. Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the United States General Mining Law of 1872. Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government. The validity of an unpatented lode mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of U.S. federal and state statutory and decisional law. In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims. Should the federal government impose a royalty or additional tax burdens on the portion of the property that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

We may be unable to secure surface access or purchase required surface rights.

Although the Company acquires the rights to some or all of the minerals in the ground subject to the mineral tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by such mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, we will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore we may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, we may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty. Our inability to secure surface access or purchase required surface rights could materially and adversely affect our timing, cost or overall ability to develop any mineral deposits we may locate.

Our properties and operations may be subject to litigation or other claims.

From time to time our Properties or operations may be subject to disputes which may result in litigation or other legal claims. We may be required to assert or defend against these claims which will divert resources and management time from operations. The costs of these claims or adverse filings may have a material effect on our business and results of operations.

We do not currently insure against all the risks and hazards of mineral exploration, development and mining operations.

Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. We may elect not to insure where premium costs are disproportionate to our perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards.  These rules are not effective until the Company’s fiscal year beginning June 1, 2021. The Company currently reports mineral resources and reserves in compliance with NI 43-101. Because the Company files its reports with the SEC on U.S. domestic forms, under the new rules, the Company will be required to comply with the new SEC mining property disclosure requirements and not make disclosure in accordance with NI 43-101 in the reports it files with the SEC. It is not clear at this time if the Company will be required to prepare separate technical reports under the two reporting regimes or may rely on one technical report prepared in accordance with both reporting standards.  Further, while the Company currently utilized its reports as filed with the SEC in meeting its reporting obligations in Canada, if its future reports have mining property disclosure that is not NI 43-101 compliant, the Company may have to prepare separate reports or a supplemental NI 43-101 mining property report.  All these changes to the Company’s reporting requirements could result in increased compliance costs.

Risks Related to the Common Shares

We believe that we may be a “passive foreign investment company” for the current taxable year which may result in materially adverse United States federal income tax consequences for United States investors.

We generally will be designated as a “passive foreign investment company” under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (a “PFIC”) if, for a tax year, (a) 75% or more of our gross income for such year is “passive income” (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) or (b) if at least 50% or more of the value of our assets produce, or are held for the production of, passive income, based on the quarterly average of the fair market value of such assets. United States shareholders should be aware that we believe we were classified as a PFIC during our tax year ended May 31, 2021, and based on current business plans and financial expectations, believe that we may be a PFIC for the current and future taxable years. If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective "qualified electing fund" election (“QEF Election”) or a "mark-to-market" election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amount to our shareholders. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain United States Federal Income Tax Considerations.” Each U.S. shareholder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Shares.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result of our small size, any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although as of May 31, 2021, management has concluded that our internal control over financial reporting is effective, there can be no assurance that our internal control over financial reporting will remain effective.

Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	changes in the worldwide price for gold and/or silver;

●	disappointing results from our exploration efforts;

●	decline in demand for Common Shares;

●	downward revisions in securities analysts’ estimates or changes in general market conditions;

●	technological innovations by competitors or in competing technologies;

●	investor perception of our industry or our prospects; and

●	general economic trends.

In the last 12 months, the price of our stock on the TSX has ranged from a low of C$2.17 to a high of C$4.15. In addition, stock markets in general have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to resell any Common Shares you acquire at a desired price.

Market Price of Securities

The market price of the Company’s Common Shares could be subject to significant fluctuations due to various factors and events, including any regulatory or economic changes affecting the Company’s operations, variations in the Company’s operating results, developments in the Company’s business or its competitors, or changes in market sentiment towards the Common Shares. Investors should be aware that the value of the Common Shares may be volatile and investors may, on disposing of the Common Shares, realize less than their original investment or may lose their entire investment.

The Company’s operating results and prospects from time to time may be below the expectations of market analysts and investors. In addition, stock markets from time to time suffer significant price and volume fluctuations that affect the market price of the securities listed thereon and which may be unrelated to the Company’s operating performance. Any of these events could result in a decline in the market price of the Common Shares. The Common Shares may, therefore, not be suitable as a short-term investment. In addition, the market price of the Common Shares may not reflect the underlying value of the Company’s net assets. The price at which the Common Shares will be traded and the price at which investors may realize their shares will be influenced by a large number of factors, some specific to the Company and its proposed operations, and some which may affect the business sectors in which the Company operates. Such factors could also include the performance of the Company’s operations, variations in operating results, announcements by the Company (i.e. disappointing results of exploratory drilling, the incurrence of environmental liabilities or other material developments), announcements of material developments by the Company’s competitors, involvement in litigation, large purchases or sales of the Common Shares, liquidity or the absence of liquidity in the Common Shares, limited trading volume, the prices of gold and other precious metals, legislative or regulatory changes relating to the business of the Company, the Company’s ability to raise additional funds, other material events and general financial market and economic conditions. In the event that the occurrence of any of these events causes the price of the Common Shares to decrease, investors may be forced to sell their shares at a loss.

We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop our Properties and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements and other factors, and will be at the discretion of the Board.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per Common Share if we issue additional employee/Director/consultant options or if we sell additional Common Shares to finance our operations.

In order to further expand the Company’s operations and meet our objectives, any additional growth and/or expanded exploration activity will likely need to be financed through sale of and issuance of additional Common Shares, including, but not limited to, raising funds to explore the Properties. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we will likely also need to issue additional Common Shares to finance future acquisitions, growth and/or additional exploration programs of our Properties or to acquire additional properties. We will also in the future grant to some or all of our Directors, officers, and key employees and/or consultants options to purchase Common Shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional Common Shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

We are subject to the continued listing criteria of the TSX and the Nasdaq Capital Market and our failure to satisfy these criteria may result in delisting of the Common Shares.

The Common Shares are currently listed on the TSX and the Nasdaq Capital Market. In order to maintain the listing, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders, and, in the case of the Nasdaq Capital Market, a minimum bid price. In addition to objective standards, the TSX or the Nasdaq Capital Market may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the TSX or the Nasdaq Capital Market inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the listing requirements of TSX or the Nasdaq Capital Market; or if any other event occurs or any condition exists which makes continued listing on the TSX or the Nasdaq Capital Market, in the opinion of the TSX or the Nasdaq Capital Market, inadvisable.

If the TSX or the Nasdaq Capital Market delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for the Common Shares, reduced liquidity, decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

The issuance of additional Common Shares may negatively impact the trading price of our securities.

We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, outstanding options, warrants and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares. The issuance by us of additional Common Shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Common Shares.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2. PROPERTIES

Nevada Properties

NBP and MLP

Our principal mineral properties are the NBP and the MLP, which form separate gold exploration projects (the “NBP” and the “MLP”) located in northwestern Nye County, Nevada, in the Northern Bullfrog Hills and Bare Mountains to the east, north and west of the town of Beatty, respectively. Neither the NBP nor the MLP have known proven or probable reserves under SEC Industry Guide 7 and the projects are exploratory in nature. The Technical Reports detail the preliminary economic assessments, and are available under Corvus’ SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. The Company considers the two properties as separate mining operations and the Technical Reports set out separately the proposed mining operations based on the preliminary economic assessments. The Technical Reports are referred to herein for informational purposes only and are not incorporated herein by reference. The Technical Reports contain disclosure regarding Mineral Resources at both projects that are not SEC Industry Guide 7 compliant proven or probable reserves and are not compliant with the SEC Modernization Rules. See “Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves” above.

The preliminary economic assessments for the NBP and the MLP are both preliminary in nature and include “inferred mineral resources” that have a great amount of uncertainty as to their existence and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category.

The following disclosure is derived, in part, and supported by the Technical Reports.

Property Description and Location

The NBP and the MLP are located in the Bullfrog Hills and Bare Mountains of northwestern Nye County, Nevada (Figure 1).  Together, the NBP and the MLP cover approximately 129 square kilometers (12,895 hectares) of patented and unpatented mining claims in sections 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, and 36 of T10S, R46E; sections 1, 2, 3, 4, 5, 6, 10, 11, 12, 13, 14, 15, 23, 24, 25, 26, 34 and 35 of T11S, R46E; sections 2, 3, 4, 5, 6, 7, 8, 9, 10, and 18 of T12S R46E; sections 19, 30, 31, and 32 of T10S, R47E; sections 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 22, 23, 26, 27, 34, 35 and 36 of T11S, R47E;  sections 1, 2, 3, 4, 8, 9, 10, 11, 12 and 13 of T12S R47E; sections 4, 9, 10, 15, 22, 27, 31, 32, 33 and 34 of T11S R48E; and sections 4, 5, 6, 7, 8, 9, 16, 17 and 18 of T12S R48E of MDBM.  The total number of federal lode claims is 1601.  Corvus has total of nine option/lease agreements in place that give us control of private land based on an aggregate of 51 historical patented lode claims (see Private Lands in Figure 1).  Corvus Nevada owns an additional private land based on five historical patented claims (the Millman claims) and a 430 acre property with 1600 acre-feet of water rights located north of NBP in the Sarcobatus hydrographic basin (Basin 146).

N
North Bullfrog
Claims
Snake Claims
Gap Claims
MN Claims
Lynnda Strip Claims
ME Claims
Beatty NV
Mother Lode
Claims
Private Land
Public Land
Image © 2020 Maxar Technologies
11.0 km

Figure 1: Property Map showing the Location of the NBP and the MLP with respect to the town of Beatty, NV.

The MLP is located north of the Bare Mountains of northwestern Nye County, Nevada (Figure 1) and is connected to the southeast corner of the NBP.  The MLP consists of about 3,803 hectares (9,397 acres) of federal unpatented lode mining claims located in sections 10, 11, 14, 15, 22, 23, 26, 27, 34, 35 and 36 of T11S R47E; in sections 1, 2, 3, 4, 8, 9, 10, 11, 12, and 13 of T12S R47E; in sections 4, 9, 10, 15, 22, 27, 31, 32, 33 and 34 of T11S R48E; and sections 4, 5, 6, 7, 8, 9, 16, 17 and 18 of T12S R48E, Mount Diablo Base and Meridian (“MDBM”).  The individual claim blocks include the original Mother Lode group, the MN claims, the ME claims, the Lynnda Strip claims and the Snake claims.

Studies at the NBP and MLP have been focused on the potential to develop separate mining and processing operations at each site. Technical Reports describing the conceptual mining and processing operations at each location were completed on November 21, 2020 and are available on SEDAR and EDGAR.

Title and Ownership

Redstar Gold Joint Venture and ITH Land Purchase

Redstar Gold Corporation (“Redstar”) originally staked 213 unpatented lode mining claims and optioned 21 patented lode mining claims from six private parties in 2006. ITH optioned the original NBP land package from Redstar in 2006, creating the North Bullfrog Property Joint Venture (the “NBPJV”). ITH added 11 patented lode mining claims (the Mayflower property) to the NBPJV in 2007 under the Greenspun lease agreement. Redstar added 12 patented lode mining claims (the Connection and adjacent properties) to the NBPJV in 2008 under the lease agreement with Lunar Landing LLC. In August 2009 ITH purchased 100% interest in the NBPJV from Redstar by paying Redstar $250,000 and issuing 200,000 ITH common shares. These holdings were then transferred to Corvus during the spin out. Corvus completed an additional option lease agreement on two patented lode mining claims in the Jolly Jane area in March 2011. In May 2014, Corvus amended its existing lease agreement with Kolo Corp. to add the Yellow Rose and Yellow Rose No. 1 claims. In March 2015 Corvus added a second option lease agreement with Lunar Landing LLC, to lease the Sunflower, Sunflower No. 1 and Sunflower No. 2 claims for a total of nine option agreements on private land. Table 1 summarizes the obligations of the nine leases which are part of Corvus’ responsibilities on the NBP.

Table 1: Summary of Lease Obligations that are part of the NBP

Party	Area	Claims/Acres	Next Payment(3)	Property Taxes	NSR	Signing Date
Gregory	North Pioneer	1/8.2	$4,000	none	2%	6/16/2006
Wiley(1)	Savage	3/45.7	$9,500	none	2%	5/22/2006
Kolo Corp	Jolly Jane & Yellow Rose	4/81.7	$8,000	$258	3%	5/8/2006
Milliken	Pioneer	3/24.5	$5,900	none	2%	5/8/2006
Pritchard	Pioneer	12/203.0	$20,000	none	4%	5/16/2006
Lunar Landing LLC	Connection	12/195.0	$16,200	$207	4%	10/27/2008
Lunar Landing LLC	Sunflower	3/59.2	$5,000	$180	4%	3/30/2015
Greenspun (2)	Mayflower	11/183.1	$10,000	$214	4%	12/1/2007
Sussman	Jolly Jane	2/37.4	$32,000	$113	2%	3/1/2011
Total	-	51/748.7	$110,600	$972	-	-
(1)	Original title transferred from Hall to Wiley due to death in the family
(2)	Plus 50,000 shares of ITH and 25,000 Corvus Common Shares
(3)	Estimated 2021

Corvus has added an additional 1375 federal unpatented lode mining claims which were staked between 2012 and 2020, and added an additional 13 federal unpatented lode mining claims which were acquired as part of the MLP acquisition from Goldcorp USA, Inc. in 2017.

The Gregory, Wiley, Kolo Corp., Milliken, Pritchard and Lunar Landing leases contain provisions for extension of the lease beyond the initial term, as long as active exploration or mining activities are maintained by the Company. The leases are now extended annually under this provision.

Gregory Property (North Pioneer Area) Notification of Extension Term

Pursuant to a mining lease made and entered into as of June 16, 2006 between Redstar and an arm’s length individual, Redstar has leased one patented mineral claims which form part of the North Bullfrog project holdings. The lease is for an initial term of 10 years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the lessee. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties) of USD 2,000 on execution, USD 2,000 on each of June 16, 2007, 2008 and 2009, USD 3,000 on June 16, 2010 and each anniversary thereafter, adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production, which may be purchased by the lessee for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

Hall Property (Savage Valley Area)

Pursuant to a mining lease made and entered into as of May 22, 2006 between Redstar and two arm’s length individuals, Redstar has leased three patented mineral claims. The lease is for an initial term of 10 years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the lessee. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties) of USD 8,000 on execution, USD 4,800 on each of May 22, 2007, 2008 and 2009, USD 7,200 on May 22, 2010 and each anniversary thereafter, adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production, which may be purchased by the lessee for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

Kolo Property (Jolly Jane Area)

Pursuant to a mining lease made and entered into as of May 8, 2006 between Redstar and an arm’s length private Nevada corporation, Redstar has leased two patented mining claims (Jolly Jane and ZuZu). The lease is for an initial term of 10 years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the lessee. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties) of USD 2,000 on execution, USD 2,000 on each of May 8, 2007, 2008 and 2009, USD 3,000 on May 8, 2010 and each anniversary thereafter, adjusted for inflation. The lessor is entitled to receive a 3% NSR royalty on all production from the Jolly Jane and ZuZu claims, which may be purchased by the lessee for USD 850,000 per 1% (USD 2,550,000 for the entire royalty).

The Kolo lease agreement was amended on May 29, 2014 to add the Yellow Rose and Yellow Rose No. 1 patented claims to the agreement. The term remained the same, but the amended lease includes additional Advance Minimum Royalty payments of USD 2,400 per year for years one and two, increasing to USD 3,600 per year thereafter (adjusted for inflation) for the Yellow Rose claims. The Lessor is entitled to receive a 3% NSR royalty on all production from the Yellow Rose claims, which may be purchased by the lessee for USD 770,000 per 1% (USD 2,310,000 for the entire royalty).

Milliken Property (Pioneer Area)

Pursuant to a mining lease made and entered into as of May 8, 2006 between Redstar and two arm’s length individuals, Redstar has leased three patented mining claims. The lease is for an initial term of 10 years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the lessee. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties) of USD 4,000 on execution, USD 3,500 on each of May 8, 2007, 2008 and 2009, USD 4,500 on May 8, 2010 and each anniversary thereafter, adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production, which may be purchased by the lessee for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

Prichard Property (Pioneer Area)

Pursuant to a mining lease made and entered into as of May 16, 2006 between Redstar and an arm’s length individual, Redstar has leased 12 patented mineral claims. The lease is for an initial term of 10 years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the lessee. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties) of USD 20,500 on execution and USD 20,000 on each anniversary thereafter. The lessor is entitled to receive a 4% NSR royalty on all production, which may be purchased by the lessee for USD 1,000,000 per 1% (USD 4,000,000 for the entire royalty).

Lunar Property (Connection Area)

Pursuant to a mining lease and option to purchase agreement made effective October 27, 2008 between Redstar and an arm’s length limited liability company, Redstar has leased (and has the option to purchase) 12 patented mining claims. The ten-year, renewable mining lease requires advance minimum royalty payments (recoupable from production royalties, but not applicable to the purchase price if the option to purchase is exercised) of USD 10,800 on signing and annual payments for the first three anniversaries of USD 10,800 and USD 16,200 for every year thereafter. Redstar has an option to purchase the property (subject to the NSR royalty below) for USD 1,000,000 at any time during the life of the lease. Production is subject to a 4% NSR royalty, which may be purchased by the lessee for USD 1,250,000 per 1% (USD 5,000,000 for the entire royalty).

Lunar Property (Sunflower Area)

Pursuant to a mining lease and option to purchase agreement made effective March 30, 2015 between Corvus Nevada and an arm’s length limited liability company, Corvus Nevada has leased (and has the option to purchase) three patented mining claims. The three and a half year, renewable mining lease requires advance minimum royalty payments (recoupable from production royalties, but not applicable to the purchase price if the option to purchase is exercised) of USD 5,000 on signing and annual payments for the three anniversaries of USD 5,000. Corvus Nevada has an option to purchase the property (subject to the NSR royalty below) for USD 300,000 at any time during the life of the lease. Production is subject to a 4% NSR royalty, which may be purchased by the lessee for USD 500,000 per 1% (USD 2,000,000 for the entire royalty).

Sussman Property (Jolly Jane Area)

Pursuant to a mining lease and option to purchase made effective March 1, 2011 between Corvus Nevada and an arm’s length individual, Corvus Nevada has leased, and has the option to purchase, two patented mineral claims. The lease is for an initial term of 10 years, subject to extension for an additional 10 years (provided advance minimum royalties are timely paid), and for so long thereafter as mining activities continue on the claims. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties, but not applicable to the purchase price if the option to purchase is exercised) of USD 20,000 on execution, USD 25,000 on each of March 1, 2012, 2013 and 2014, USD 30,000 on March 1, 2015 and each anniversary thereafter, adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production. The lessee may purchase the royalty for USD 1,000,000 per 1%. If the lessee purchases the entire royalty (USD 2,000,000) the lessee will also acquire all interest of the lessor in the subject property.

Greenspun Property (Mayflower Area)

ITH, through what is now Corvus Nevada, entered into a mining lease with an option to purchase with the Greenspun Group for 183 acres of patented lode mining claims that cover much of the Mayflower prospect. The Mayflower lease requires Corvus to make payments and complete work programs as outlined in Table 2. During the term of the lease any production from the Mayflower property is subject to a sliding scale royalty, also outlined in Table 2. Corvus has the right to purchase a 100% interest in the Mayflower property for USD 7.5 million plus a 0.5% NSR (if gold is less than USD 500) or 1.0% (if gold is above USD 500) at any time during the term of the lease (subject to escalation for inflation if the option is exercised after the 10th year of the lease). The annual property taxes to be paid by Corvus for the Mayflower property are USD 214. On February 11, 2015, the Mayflower mining lease with option to purchase was amended with the addition of an anti-dilution clause applying to the ITH shares and with an increase in the annual payment to include 25,000 Common Shares. On November 22, 2017, the term of the lease was extended for 10 additional years to December 7, 2027.

Table 2: Summary of the Material Terms of the Mayflower/Greenspun Group Lease

Term: Five Years Beginning December 1, 2007

Five additional years to December 7, 2017, plus an additional three year period or so long thereafter as commercial production continues

Ten Additional years to December 7, 2027, plus an additional three year period or so long thereafter as commercial production continues

Lease Payments: Due on Each Anniversary Date of the Lease

On regulatory acceptance - USD 5,000 and 25,000 common shares of ITH

Each of first – fourth anniversaries, USD 5,000 and 20,000 common shares of ITH

Each of fifth – ninth anniversaries, USD 10,000, 50,000 common shares of ITH and 25,000 common shares of Corvus

Each tenth to 20th anniversaries, USD 10,000, 50,000 common shares of ITH and 25,000 common shares of Corvus

Work Commitments: Excess Expenditures in Any Year Can Be Carried Forward, or if under Spent the Unspent Portion Paid to Greenspun Group

Years 1-3 USD 100,000 each year the lease is in effect

Years 4-6 USD 200,000 each year the lease is in effect

Years 7-10 USD 300,000 each year the lease is in effect

Years 11-20 USD 300,000 each year the lease is in effect

Retained Royalty: Production Sliding Scale Net Smelter Return Based on Price of Gold Each Quarter
2% if gold is less than USD 300 per ounce 3% if gold is between USD 300 and USD 500 per ounce 4% if gold is more than USD 500 per ounce
Advance Minimum Royalty Payments (if not in commercial production by the tenth anniversary, in order to extend lease for an additional three years)
Years 21-23 USD 100,000 each year the lease is in effect and commercial production has not been achieved
Purchase Option:

During first 10 years, the property can be purchased for USD 7.5 million plus an 0.5% NSR (if gold is less than USD 500) or 1.0% (if gold is above USD 500)

After the tenth anniversary the USD 7.5 million purchase price escalates by the Consumer Price Index, using the CPI immediately prior to the tenth anniversary as a base

Millman Property

On February 21, 2013 Corvus Nevada signed a purchase agreement, which was subsequently closed on March 27, 2013, for the purchase of the surface rights only to five patented lode mining claims owned by Mr. and Mrs. Gordon Millman and located east of the Mayflower Property. This ground could be used for potential overburden storage from the Mayflower deposit as well as improving access to the Mayflower Property in general. Corvus Nevada purchased the surface rights for USD 160,000. Additionally, Corvus Nevada agreed to pay the Millmans a fee of US $0.02 per ton of any potential overburden storage subject to a minimum storage of 12 million short tons of material. The note for the storage fee of USD 240,000 was paid on December 17, 2015.

Sarcobatus Property

In December 2013, SoN Land and Water LLC, wholly owned by Corvus Nevada, completed the purchase of an 170 hectare fee simple parcel of land approximately 30 kilometres northwest of the NBP which carries with it 1,600 acre feet of irrigation water rights within the Sarcobatus Flats water basin. The cost of the land and associated water rights was USD 1,034,626. The Company registered the purchase of water rights with the Nevada State Engineer (“NSE”) and has changed the use to mining on July 27, 2018. Corvus has received a temporary transfer of the extraction point for all of the water (1277 acre feet annually) to the NBP. Corvus has transferred the point of extraction of all of the water rights to the NBP.

Other property considerations

All of the unpatented lode mining claims are on U.S. public land administered by the BLM. These claims give Corvus the right to explore for and mine minerals, including gold and silver, subject to the necessary permits. The current exploration permits from BLM and NDEP allow Corvus surface access, maintenance of roads, drilling and sampling, and a defined amount of accompanying surface disturbance. The unpatented lode mining claims at North Bullfrog require payment of yearly maintenance fees to the BLM and Nye County (recording fees) of an aggregate of USD 204,000 (estimated for 2021). Annual property taxes to be paid by Corvus for some of the properties under the original six Redstar leases and subsequent leases are listed in Table 1.

The unpatented lode claims at the Mother Lode property will require payment of yearly maintenance fees to BLM and Nye County (recording fees) of an estimated USD 86,000 (estimated for 2021).

Current exploration activities are covered by a Plan of Operations (NVN-83002) at NBP and Plan of Operations (NVN-096238) at Mother Lode with the BLM. Two exploration Plans of Operation are in place with the NDEP (NDEP#0280 NBP private land and #0290 NBP public land administered by the BLM and #0392 MLP public land administered by BLM) that fulfill the State of Nevada permitting obligations on private and public lands, respectively. Additional exploration activities are covered by four NOIs with the BLM. Those NOIs (N-9221, N-93906, N-96894 and N-96991) have temporary terms renewable every two years, and currently extend through 2021. Reclamation bonds, related to environmental liabilities to which the Properties are subject, are in place to cover activities on the Properties. Corvus’ reclamation liabilities are covered by surety bonds issued by Lexon Insurance Company in the amount of USD 494,382 for 108.9 acres (excludes the NOI bonded obligations) of disturbance on public land with the BLM and USD 209,070 for 25.4 acres of disturbance on private land with NDEP. An additional USD 123,531 of reclamation liability cost for the four NOIs is also covered by the Lexon Insurance Company.

Two ROWs were granted under the Mother Lode Plan of Operations. Reclamation bonds were issued by the Lexon Insurance Company on July 7, 2020 for a total of USD 301,200 for the ROWs.

Accessibility, Physiography, Climate and Infrastructure at NBP-MLP

The Properties are accessible by a two and one half hour (209 kilometres, 130 mile) drive north of Las Vegas, Nevada along US Highway 95. US Highway 95 is the major transportation route between Las Vegas, Nevada, Reno, Nevada and Boise Idaho. Las Vegas is serviced by a major international airport. The Properties lie both to the west and to the east of the highway. Beatty, Nevada is the closest town to the property with a population of about 1,100 and contains most basic services. The nearest major supply point that would support a major mining related activity is Las Vegas, Nevada about 160 kilometres to the southeast. There are several accessible old mine workings. Access around both Properties is by a series of reasonably good gravel and dirt roads that extend to most of the important exploration areas.

The Properties are in Western Nevada’s high desert, which receives about 15 centimetres of precipitation per year, mostly as modest snow fall in the winter and thunderstorms in the summer. The average daily temperature (°F) varies from a low of 40 (5 °C) in January to a high of 80 (27 °C) in July. The hills at the Properties are covered with sparse low brush including creosote, four-wing saltbush, rabbit brush and Nevada ephedra. The Properties are in the Basin and Range province, with the local topographic relief ranging from only a few hundred feet to 1000 feet. Most of the areas at the Properties are characterized by low hills separated by modest width valleys.

There are currently no other structures or infrastructure on the Properties. Major mining and construction equipment sales and service are readily available throughout Nevada; however, most major mining operations are located in the northern part of the state and are serviced from the cities of Reno and Elko. Human resources are readily available within the community of Beatty and historically provided a substantial portion of the workforce for the Bullfrog Mine, which operated between 1989 and 1998 as both an open pit and underground gold mining operation. Pahrump, approximately 110 kilometres to the southeast of Beatty, is a larger community with a population of 36,000. Pahrump is a local regional center, with a hospital and emergency medical services, a college campus with technical training for industrial support and expanded service sectors.

Electrical power is provided to the immediate area of both the NBP and Mother Lode Properties by the Valley Electric Association, Inc. (“VEA”), which is headquartered in Pahrump. A 135 kV line runs from the south to the Beatty substation, and a 25 kV line runs north from Beatty, NV along Highway 95. VEA began upgrading its existing electrical facilities, on the eastern portion of the NBP, in mid-2013. The upgrade has a separate circuit of 15 Mw capacity and will accommodate the presently anticipated future demand at NBP. The Company contributed USD 28,500 for the line upgrade. Two electrical feeder lines run west from the main line, one to the perimeter of the NBP to power an aggregate crushing plant operating in the southern portion of NBP and a second that traverses the NBP to power a centrally located microwave station and the Company’s weather station which has been installed on Corvus controlled patented mining claims near Mayflower. A feeder line currently runs from US Highway 95 up Fluorspar Canyon to a communications installation in the Bare Mountains above Mother Lode. We anticipate that adequate power will be available for all proposed future mining operations at both Properties.

Water resources for mining projects at NBP and MLP must be obtained from the ground water. There appears to be sufficient resources in the ground water basins at the NBP and MLP, and the Company has registered water rights purchased in Sarcobatus Flat and in Crater Flats with the NSE. The Company has converted the Sarcobatus water rights to a temporary mining use, and has transferred a portion of the water with the point of extraction to the NBP. Drilling at NBP during the year utilized water produced from the NB-WW-14 well at NBP and from 3 wells (MW-3, MW-4 and PW-2) at MLP. The current plan would be to drill several wells northwest of the NBP heap leach pad and install a fresh water line from the well fields to the process plant. The hydrologic characterization program was advanced during 2021 by drilling and testing production water wells in the Sierra Blanca pit area and north west corner of NBP.

In 2019 the NSE conveyed existing water rights at the Mother Lode project to Corvus. The combined water rights, 144.4 acre-feet, were used for mining of the Mother Lode mine and the Daisy mine during the period 1988-1996 and represent the combined duty of 3 existing water wells near Mother Lode (MW-3, MW-4 and PW-2). Corvus had re-completed the MW-4 well in 2018, and has re-completed MW-3 and PW-2 during 2019 and 2020. Project drilling during 2021 was performed using water produced from the 3 wells, MW-3, MW-4 and PW-2.

Geology and Mineralization

Regional Geologic Setting

NBP and MLP lie within the Walker Lane mineral belt and the Southwestern Nevada Volcanic Field (SWNVF). The regional stratigraphy includes a basement of Late Proterozoic to Late Paleozoic metamorphic and sedimentary rocks. Basement rocks are overlain by a thick pile of Miocene volcanic and lesser sedimentary rocks of the SWNVF, ranging in age from ~15-7.5 Ma (Figure 2). The pre-Tertiary rocks exhibit large-scale folding and thrust faulting, having been subjected to compressional deformation associated with multiple pre-Tertiary orogenic events. The stratigraphy of the SWNVF is dominated by ash flow tuff sheets erupted from a cluster of nested calderas known as the Timber Mountain Caldera Complex. The southwestern edge of the caldera complex lies approximately eight kilometres northeast of the MLP, and ten kilometres east of the NBP (Figure 2). The stratigraphy of the SWNVF includes voluminous ash flow tuff sheets, smaller volume lava flows, shallow intrusive bodies, and lesser sedimentary rocks. Many of the volcanic units exposed around NBP-MLP include ash flow tuffs that originated from the caldera complex. Other volcanic units are locally sourced outside of the caldera complex, particularly at the NBP.

The Bullfrog and Fluorspar Hills comprise a somewhat isolated structural domain within the Walker Lane, where both pre-Tertiary and Miocene rocks have been subjected to large-scale, W- to WNW-directed, syn-volcanic extension (i.e. down-to-the-west normal faulting and east-tilting of stratigraphy). Extensional faulting was coincident with magmatism and volcanic activity between ~15-9.4 Ma. Hydrothermal alteration and gold mineralization were also episodic through this time period. If present, through-going right-lateral faults of the Walker Lane are poorly exposed in the SWNVF. One possible example of a NW-trending, through-going Walker Lane structure cuts through the historic Silicon and Thompson mine areas to the northeast of the MLP (Figure 2). Despite the dominance of caldera volcanism in the region, little or no mineralization is associated with any caldera ring fracture system. Rather, mineralization is typically associated with extensional faults outside of the caldera complex.

Extension is accommodated by the Bullfrog Hills Fault System (BHFS); a complex group of kinematically linked faults that facilitate WNW-directed extension and east-tilted block rotation. The primary structure of the BHFS is the Southern Bullfrog Hills Fault (SBHF). The SBHF is an east-west-trending, north-dipping, district-scale, low-angle detachment fault. West of Beatty, in the main Bullfrog district, the SBHF separates Proterozoic metamorphic rocks in the footwall from weakly metamorphosed Paleozoic sedimentary and Tertiary volcanic rocks in the hanging wall. East of Beatty, in the Bare Mountain sub-district, the same fault is called the Fluorspar Canyon Fault (“FCF”, Figure 2). The FCF cuts up-section from west to east such that in Fluorspar Canyon it separates Paleozoic sedimentary rocks (footwall) from brittle Tertiary volcanic rocks (hanging-wall). The FCF continues to cut up-section to the east until it eventually separates brittle Tertiary rocks (footwall) from brittle Tertiary rocks (hanging-wall) at Mother Lode. The magnitude of displacement along the SBHF-FCF appears to decrease from west to east across the greater Bullfrog district. The northward dip of the SBHF-FCF generally increases from west to east including: ~20o north at the Bullfrog mine, 25-30o north in lower Fluorspar Canyon, 45o north at the Secret Pass mine, and 55-65o northwest at Mother Lode.

Secondary structures of the BHFS include large-displacement, NNW- to NNE-trending, moderately to steeply west-dipping, down-to-the-west, normal faults. These faults accommodate the east-tilting of the Tertiary units throughout the Bullfrog and Fluorspar Hills. Hydrothermal alteration and gold mineralization are often spatially associated with these large-displacement faults. Such faults are expected to have listric shapes at depth. The MP fault, which hosts the Bullfrog vein at the Bullfrog mine, is an example of a listric fault. Another example is the Contact Fault, which truncates the north side of the Montgomery-Shoshone deposit. The Contact fault also hosts low-grade mineralization under Rhyolite Valley. The Road Fault at the NBP is the northern continuation of the Contact Fault. Such faults are interpreted to sole into the SBHF-FCF detachment fault at depth.

Figure 2: Regional Geology of the Greater Bullfrog District

The long period of syn-volcanic extension in the western SWNVF between ~15-9.4 Ma (depending on location) includes at least two periods of accelerated extension documented in the Bullfrog and Fluorspar Hills. Regional work has identified a major period of extension between ~12.7 Ma and 11.6 Ma culminating with the eruption of the Timber Mountain Group ash-flows between 11.6 and 11.45 Ma. Evidence for this period of extension lies west of Mother Lode where the 12.7 Ma Tiva Canyon Tuff is tilted up to 45o east, but the nearby 11.6 Ma Rainier Mesa Tuff is essentially horizontal. Block rotation of up to 45o is documented between 12.7 and 11.6 Ma in the Fluorspar Hills. Mineralization at Mother Lode is coincident with the onset of this period of accelerated extension. Regional work postulates a second period of accelerated extension between 11.4 Ma and 10.5 Ma, which resulted in major block rotation, rapid erosion and the deposition of the Rainbow Mountain Debris Flow Sequence. In the Mayflower area, the base of the Rainbow Mountain Debris Flow Sequence is tilted as much as 55o east, whereas the top of the sequence is tilted only 25o east. Block rotation of up to 30o is documented in this area while the Mayflower basin was filling with debris. In the southern Bullfrog Hills east of Rainbow Mountain, the 11.45 Ma Ammonia Tanks tuff is tilted as much as 70o east, whereas the base of the overlying Rainbow Mountain sequence is tilted only 35o east. The block rotation of 35o is documented in this area between 11.4 and 10.5 Ma. Extensional faulting continued through ~9.5 Ma, with an additional 25o of eastward rotation of the Rainbow Mountain Sequence. Extensional faulting ceased in the Bullfrog Hills prior to the eruption of the relatively flat-lying 9.4 Ma Pahute Mesa Tuff. The 10 Ma age of Bullfrog and Mayflower mineralization and the 9.5-10.2 Ma age of the Eastern Steam-heated Zone at NBP coincide with the culmination of extensional tectonism in the Bullfrog Hills.

Extensional faulting in the Bullfrog and Fluorspar Hills created fault-bounded sedimentary basins which filled with basement- and volcanic-derived sediments (e.g. the Sedimentary Rocks of Joshua Hollow, the Jolly Jane Formation, and the Rainbow Mountain Debris Flow Sequence). During younger periods of extension, older normal faults in the hanging-walls of large-displacement listric faults may have experienced significant reactivation and subsequent eastward rotation, such that they may exhibit relative reverse displacement.

MLP Geology

The stratigraphy of the Fluorspar Hills has been described in pamphlets that accompany published geologic maps. The local stratigraphy at MLP has been refined by Corvus based on pit mapping and exploration drilling. Brief descriptions of units present in the MLP area are given in the following descriptions. Figure 3 is a simplified geologic map of the Mother Lode deposit area.

Due to the position of the main claim block, surface exposures of Paleozoic sedimentary rocks are limited at the MLP (Figure 3). The Paleozoic rocks encountered in drilling are differentiated only by lithofacies. The lithofacies-based units are informally correlated to major Paleozoic units, and interpreted as separated by thrust faults. The most abundant lithology is a thick sequence of light to medium grey massive dolomite (Psd), which correlates with the Silurian Lone Mountain Dolomite. Overlying the dolomite in drill holes and in outcrop south of the Mother Lode pit is a heterogeneous siliciclastic sequence (Psq) dominated by quartzite with lesser dolomitic quartz sandstone, sandy dolomite, and sandy limestone. The Psq sequence is interpreted to be a highly attenuated, dismembered thrust slice including Eureka Quartzite, Antelope Valley Limestone and possibly other Ordovician through Devonian lithologies. The Psq unit structurally overlies Psd along a thrust fault identified herein as the SNA thrust fault (Figure 3). Overlying the Psq sequence is another dismembered sequence dominated by black siliceous graphitic argillite with lesser dark grey limestone and dolomite (Pss). Lithologies of the Pss sequence resemble Mississippian and Devonian lithologies exposed in the Joshua Hollow area south of Mother Lode. The Pss sequence is interpreted to be a dismembered thrust slice overlying Psq along a second thrust fault identified herein as the Joshua thrust.

Despite variations in thickness, the Paleozoic stratigraphy described above is recognized consistently in reverse circulation drill holes at Mother Lode. The SNA thrust places older Ordovician(?) rocks over younger Silurian rocks. The Joshua thrust places younger Devonian and Mississippian(?) rocks over older Ordovician(?) rocks. Both thrust faults appear to dip moderately to gently east. Paleozoic sedimentary rocks, primarily Psd, host 18% of the samples >0.2 g/t gold in the Mother Lode assay database.

The age of the platy, silty carbonate rocks in the southeast corner of the Mother Lode pit has been the subject of much debate by previous workers. The well-indurated and variably folded nature of the platy rocks suggests they are older pre-Tertiary rocks. Based on Corvus drilling, the platy rocks overlie Tertiary volcaniclastic and conglomeratic sediments. The current interpretation is that these platy rocks are indeed Tertiary in age and are assigned to the Sedimentary Rocks of Joshua Hollow. If the platy rocks can be determined through micro-fossil work to be pre-Tertiary, then this exposure would be interpreted as a gravity slide block of older Paleozoic rocks shed into the SRJH basin.

The Sedimentary Rocks of Joshua Hollow (SRJH) comprise a heterogeneous sedimentary sequence subdivided into five lithofacies units including: 1) older tuffaceous sediments (Tjs1); 2) conglomerate (Tjc); 3) volcaniclastic sandstone (Tjvs); 4) grey welded tuff (Tjt); and 5) fine-grained carbonaceous sediments (Tjs). The stratigraphic order is generally ascending, but the subunits typically inter-finger with each other laterally and are locally repeated vertically. There is substantial lithologic variability in the SRJH between drill holes. The SRJH are collectively up to 150 metres thick in the Mother Lode area. Tjvs and Tjs comprise the bulk of the SRJH sequence, and are the only sub-units exposed in the Mother Lode pit. Tjc, Tjvs and Tjs comprise a generally fining-upward sequence deposited in a local Tertiary basin marginal to the ancestral Bare Mountain structural high. The SRJH were originally named for sparse recessive exposures south of Mother Lode in lower Joshua Hollow. The age of the SRJH is unknown, but pre-dates the 14 Ma quartz-porphyry rhyolite dike swarm of eastern Bare Mountain. The SRJH are considered time-stratigraphic equivalents of the Tr1 sediments in the southern Bullfrog Hills (>14 Ma). It is possible that the lower SRJH includes sediments as old as Oligocene. All subunits of the SRJH are known to be mineralized at Mother Lode. The SRJH hosts 40% of the samples >0.2 g/t gold in the Mother Lode assay database.

The basal sedimentary sequence includes variegated pink, light green and light brown tuffaceous siltstone, fine tuffaceous sandstone, and tuffaceous-conglomeratic sandstone. When present, Tjs1 lies unconformably on Paleozoic rocks along the basal Tertiary unconformity. Thickness varies from 0-30 metres in drill holes, suggesting the unit was deposited on an erosional unconformity of significant relief or may have been subjected to erosion. Tjs1 is not known to crop out anywhere in the Mother Lode area. Tjs1 is distinctive from the overlying Tjvs and Tjs sub-units, suggesting that it was derived from a different provenance area. Tjs1 may be, in part, a time-stratigraphic equivalent of the Oligocene Titus Canyon Formation recognized elsewhere in the Bullfrog district.

Qc
Tmr
Tprt
Tox
Tlr
Tip
Tjs
Psq
Psd
Psj
Mother Lode Claim Group
Mother Lode Pit Boundary
Corvus Drill Hole
Tprt
Tmr
Tprt
Tprt
Tprt
Figure 7-3
Tlr
Qc
Tjs
Tprt
Tprt
Fault rock
Tprt
Tprt
Fluorspar Canyon Fault
SNA Thrust Fault
Psq
65
Psj
Tox
Tprt
Tprt
Psd
0
100
200
400
Meters
Psd

Figure 3: Simplified Geologic Map of the Mother Lode Area

Overlying and interbedded with Tjs1 is a distinctive siliceous to locally calcareous conglomerate unit. The unit includes fine to coarse angular lithic gritstone, gritty pebble conglomerate and coarse pebble to cobble conglomerate. Tjc contains clasts of a variety of Paleozoic sedimentary lithologies including chert, quartzite, dolomite, limestone, sandstone and siltstone. Tjc also contains clasts of Mesozoic (?) granitoid rocks, Tjs1 lithologies, and minor Tertiary volcanic rocks. Where Tjs1 is absent, Tjc conglomerate lies directly on Paleozoic rocks along the basal Tertiary unconformity. Tjc often contains conspicuous rounded, broken, deformed and healed Paleozoic clasts that resemble those found in conglomerates mapped as Titus Canyon Formation elsewhere in the Bullfrog district. Tjc varies in thickness from 0-30 metres, apparently being deposited in channels along an unconformity of significant relief. Because of their inter-fingering nature, Tjc and Tjs1 have been lumped together as a single unit for the purpose of geologic modeling. The combined Tjc-Tjs1 units host 5% of the samples >0.2 g/t gold in the Mother Lode assay database.

Overlying and locally interbedded with Tjc are intervals of fine to coarse, bedded to non-bedded, calcareous and siliceous volcaniclastic sandstone. Tjvs sandstone typically exhibits an equigranular salt and pepper texture as a result of detrital grains of white feldspar, black biotite, minor grey quartz, and small black carbonaceous lithic fragments. Highly irregular rip-up clasts of carbonaceous Tjs up to 20 centimetres are common within the volcaniclastic sandstones. The drilled thickness of individual sandstone intervals varies from <1 to >30 metres. Volcaniclastic sandstone is interpreted as channel-filling debris derived predominantly from Tertiary volcanic rocks. Tjvs is well-mineralized where it exhibits the light grey color of strong illite-pyrite alteration. Tjvs hosts 18% of the samples >0.2 g/t gold in the Mother Lode assay database.

A distinctive light grey welded tuff subunit has been recognized in a few of the northeastern-most drill holes. The tuff is similar in color and composition to the volcaniclastic sandstone but exhibits a welding fabric defined by white flattened pumice clasts. The tuff subunit varies in drilled thickness from 10 to 30 metres. It generally occurs in the lower portion of the SRJH and is expected to thicken to the northeast in future drilling. Tjt is mineralized in every hole that it has been recognized. Tjt may prove to be a significant mineralized marker unit in future drilling. The grey welded tuff currently hosts <1% of the samples >0.2 g/t gold in the Mother Lode assay database.

Fine grained carbonaceous sediments comprise the bulk of the upper portion of the SRJH. Lithofacies include variably carbonaceous, mostly calcareous to locally siliceous, laminated mudstone and siltstone, massive or flaser-bedded water-lain tuff, and variably argillaceous laminated lacustrine limestone (i.e. marl). Carbonaceous sediments are commonly interbedded with lenses of Tjvs volcaniclastic sandstone. The drilled thickness of individual intervals of Tjs varies from 10-50 metres within the SRJH. Some of the highest grades in the Mother Lode deposit are hosted in Tjs carbonaceous sediments. Tjs hosts 17% of the samples >0.2 g/t gold in the Mother Lode assay database.

The Lithic Ridge Tuff is recognized by Corvus geologists as a distinct stratigraphic unit in drill holes and on the north high-wall of the Mother Lode pit. The tuff had been erroneously logged by previous operators as a xenolith-rich porphyritic dacite intrusive phase. The Lithic Ridge Tuff consists of poorly to moderately welded, generally lithic-rich, quartz-biotite-feldspar-bearing ash-flow tuff. Lithic content varies from <5 to 20+%, including common green altered porphyritic dacite clasts and a variety of Paleozoic clasts. The Lithic Ridge Tuff overlies the upper beds of the SRJH along an irregular mixed contact zone, suggesting a significant volume of SRJH soft sediments were ripped-up into the base of Tlr as it was being deposited. The Lithic Ridge Tuff is a well-known regional ash-flow unit of the SWNVF dated at 14 Ma Tlr is ubiquitously hydrothermally altered, sulphidized and locally mineralized in the Mother Lode deposit area. Tlr hosts 4% of the samples >0.2 g/t gold in the Mother Lode assay database.

Rhyolite porphyry dikes in the Mother Lode area are part of a NNE-trending, west-dipping swarm of hydrothermally altered dikes that intrude pre-Tertiary rocks for over 14 kilometres along the eastern flank of Bare Mountain. The dikes at Mother Lode comprise the northernmost exposures of the dike swarm, and the only exposures known to intrude Tertiary rocks. The dikes form somewhat tabular to highly irregular, discontinuous bodies in both the hanging wall and footwall of the Fluorspar Canyon Fault. Where relatively unaltered, the rhyolite has an aphanitic to granophyric groundmass with phenocrysts of quartz, plagioclase, sanidine, biotite and minor hornblende. Quartz, biotite and plagioclase phenocrysts >5 mm are common. Where intensely altered and mineralized, the groundmass is replaced by a mixture of illite-smectite. Mafic minerals are progressively altered to chlorite and replaced by pyrite in mineralized rhyolite. Feldspars are altered to calcite, illite, or adularia. Rhyolite porphyry dikes have yielded age dates ranging from 14.4 to 13.8 Ma with an accepted average age of ~14 Ma. An interpretation from new drilling at Mother Lode is that rhyolite dikes intrude the Lithic Ridge Tuff and may have formed a local lava flow overlying the Lithic Ridge Tuff. Dike emplacement and the eruption of the Lithic Ridge Tuff are closely related to magmatic activity at ~14 Ma. Tip is the dominant host lithology at Mother Lode, hosting 33% of the samples >0.2 g/t gold in the assay database.

A second sedimentary sequence has been recognized overlying the Lithic Ridge Tuff. The unit includes limonitic to carbonaceous, siliceous to calcareous, fine volcaniclastic sandstone and siltstone similar to Tjs and Tjvs. North of the Mother Lode pit, the Tys unit varies in thickness from 0 to 10 metres and increases to a maximum known thickness of 70 metres in ML 18-072 west of the pit. Tys is lumped in with Tlr in the geologic model. Tys is not known to be mineralized at Mother Lode.

The regionally extensive Crater Flat Group has been described to include the Tram Tuff (Tct) and Bullfrog Tuff (Tcb) members crop out to the northeast of Mother Lode and in Fluorspar Canyon. Neither tuff has been identified in-situ in the Mother Lode drilling area. The tuffs are similar in texture and composition, both being moderately crystal-rich welded tuffs that exhibit ubiquitous hydrothermal alteration. The younger Bullfrog Tuff has been dated at 13.25 Ma. The Bullfrog Tuff is the primary host unit at the Secret Pass Deposit.

In the Fluorspar Hills, the Paintbrush Group is comprised of two members: the 12.8 Ma Topopah Springs Tuff (Tpt), and 12.7 Ma Tiva Canyon Tuff (Tpc). The Paintbrush tuffs are typically reddish brown, aphanitic, phenocryst-poor and densely welded. Paintbrush tuffs are distinctly shard-rich and phenocryst-poor compared to other major ash flow tuffs of the SWNVF. The Paintbrush Group has an exposed thickness of nearly 600 metres north of the Secret Pass Deposit but is not recognized in the Mother Lode area. The contact between the underlying Bullfrog Tuff and basal vitrophyre of the Topopah Springs Tuff is well-exposed on the north high-wall of the Secret Pass Pit.

A substantial thickness of heterolithic debris flow breccia (Toxh) overlies the Tiva Canyon Tuff ~1.5 kilometres west of the Mother Lode deposit. Such breccias in the Mother Lode area are mapped as Tox (i.e. older breccia). The Tox unit is analogous to younger post-Rainier Mesa debris flow breccia deposits of the Rainbow Mountain Sequence at NBP. Tox is predominantly heterolithic but may locally contain monolithic breccias (Toxm) of rhyolite porphyry, SRJH, Lithic Ridge Tuff, or Crater Flat Group tuffs. Heterolithic debris flow breccias are generally non-bedded, very poorly sorted, and contain sand- to large boulder-size clasts of all older units. Tox exists only in the hanging wall of the FCF, where it unconformably overlies Tp, Tip, Tlr, Tys and SRJH. Tox is interpreted to have been deposited on an angular erosional unconformity of significant relief. Up to 150 metres of Toxh has been penetrated in the hanging-wall of the Fluorspar Canyon Fault west of the Mother Lode pit. Tox is interpreted as mass-wasted scarp breccias and alluvial fan deposits that have been shed off fault scarps, including the FCF, during the period of accelerated extension between 12.7-11.6 Ma. Based on stratigraphic relations, Tox is considered a post-mineral unit at Mother Lode (post-12.7 Ma), but it is also known to contain gold. The distribution of oxide gold mineralization in Tox suggests that the mineralization is detrital in nature, having been mass-wasted off the mineralized footwall of the FCF. Tox hosts 2% of the samples >0.2 g/t gold in the assay database.

The lower part of the Timber Mountain Group includes rhyolitic tuffs and lava flows that are known as the Pre-Timber Mountain tuffs (Tprt) and lavas (Tprr) respectively. These units are undated but occupy the stratigraphic position between the Paintbrush Group (or Tox, if present) and the large volume Timber Mountain tuffs. Tprt consists of light-colored, non-welded to bedded, lapilli rich, pumaceous lithic-rich crystal tuff. Tprt is up to 150 metres thick in the Mother Lode drilling area. Tprt appears to blanket paleo-topography cut on the Toxh debris flow sequence. Tprt was deposited during or just after the period of accelerated extensional tectonism associated with the deposition of Tox. Tprt is not known to be mineralized at Mother Lode but exhibits ubiquitous steam-heated alteration north and west of the deposit.

Tprt represents pyroclastic deposits associated with Tprr rhyolite volcanism. Tprr consists of aphanitic to fine porphyritic, massive to flow-banded, rhyolite lava flows (i.e. flow-dome complexes) at the Twisted Canyon and Sawtooth areas of MLP and at the Spicerite target areas at NBP. The rhyolite varies in appearance from relatively fresh, grey to black, glassy perlite or obsidian, to tan to pale green strongly devitrified zeolitic rhyolite. Tprr is not present in the Mother Lode area.

Regionally there are two large-volume ash flow sheets that comprise bulk of the Timber Mountain Group. These include the 11.6 Ma Rainier Mesa Tuff (Tmr) and 11.45 Ma Ammonia Tanks Tuff (Tma). The Timber Mountain tuffs are typically densely welded, crystal-rich ashflow tuffs, with 15-20+% phenocrysts of quartz, feldspar and biotite. The units can be distinguished from each other by the presence of sphene and bluish chatoyant sanidine phenocrysts in the Ammonia Tanks Tuff. In the Mother Lode area, the Rainier Mesa Tuff directly overlies steam-heated Tprt. The Rainier Mesa Tuff may overlie Tprr or Tp elsewhere in the district. The Rainier Mesa Tuff is sub-horizontal, relatively unaltered, and entirely post-mineral in the Mother Lode area. The Ammonia Tanks Tuff is recognized only at the Sawtooth target area.

Older unconsolidated gravel deposits of late-Miocene to Pliocene age occur at the Willy’s target area along the eastern rangefront area of Bare Mountain, and at the Twisted Canyon and Baileys Gap target areas on the east side of Oasis Valley (see Figure 2). The gravels form sub-horizontal terraces that are commonly, deeply incised. Underlying older rocks are often poorly exposed in the bottoms of incised ravines below the terrace gravels. The older gravels at the MLP are correlated to the Gravels of Sober-up Gulch on the west side of Oasis Valley at NBP. The thickness of Tgs is highly variable, but not expected to exceed 100 metres. An 8.2 Ma age for a tuff unit within the Gravels of Sober-up Gulch east of Bare Mountain has been reported.

The Mother Lode deposit is largely covered with unconsolidated Quaternary gravels. Quaternary gravels range in thickness from 1-20 metres in the Mother Lode drilling area. The Quaternary gravels are variably caliche-cemented and form stable vertical walls in the Mother Lode pit.

NBP Geology

The NBP is within the Walker Lane structural province and the Southwestern Nevada Volcanic Field (“SWNVF”). The Project lies approximately ten kilometres west of the western margin of the middle Miocene Timber Mountain caldera complex of the SWNVF and many of the volcanic units exposed on the NBP originated from the caldera complex. However, it appears that many of the most important host rocks to the mineralization are locally derived from what is now known as the NBH Volcanic Complex (“NBVC”) and are slightly older than the main ash flows erupted from the Timber Mountain Caldera. The region is underlain by Paleozoic sedimentary rocks which are the basement for the mid-Miocene tuffs and related rocks that are the hosts for most of the mineralization in the Bullfrog mining district. The region was subjected to extensional faulting which was contemporaneous with volcanism and localized sedimentary basins filled with reworked volcanic and basement debris developed as a result. Multiple episodes of extension have been documented. Most of the major fault zones have northerly strikes with normal displacement to the west. However, hanging wall antithetic faults are also present. Some of the major faults are interpreted to have listric shapes, similar to the main mineralizing fault at the Bullfrog mine, and likely sole into a district-scale detachment fault at depth. During younger periods of extension many of the older faults in the hanging walls of these listric structures have experienced significant rotation. Figure 4 is a geologic map of NBP showing target exploration and resource areas:

The NBH is underlain by pre-Tertiary basement rocks consisting of Precambrian to Cambrian sedimentary rocks of the Wood Canyon, Zabriskie and Carrara Formations. The basement rocks are exposed on the property in two prominent erosional windows. The pre-Tertiary windows are remnants of a basement structural high of significant relief upon which the Tertiary rocks were deposited. The basement rocks are overlain by a sequence of Miocene volcanic and lesser sedimentary rocks of the SWNVF.

The lowermost Tertiary rocks are known as the Jolly Jane Formation and consist of a basal conglomerate overlain by a sequence of heterogeneous sedimentary rocks including mudstone, siltstone and sandstone. The basal conglomerate is a time transgressive surface lag deposit which generally contains abundant clasts of pre-Tertiary basement rocks. The type locality for this unit is known from drilling in the Jolly Jane area and consists of up to 50 metres of heterogeneous sediments which appear to have been accumulated in a structural basin prior to and during the onset of volcanism. Sandstone, silt, shale and calcareous sediments are present with both black organic-rich and hematitic intervals also present. It is common to see tuffaceous sediments in the upper portions of the sand and shale sequences. The thickness and composition of the Jolly Jane Formation is highly variable, and is interpreted to have been deposited on a Tertiary erosional unconformity of significant relief.

The Jolly Jane Formation is overlain by the Savage Formation which consists of locally-sourced lava domes, flows and associated intrusive rocks of dacitic to rhyolitic composition. The Savage Formation also includes intercalated volcaniclastic intervals (re-worked dacite) and locally carbonaceous sediments. It is rather heterogeneous in terms of the thickness and the areal distribution of individual domes, flows and epiclastic intervals. The Savage Formation is only locally mineralized.

The Pioneer Formation rhyolitic pyroclastics overlie the Savage Formation dacites. The Pioneer Formation ranges from 10 to more than 200 metres in thickness and consists of monotonous lithic lapilli tuffs. In the northern parts of the NBP these tuffs are mixed with rhyolite domes of uncertain origin, however, dating shows that the tuffs and rhyolites are essentially the same age. Epiclastic sediments found at the top of the Pioneer Formation suggest that an angular unconformity is developed between this sequence and the overlying Sierra Blanca Tuff. The Pioneer Formation is extensively altered and hosts a large portion of the disseminated gold mineralization.

The Sierra Blanca Tuff is a large rhyolitic ash flow tuff that blankets the NBP. Unlike the preceding units, which appear to have been locally derived, the Sierra Blanca Tuff probably represents a regional ash flow eruption that came from outside the NBP. The Sierra Blanca Tuff varies in thickness from <70 metres at Jolly Jane to >160 metres at North Sierra Blanca. The tuff consists of a single cooling unit and is densely welded. The densely welded nature makes the rock brittle and, as a consequence, it is the most important host for both disseminated and vein style mineralization at the NBP.

Following the deposition of the Sierra Blanca Tuff, local volcanism continued with the deposition of the Savage Dacite, another locally-sourced sequence of lava domes, flows, pyroclastics and epiclastics of primarily dacitic composition. The Savage Dacite varies greatly in both thickness and composition, characterized by alternating eruptive cycles of geochemically different dacitic magmas. The Savage Dacite is only mineralized where it is in contact with significant fault structures.

Zircon dating shows that the entire sequence from Pioneer Formation through the Savage Dacite was deposited between 16.1Ma and 14.4Ma, making it among the oldest volcanic in the region.

Figure 4: Geologic Map of NBP and Symbols showing Target and Resource Areas with Legend of Geologic Symbols

The 13.5Ma Crater Flat Tuff, which consists of two regionally extensive ash flow cooling units, appears to overlie the Savage Dacite at both Savage Valley and Jolly Jane but the contact is not exposed at the surface. The Crater Flat Tuffs are extensively altered at both YellowJacket and Jolly Jane but no significant mineralization has yet been identified in these units.

The Rainbow Mountain Sequence is the most heterogeneous unit of the NBH. It consists of intercalated sequences of heterolithic and monolithic sedimentary debris flow breccias, large slide bocks derived from local volcanic and sedimentary units, as well as rhyolitic ash flows and rhyolite domes. The debris flow breccias are bedded but poorly sorted, consisting of sand – to large boulder-size clasts of predominantly volcanic rocks. Both gravity sliding and fluvial processes appear to have played a role in deposition. The volcanic debris is derived from many of the SWNVF units that are preserved as tabular ash flow tuff sheets elsewhere in the Bullfrog Hills. These include the Crater Flat Group, the Paintbrush Group and the Timber Mountain Group tuffs. The debris flow breccia deposits are largely the result of the re-working of the SWNVF units via gravity sliding and alluvial fan development around fault-bounded basement structural highs. The Debris Flow Breccia sequence represents a period of dynamic extensional faulting, scarp development and mass wasting. Massive, relatively intact blocks of monolithic breccias are interpreted as landslide megabreccia deposits that were shed off local fault scarps. Gold mineralization at Mayflower and Connection is hosted in the Rainbow Mountain Sequence. The thickness of this unit exceeds 300 metres in the Mayflower area.

Mineralization

MLP Mineralization

Mother Lode is characterized as a sediment, intrusive, and locally volcanic-hosted disseminated gold deposit. Mineralization most closely resembles Carlin-type sediment-hosted gold deposits of north-central Nevada. There is similarity to Carlin-type deposits and evidence for a large buried porphyry-type magmatic system associated with the rhyolite dike swarm at eastern Bare Mountain. The Mother Lode deposit formed at ~12.7 Ma, which is much younger than the typical ~40 Ma age in north-central Nevada. The nature of mineralization is rather passive and with very low introduction of secondary silica, suggesting it may have formed at a shallower depth and at lower temperature than typical Carlin-type deposits. Mineralization exhibits geochemical associations between Au and As-Sb-Hg-Tl-Te-Bi-F, with very low Ag and base metals.

The Mother Lode deposit model consists of structurally and stratigraphically-controlled disseminated gold mineralization hosted primarily in rhyolite porphyry dikes (Tip) and the Sedimentary Rocks of Joshua Hollow (SRJH). Lesser volume hosts include Paleozoic sedimentary rocks (Psd and Psq), Tertiary volcanic rocks (Tlr), and debris flow breccias (Tox). Mineralization in Tip, SRJH and Tlr is mostly sulphide, but may be oxidized depending on depth. Mineralization in Psd, Psq and Tox is mostly oxide. The current interpretation is that oxide mineralization in Tox is detrital, with mineralized rock having been mass-wasted as scarp breccias into the hanging-wall of the FCF. Paleozoic rocks are most commonly mineralized in proximity to dike margins but are also mineralized along subtle non-dike-filled structures and as pseudo-stratiform jasperoid bodies.

The primary structural control feeding mineralization at Mother Lode is a series of north-trending, 50-70o west-dipping rhyolite dike-filled structures. Mineralization is both semi-tabular and highly irregular as fluids ascended along dike-filled structures in the underlying Paleozoic rocks, through the Tertiary unconformity, and expanded upward into the Tertiary section. Mineralizing fluids appear to have bled out laterally away from mineralized dikes into favorable permeable lithologies and secondary structures, including the FCF. Deeper drilling has extended the deposit to the west, where it appears that the FCF plays a significant role as a high-grade structural feeder (Figure 3). The potential for additional mineralized dikes in the vicinity of the FCF at depth to the west below current drilling is a highly attractive target.

Rhyolite dikes along the entire Bare Mountain swarm were subjected to high-temperature, sanidine- and biotite-stable alteration shortly after emplacement. At Mother Lode, biotite-stable alteration was followed by a lower temperature pervasive illite-smectite-pyrite event that affected both the dikes and surrounding wall rocks. The illite-smectite-pyrite event penetrates well up into the Lithic Ridge Tuff, forming a large sulphidation halo around the gold mineralization. Illite-smectite-pyrite alteration typically exhibits strongly elevated As, Sb and Tl, and may be well-mineralized or only anomalous in gold. The evidence suggests an early relatively barren illite-pyrite event is followed by an overprinting main stage Au-Te sulphidation event.

Trace element geochemistry associated with gold mineralization in drill hole samples includes: As (max 9262 ppm), Sb (max 1429 ppm), Te (max 16 ppm), Tl (max 17 ppm), Hg (max 30 ppm) and Bi (max 25 ppm). The elements with the strongest correlation to gold are tellurium and arsenic. Base metals are very low at Mother Lode. Elevated base metal values are largely associated with basement rocks. The presence of fluorite veining and a strong association between gold and fluorine has been reported at Mother Lode. Fluorine is not included in the multi-element analysis used by Corvus, but fluorite has been identified in the Mother Lode pit. Petrographic studies on sulphide concentrates from drill holes at Mother Lode identified growth zones in pyrite grains exhibiting concentrations of arsenic. It has been concluded that the Mother Lode deposit formed at a depth of 500-1000 metres or less, from gold-bearing fluids with temperatures between 200-240oC. High-grade gold appears to be associated with remobilized carbon, particularly in Tjs and Tjvs in the upper portion of the deposit. Remobilized carbon appears to have accumulated in a blanket-like zone above the upper reaches of the rhyolite dikes.

Jasperoid in Paleozoic rocks appears to have both structural and stratigraphic control. Jasperoid intervals in drill holes commonly contain significant Ag values up to 100 ppm. The average Ag/Au ratio from jasperoid samples is 15:1. The average Ag/Au ratio in non-jasperoid Tertiary rock-hosted samples is <0.5:1. Jasperoid mineralization in Paleozoic rocks may be a separate mineralizing event that predates the main Mother Lode gold system. Jasperoid is typically oxidized and yields high cyanide shake leach recoveries.

NBP Mineralization

All of the mineralization at NBP can be classified as low-sulphidation epithermal mineralization. There are at least two and possibly three distinct periods of mineralization present. Older mineralization, before 11.2 Ma, is observed at the Sierra Blanca and Jolly Jane mineral resource areas. A younger mineralization, 10 Ma, occurs at the Mayflower mineral resource area.

In both mineralization periods, there are two styles of low sulphidation gold/silver mineralization; (1) high-grade, fault controlled fissure veins, vein breccias and stockworks (Mayflower, Liberator, YellowJacket, Liberty and others), and (2) low-grade disseminated replacement deposits (Sierra Blanca, Jolly Jane and Mayflower). The low-grade, disseminated mineralization is currently the more abundant type at NBP.

1)	Sierra Blanca Mineralization

Mineralization at Sierra Blanca can be classified into six different styles:

●	Disseminated gold mineralization associated with pervasive silica adularia and sulphidation of iron (ubiquitous at Sierra Blanca);
●	Gold associated with fault controlled suphidation (NE30, NE50, NE60 Faults);
●	Gold associated with quartz veining;
●	Continuous quartz vein and associated stockworks (Josh vein at YellowJacket);
●	Localized quartz veins and stockworks (numerous zones); or
●	Sulphide veining with gold and tellurium mineralization (Air Track Hill).

Pervasive disseminated mineralization occurs in the Pioneer Formation and Sierra Blanca Tuff over virtually the entire area at Sierra Blanca at 0.2-0.3 g/t gold grade. Oxidation of this mineralization extends locally to 200 metres and is associated with good cyanide leach metallurgical recovery. Fault hosted mineralization has been encountered in numerous locations (NS10, E30, NE40, NE50, NE60 and Savage Faults) with consistently higher gold grade (1-17 g/t) than the disseminated mineralization. Where oxidized, the fault zones respond well to cyanide leaching.

Quartz vein and stockwork mineralization occurs primarily in the YellowJacket deposit, a generally NW striking structural corridor along the eastern side of Sierra Blanca. The gold-bearing quartz vein and stockwork zones are generally gray translucent quartz with native gold and electrum, and varying amounts of acanthite or other silver sulphosalts. Metallurgical testing indicates the potential for high gold and silver recovery with cyanide leaching, both above and below the oxidation horizon.

The pervasive disseminated mineralization at Sierra Blanca and the Josh vein and stockwork mineralization at YellowJacket comprise approximately 84% of the gold resource at NBP.

2)	Jolly Jane Mineralization

Jolly Jane is located in the middle of NBP and virtually all of the geological elements common to NBP are found there. Disseminated mineralization occurs within the Sierra Blanc Tuff, which is thinner, approximately 70 metres as compared to a thickness of >160 metres at Sierra Blanca. The mineralized Sierra Blanca Tuff is preserved a horst between the West Jolly Jane Fault and the East Jolly Jane Fault. Gold grade is similar to Sierra Blanca disseminated mineralization with slightly lower cyanide leach recovery.

3)	Mayflower Mineralization

Younger, fracture controlled deposits at Mayflower and Pioneer were historically mined. The Mayflower Mine developed on a calcite vein and stockwork zone along a NW striking, steeply SW-dipping fault zone in silica-adularia-altered heterolithioc debris flow breccia in the Rainbow Mountain Sequence. Multiple high-grade gold areas have been identified, surrounded by low-grade mineralization. Mayflower mineralization is typically 0. 4-0.5 g/t and is well oxidized with good cyanide leach recovery.

Historical Exploration Work

The Bullfrog district is informally divided into three subdistricts: 1) Main Bullfrog {west of Beatty NV, along the Southern Bullfrog Hills Fault [SBHF] in Figure 2}; 2) North Bullfrog {west Oasis Valley in the northern Bullfrog Hills in Figure 2}; and 3) Bare Mountain {east of Beatty NV along the Fluorspar Canyon Fault [FCF] in Figure 2}. Figure 2 shows the modern (red) producing mines and the general areas of the subdistricts. Gold was first discovered in the main Bullfrog district by Frank “Shorty” Harris and Ernest Cross on August 9, 1904 at the location of the Original Bullfrog mine. The discovery sparked a rush of prospectors and within a few weeks the district was staked “for nine miles in all directions from the sagebrush flats, including part of the desert to the tip of every summit in sight”. District production is estimated at 111,805 ounces of gold and 868,749 ounces of silver between 1905 and 1921. The Montgomery-Shoshone mine was the most important mine in the district, operating between 1907 and 1910. A number of other small mines in the Main Bullfrog and North Bullfrog subdistricts contributed to the total reported production.

The Bare Mountain subdistrict is also known historically as the Fluorine district. Gold was first discovered on the east side of Bare Mountain in 1905 as prospectors flocked to the Beatty area after the discovery at Original Bullfrog mine. Gold was first discovered in Fluorspar Canyon in 1906 near the Daisy shaft. Unreported amounts of gold were produced from a number of small operations around Bare Mountain between 1907 and 1929. Gold prospecting led to the discovery of a number of fluorite vein deposits associated with gold mineralization including the Daisy (or Crowell), Goldspar and Mary mines. Daisy was by far the largest fluorspar mine producing 204,508 tons between 1919 and 1986. Fluorspar Canyon was named because of a number of fluorite occurrences in the Daisy area.

Mercury was discovered in 1908 at the Harvey (also known as the Telluride) mine on the northeast flank of Bare Mountain just one kilometer south-southwest of the Mother Lode deposit. The Harvey mine operated intermittently between 1912 and 1943 producing 72 flasks of mercury. Another mercury occurrence known as the Tip Top mine lies along the Flatiron jasperoid just 800 metres southwest of the Mother Lode deposit. The Tip Top mine has no documented production, but may have produced up to 100 flasks of mercury. The Harvey and Tip Top mines are known to have gold associated with cinnabar, but no reported gold production. Mercury was later discovered at the Thompson mine in 1929. The Thompson mine is located 5 kilometres northeast of Mother Lode, and is reported to have had only minor mercury production.

Ceramic grade high-purity silica was produced at the Silicon mine between 1919 and 1929, located 1.5 kilometres northwest of the Thompson mine.

Modern exploration for precious metals in the main Bullfrog subdistrict began as early as 1982, when geologists from St. Joe Minerals Corporation became interested in the Montgomery-Shoshone area. St. Joe Minerals conducted extensive exploration in the area of the Montgomery-Shoshone and Senator Stewart mines, resulting in the discovery of the Bullfrog vein deposit in 1987. Several company acquisitions resulted in Barrick Gold Corporation (“Barrick”) being the final owner and operator of the mine. The Bullfrog mine produced gold and silver from three deposits including: 1) Bullfrog (open pit and underground); 2) Montgomery-Shoshone (open pit); and 3) Bonanza Mountain (open pit). Between 1989 and 1999, the Bullfrog mine produced 2.31 million ounces (“Moz”) of gold and 3.0 Moz of silver. The Gold Bar open pit mine, located 4 kilometres northeast of the Original Bullfrog mine, produced a small (unreported) amount of gold in the late 1980’s.

Modern exploration for precious metals in the North Bullfrog subdistrict began as early as 1974. There has been no reported modern production from the North Bullfrog subdistrict.

Modern exploration for precious metals in the Bare Mountain subdistrict began in the 1973 when Cordilleran Exploration Company (“Cordex”) staked claims in the Sterling mine area. Between 1973 and 1977, Cordex discovered and delineated bulk-tonnage sediment-hosted gold mineralization at the Sterling mine. In 1978, Cordex leased the Sterling property to Saga Exploration Company (“Saga”). Saga continued to explore the property, and in 1980 formed the Sterling Mine Joint Venture (“SMJV”). The SMJV began producing gold in April 1980.

Cordex explored the Paleozoic sedimentary rocks in Fluorspar Canyon starting in the mid-1970’s, focusing on gold mineralization associated with the fluorite occurrences. In 1979, U.S. Borax Incorporated (“US Borax”) (Pacific Coast Mines) staked the original BVC claims in the Fluorspar Canyon area. U.S. Borax was primarily interested in uranium, but recognized the potential for bulk-tonnage volcanic-hosted disseminated gold mineralization, and discovered the Secret Pass deposit in 1981. In 1985, Cordex entered into a joint venture agreement with U.S. Borax, and by 1989 had earned 100% interest in the U.S. Borax holdings, which would become the core of the Daisy mine property. In 1990-1991, Inter-Rock Gold, Inc. (“Inter-Rock”), through a series of transactions, acquired an option to earn 100% interest in the Daisy mine property, subject to a 25% back-in right to Cordex. Between 1985 and 1994, Cordex was involved in the discovery and delineation of two new sediment-hosted gold deposits at Daisy South and Daisy West, as well as expanding the Secret Pass deposit. In 1994, Inter-Rock had earned 100% interest in the Daisy mine property through the funding of ongoing exploration, and Cordex (now Rayrock Mines Inc. (“Rayrock”)) elected to exercise their back-in rights to hold 25% interest in the property. In 1995, the Mother Lode property was purchased by Rayrock from U.S. Nevada Gold Search Joint Venture (“USNGSJV”) and incorporated into the Daisy mine property. The Daisy mine partnership subsequently consisted of Rayrock as the operator (35%) and Inter-Rock as the majority owner (65%). The Daisy mine partnership began mining the Secret Pass and Daisy West deposits in late 1996 and ceased mining operations in late 1999. Inter-Rock sold all interest in the Daisy mine property back to Rayrock in 1998. Gold production from the Daisy leach pad continued into 2001.

Reported modern production of 351,744 ounces from Bare Mountain subdistrict has come from the following deposits: 1) 212,744 ounces produced at the Sterling mine (open pit and underground) between 1980 and 2015; 2) 104,000 ounces produced from the combined Secret Pass and Daisy West open pit mines between 1996 and 2001; and 3) 35,000 ounces produced from the Mother Lode open pit mine between 1989-1991.

The discovery and production history of the MLP is presented in the section below.

MLP History

In 1983, shortly after U.S. Borax had discovered the Secret Pass deposit, Galli Exploration Associates (“Galli”) which was later spun off as GEXA Gold Corporation (“GEXA”) in 1987, prospected and staked claims in the Mother Lode-Joshua Hollow areas east of Secret Pass. In 1985, Galli drilled 54 shallow holes in the Flatiron jasperoid area along the Fluorspar Canyon Fault. Mineralized intercepts were generally narrow, low grade, and confined to the fault zone. Galli geologists recommended drilling the pediment area where the Fluorspar Canyon Fault was projected to intersect a northwest-trending rangefront fault. The Mother Lode deposit was discovered in 1987 with drill hole ML-59, which intersected 47m (155 ft) of 1.7 g/t (0.049 ounces per ton) gold. GEXA also discovered the SNA deposit under pediment to the south of Mother Lode in 1987.

The Mother Lode deposit was delineated by drilling in 1987 and 1988. In 1988, GEXA formed USNGSJV with U.S. Precious Metals, Inc. and contract miner N.A. Degerstrom, Inc. Mining of the Mother Lode deposit began in 1989. Between 1989 and 1991, the USNGSJV produced approximately 35,000 ounces of gold at Mother Lode at an average grade of 1.8 g/t gold. The bulk of the gold production came in 1990. Mining ceased in 1991 as oxide reserves were mined-out.

Rayrock purchased the Mother Lode property in 1995 from the USNGSJV; incorporating the Mother Lode and SNA deposit resources into the Daisy mine property. Rayrock continued to explore the Mother Lode-SNA area through 1997. Rayrock also intended to mine sulfide resources at Mother Lode as a part of their Daisy mine plan but a declining gold price in 1998 prohibited this development. Some mining development was done in the Mother Lode pit between 1998 and 1999, but no separate gold production was reported.

Glamis Marigold Mining Company (“Glamis”) acquired all of the assets of Rayrock in March 1999, including 100% interest in the Daisy mine property. Glamis continued limited gold recovery from the Daisy leach pad into early 2001. The majority of the Daisy mine property was dropped by Glamis in 2001 and 2002, and the Daisy Project began reclamation work. Glamis retained a small portion of the Daisy Project property including the 13 mining claims covering the Mother Lode mine area. Goldcorp USA, Inc. acquired all of the assets of Glamis in 2006, including the 13 claims at Mother Lode. The Mother Lode claims were transferred into Goldcorp Daisy LLC (a wholly owned subsidiary of Goldcorp USA, Inc.) in 2014. In May 2017, Corvus acquired Goldcorp Daisy LLC from Goldcorp USA, Inc. In 2017-2018, Corvus had staked 436 additional mining claims which comprise the current MLP land position shown in Figure 1.

In May 2016, Glamis was notified by the BLM that the BLM was closing the Plan of Operations and authorizing a reclamation cost estimate reduction of 100%. In June 2016, Goldcorp Daisy LLC received notification from the BMRR that all regulatory requirements for permanent closure of the Daisy mine had been met, and that the Water Pollution Control Permit was terminated. Goldcorp Daisy LLC was relieved of all obligations under Nevada Revised Statutes 445 A and the Nevada Administrative Code 445A. BMRR also concurred with the BLM’s decision and terminated the Reclamation Permit 0031 noting that all reclamation and surety liability associated with the permit had been successfully completed.

Sterling Gold Mining Corp began acquiring land and staking open ground in the Daisy-Secret Pass-Mother Lode area in 2005, and by 2007 had assembled a substantial land position at northern Bare Mountain covering all the former Daisy mine property and surrounding Glamis’ small Mother Lode claim block. The land position is currently owned by Coeur Mining Inc.

NBP History

The NBP is in the Bullfrog Mining District. Gold was discovered at what was to become the original Bullfrog mine by Frank “Shorty” Harris and Ernest Cross on August 9, 1904. Two periods of mining activity account for the majority of production from the District. It is reported that 111,805 ounces of gold and 868,749 ounces of silver were produced between 1905 and 1921, after which there was little production until the 1980s. In early 1982 geologists from St. Joe Minerals Corporation became interested in the District. They conducted extensive exploration in the area of the Montgomery-Shoshone and Senator Stewart mines, resulting in the discovery of the Bullfrog deposit in mid-1986. Several company acquisitions resulted in Barrick Gold Corporation (“Barrick”) being the final owner of the mine. The Bullfrog mine produced gold and silver from three separate deposits including: 1) main Bullfrog (open pit and underground); 2) Montgomery-Shoshone (open pit); and 3) Bonanza Mountain (open pit). Between 1989 and 1999, it is reported that the Bullfrog mine produced 2.31 Moz of gold and 3.0 Moz of silver.

The early history of the NBP is comingled with the greater Bullfrog Mining District. The Pioneer and Mayflower were the principal mines in the northern part of the district. The Pioneer mine was most active between 1909 and 1926 with about 15,000 feet of underground workings, all being developed within 330-feet of the surface. There are no accurate production figures, but limited records suggest that head grades were about one quarter ounce of gold per ton. The Mayflower mine was probably active during the same time, but again there are no reliable production records. Underground development at Sierra Blanca, Jolly Jane, Savage Valley, and YellowJacket also attest to historic mining and production, probably during the same period.

Modern exploration started in the early 1970s and consisted of a number of companies with focuses on different parts of the property. These programs consisted of a variety of activities including surface mapping and sampling, underground mapping and sampling, and drilling.

Between the early 1970s and the end of the Barrick exploration in the mid-1990s, approximately 249 rotary and reverse-circulation drill holes were drilled on the NBP.

With the downturn in gold price at the start of the 21st Century, interest in the NBP was essentially nonexistent. Redstar became attracted to the North Bullfrog area in late 2005, and started staking claims and acquiring leases on patented mining claims. In March 2007, Redstar granted ITH the right to earn an interest in the NBP and thereafter formed the NBPJV. In December 2007 ITH completed a lease of the Mayflower property, which was included in the NBPJV. Following the execution of the NBPJV agreement, ITH commenced active exploration on the NBP. In October 2008, Redstar completed a lease of the Connection property, which was also included in the NBPJV. On August 4, 2009, ITH purchased Redstar’s interests in the NBP and continued the exploration program as sole owner/lessor. On August 26, 2010, ITH spun out Corvus as a separate public company in a transaction which resulted in Corvus owning Corvus Nevada, through which all interest in the NBP was held, thus resulting in Corvus indirectly acquiring all of the interest in and responsibilities for the NBP.

NBP and MLP Preliminary Economic Assessments

The PEAs for both NBP and MLP were updated and revised documents were published on SEDAR and EDGAR in 2020. Both of the updates were based on assessment of the projects with dedicated process facilities at each site, and no common equipment or infrastructure.

Mineral Resource Estimates

Corvus has prepared updated Mineral Resource Estimates for both NBP and MLP in accordance with the disclosure obligations in NI 43-101 and in accordance with the CIM Definition Standards. There have been historic resource estimates at MLP, within the context of NI 43-101, including actual mine production. Project mineral inventories were reported at various cut-off-grades and classifications.

Vulcan® Software was used to estimate and quantify the Project Mineral Resources. Vulcan® software utilizes a block modeling approach to represent the deposit as a series of 3-D blocks to which grade attributes, and other attributes can be assigned. Mineral inventories have been pit-constrained using Whittle® in order to demonstrate the reasonable prospects of eventual economic extraction. General statistics and geostatistics were evaluated using GSLIB®, Sage2000®, Rockworks® Utilities, Excel and a variety of internally developed programs. Maps, cross sections, project layout and other visual aides were evaluated with Vulcan® and ArcGIS®.

The evaluation of Mineral Resources for the NBP and for the MLP Project involved the following procedures:

●	Validation of the database and wireframe models developed by Corvus;
●	Data Processing (compositing and capping) and statistical analysis;
●	Selection of estimation strategies and estimation parameters;
●	Block modelling and grade interpolation and validation of the results;
●	Classification and tabulation of Mineral Resources;
●	Quantifying the reasonable prospects for eventual economic extraction of Mineral Resources.

Table 3 summarizes the NBP Mineral Resources, classified according to CIM definitions, for the Project. Table 4 lists the MLP Mineral Resources. Reasonable prospects for eventual economic extraction assume open pit mining and run-of-mine heap leach processing of oxide mineralization. NBP processing also assumes gravity mill processing of higher grade mineralization from the YellowJacket vein and vein stockwork zone and blending the gravity tail material with ROM heap leaching mineralization for final gold recovery. MLP processing assumes Biox mill processing of higher grade sulphide mineralization.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. Numbers may not add up due to rounding. There are no known environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that may materially affect the Mineral Resource estimate in this report. The Qualified Person for both Mineral Resource Estimates was Scott Wilson.

Table 3: North Bullfrog Pit Constrained Measured, Indicated and Inferred Mineral Resource Estimate at a Gold Selling Price of $1,500 per Ounce

Mineral Resource Classification	Milling Sulphide & Oxide COG 0.204 and 0.400 g/t			Heap Leach Oxide COG 0.060 g/t			Total k-ounces		Mill k-oz		Heap Leach k-oz
Units	K-tonnes	Au g/t	Ag g/t	k-tonnes	Au g/t	Ag g/t	Au koz	Ag koz	Au koz	Ag koz	Au koz	Ag koz
Measured	9,539	1.46	10.18	27,601	0.25	0.78	669	3,816	447	3,121	222	695
Indicated	15,130	1.21	7.61	139,867	0.19	0.62	1,438	6,490	590	3,702	848	2,788
M & I Total	24,669	1.31	8.60	167,469	0.20	0.65	2,107	10,306	1,037	6,823	1,070	3,483
Inferred	418	0.97	7.96	67,254	0.19	0.55	414	1,292	13	107	401	1,185

* - Cautionary Note to U.S. Investors: Table 3 uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource”, “measured and indicated mineral resource” and “inferred mineral resource”. Investors are cautioned not to assume that all or any part of a mineral deposit in the above categories will ever be converted into SEC compliant reserves NBP does not contain SEC compliant reserves and the property is exploratory in nature. See “Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves”.

Table 4: Mother Lode Pit Constrained Measured, Indicated and Inferred Mineral Resource Estimate at a Gold Selling Price of $1,500 per Ounce

	Gold Biox Milling Cutoff Grade 0.40 Au g/t			Gold Heap Leach Cutoff Grade 0.06 Au g/t			Gold Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)	Tonnes (x1,000)	Au g/t	Au Ounces (x1,000)
Measured	7,311	1.19	280	17,018	0.39	211	24,329	0.63	491
Indicated	13,668	1.64	722	22,242	0.47	339	35,910	0.92	1,061
Total M & I	20,980	1.49	1,002	39,260	0.44	550	60,240	0.80	1,552
Inferred	2,883	0.90	83	6,978	0.40	90	9,862	0.55	173
	Silver Biox Milling Cutoff Grade 0.40 Au g/t			Silver Heap Leach Cutoff Grade 0.06 Au g/t			Silver Total (Milling & Heap Leach)
Resource Classification	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)	Tonnes (x1,000)	Ag g/t	Ag Ounces (x1,000)
Measured	7,311	0.76	179	17,018	0.98	534	24,329	0.91	713
Indicated	13,668	0.51	223	22,242	0.80	573	35,910	0.69	796
Total M & I	20,980	0.60	402	39,260	0.88	1,107	60,240	0.78	1,509
Inferred	2,883	1.77	164	6,978	1.05	235	9,862	1.26	399

* - Cautionary Note to U.S. Investors: Table 4 uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource”, “measured and indicated mineral resource” and “inferred mineral resource”. Investors are cautioned not to assume that all or any part of a mineral deposit in the above categories will ever be converted into SEC compliant reserves NBP does not contain SEC compliant reserves and the property is exploratory in nature. See “Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves”.

NBP and MLP Project Economic Performance

North Bullfrog Property

Corvus completed an updated PEA for the NBP based on a stand-alone basis, as detailed in the NBP Technical Report. The NBP PEA results indicated strong economic performance which is summarized in Table 5 and was based on resource model updates for Sierra Blanca and Mayflower that incorporated some new 2020 drill results. Mineral resources that are not mineral reserves have no demonstrated economic viability. The NBP PEA is preliminary in nature and includes Inferred Mineral Resources that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as Mineral Reserves. It cannot be assumed that all, or any part, of an Inferred Mineral Resource will ever be upgraded to a higher category. Refer to the NBP Technical Report for additional information.

Table 5: NBP Economic Highlights

Parameter	Year 1-7 Data Value	LOM Data Value(4)
Measured & Indicated Mill Feed (contained Au)	-	12.1M t at 1.47 g/t Au for 575.8k oz
Inferred Mill Feed (contained Au)	-	0.2M t at 1.09 g/t Au for 7k oz
Measured & Indicated Heap Leach Feed (contained Au)	-	149.1M t at 0.21 g/t Au for 983.9k oz
Inferred Heap Leach Feed (contained Au)	-	59.9M t at 0.19 g/t Au for 369k oz
Post-Tax and Royalty NPV at 5%	-	$452M
Post Tax and Royalty IRR	-	47%
Pre-tax cashflow; IRR	-	$763M; 55%
Overall Strip Ratio (mining only)	1.16:1 (overburden:mineralized material)	0.96:1 (overburden:mineralized material)
Average Annual Payable Gold Production	147 kozs/year	112 kozs/year
Total Payable Gold Produced	1,029 kozs	1,467 kozs
Average Gold Recovery - mill	85%	85%
Average Gold Recovery- heap leach	72%	72%
Average Cash Cost(1)	$ 589/Au Oz	$ 751/Au Oz
All-in Sustaining Cost (AISC) (2)	$ 727/Au Oz	$ 885/Au Oz
Average Silver Recovery – mill	63%	63%
Average Silver Recovery – heap leach	13%	13%
Average Total Mining Rate(3)	89 k tonne/day	85 k tonne/day
Average Mineralized Material Mining Rate(3)	43 k tonne/day	43 k tonne/day

(1) Cash Cost includes mining, processing, site G&A, refining, and royalties.

(2) AISC is a non-GAAP metric and includes mining, processing, site G&A, refining, royalties, sustaining capital (not initial), and reclamation costs, Corvus’s calculation methodology may differ from that used by other organizations.

(3) Values through Year 15, including 2-year draindown

Mother Lode Project

Corvus completed an updated PEA for the MLP based on a stand-alone basis, as detailed in the MLP Technical Report. The MLP PEA results indicated strong economic performance which is summarized in Table 6 and was based on resource model updates that incorporated new 2020 drill results. Mineral resources that are not mineral reserves have no demonstrated economic viability. The MLP PEA is preliminary in nature and includes Inferred Mineral Resources that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as Mineral Reserves. It cannot be assumed that all, or any part, of an Inferred Mineral Resource will ever be upgraded to a higher category. Refer to the MLP Technical Report for additional information.

Table 6: Projected Key Performance Parameters for the MLP PEA (Constant $, No Escalation, Constant $1,500 per ounce Gold Price, after Royalty and After-Tax)

Parameter	Year 1-3 Data Value	LOM Data Value(3)
Measured & Indicated Mill Resource	-	21.0 M t at 1.49 g/t Au for 1,002 koz
Inferred Mill Resource	-	2.9 M t at 0.90 g/t Au for 83 koz
Measured & Indicated ROM Resource	-	39.3 M t at 0.44 g/t Au for 550 koz
Inferred ROM Mineralized Resource	-	7.0 M t at 0.40 g/t Au for 90 koz
Post-Tax and Royalty NPV at 5%	-	$303M
Post-Tax and Royalty IRR	-	23%
Post-Tax and Royalty Cashflow	-	$457M
Pre-Tax Cashflow ; IRR	-	$564M; 27%
Overall Strip Ratio (mining only)	2.4:1 (overburden:mineralized material)	3.7:1 (overburden:mineralized material)
Average Annual Payable Gold Production	212 kozs/year	171 kozs/year(4)
Total Payable Gold Produced	636 kozs	1,377 kozs
Average Gold Recovery - mill	91%	91%
Average Gold Recovery- heap leach	74%	74%
Average Cash Cost(1)	$613/Au Oz	$720/Au Oz
All-in Sustaining Cost (AISC) (2)	$677/Au Oz	$787/Au Oz
Average Silver Recovery-mill	60%	60%
Average Silver Recovery – heap leach	7%	7%
Average Total Mining Rate(4)	111.9 k tonne/day	91.2 k tonne/day
Average Mineralized Material Mining Rate(4)	32.5 k tonne/day	19.6 k tonne/day

(1) Cash Cost includes mining, processing, site G&A, refining, and royalties.

(2) AISC is a non-GAAP metric and includes mining, processing, site G&A, refining, royalties, sustaining capital (not initial), and reclamation costs, Corvus’s calculation methodology may differ from that used by other organizations.

(3) Values through Year 9, including 2-year drain down, except as listed.

(4) LOM values for Years 1-8, not including drain down Year 9. Mining rates include capitalized mining in Year -1.

NBP-MLP Project Development Activities

North Bullfrog Metallurgical Test Program

Further metallurgical testing was performed on composite samples of YellowJacket vein and vein stockwork mineralization. The following test work was performed:

●	Combined gravity concentration and cyanide leach testing of YellowJacket vein and vein stockwork composites at mesh sizes of 28, 48, 65 and 100 to completely define a grind size-recovery curve;
●	Thickening tests on gravity tail materials at 28, 48, 65 and 100 mesh;
●	Vacuum filtration tests on gravity tail materials at 28, 48, 65 and 100 mesh;
●	Cyanide column leach tests on Sierra Blanca disseminated mineralization (100% -102 mm particles) in 305 mm diameter by 1830 mm high columns;
●	Cyanide column leach tests on Sierra Blanca disseminated mineralization (100% -102 mm particles) with 15% and 25% by weight gravity tail mineralization in 305 mm diameter by 1830 mm high columns;

These tests successfully demonstrated the potential for heap leach processing of ground YellowJacket mineralization blended with Run-of-Mine disseminated mineralization at NBP.

Mother Lode Metallurgical Test Program

Additional metallurgical testing was performed on oxide mineralization from the Lynnda Strip drilling. Lynnda Strip exploration has indicated the presence of a large deposit of oxide mineralization. Four samples of the oxide mineralization from holes ML20-169CT and ML20-171CT were bottle rolled to verify CN recovery with duplicate tests for each sample.

All samples indicated high gold extractions ranging between 95.2 – 98.7% at P80 200 mesh. NaCN consumptions ranged between 0.546 – 1.197 kg/mt and Lime consumption ranged from 2.95 – 3.515 kg/mt.

NBP Exploration Drilling

Eleven (11) geotechnical holes were core drilled at NBP during the fiscal year (June 2020 – May 2021) to generate data for pit slope stability analysis with six holes at Sierra Blanca and five holes at Jolly Jane. A total of 1,592 m (5,222 feet) of core was produced with structural data recorded during the core logging and strength testing on selected intervals for compressive strength and frictional parameters.

RC drilling was performed for exploration at West Sierra Blanca (13 locations) and Cat Hill (three locations) for a total of 2,501 m (8,205 feet) drilled.

Drilling for hydrogeologic testing was conducted in Sarcobatus Flat, central Sierra Blanca along the YellowJacket vein trend and at Jolly Jane. Water production test wells were constructed at the 4 locations shown in Figure 5 with a total of eight monitoring holes drilled for the installation of multiple water level gages installed in each hole. The water production wells were constructed with six inch (15 cm), eight inch (20 cm) and 10 inch (25 cm) diameter casing with depths ranging between 237 m (780 feet) and 116m (380 feet). A total of 556 m (1,823 feet) of production well drilling and 2,307 m (7,570 feet) of monitoring well drilling was required.

Figure 5: Map the Location of Hydrogeologic Production Holes with Respect to Planned Infrastructure and Open Pits

NBP Baseline Characterization Activities

Meetings were held with NDEP and BLM specialists at the beginning of 2021, to define the final baseline characterization requirements. The Baseline Characterization requirements were then revised on the basis of the input from the two regulatory agencies. Monitoring programs to develop baseline characterization data for support of the future permitting activities continued during the period.

Water quality monitoring wells were re-completed with electric pumps and flow meters, and sampled in calendar year Q1 and Q2. Surface springs were sampled quarterly, and the spring network was expanded to cover the area within 5 miles of North Bullfrog for the creation of a single sample event at the beginning of baseline characterization. The NBP spring network will continue to be sampled quarterly.

Data collection for flora and fauna surveys was performed in calendar year Q1 and Q2. Additional data collection will be required to meet data requirements that are sensitive to seasonal sample requirements

Cultural data collection was performed in calendar year Q1 and Q2, but some additional requirements were imposed on the project to extend the surveyed area into specific areas on the private lands.

Waste rock geochemistry studies were continued, with an additional 327 static samples identified in consultation with NDEP. An additional 20 Humidity Cell tests were identified by NDEP along with 12 samples for Meteoric Water Mobility. An additional 32 samples have been submitted for XRD and optical mineralogy analyses.

Hydrogeologic testing was performed in the new wells by pumping the wells and monitoring the change in water levels in the surrounding monitoring wells. Figure 5 shows the location of the water production wells with respect to the project infrastructure and planned open pit excavations.

A field test program was performed to characterize soil geotechnical in the northern NBP where site infrastructure and the heap leach pad are planned. A total of 31 test pits and 18 soil borings were completed to produce 227 boring samples and 24 test pit samples for laboratory testing.

Pit slope geotechnical sampling was initiated in calendar year Q2, with a total of 16 core holes planned for characterization at the Sierra Blanca and Jolly Jane open pits. Three of the holes have been completed.

The Company operated a meteorological monitoring station at NBP and submitted quarterly reports to the NDEP in September 2019, January 2020 and April 2020.

Mother Lode Exploration Drilling

Core-tail drilling was completed in 20 holes at the Mother Lode deposit during the year. RC drilling was performed in 17 of those holes for 4,174m (13,692 feet). In 20 holes the core-tail was then advanced a total of 6,433 m (21,201 feet) below the casing.

Exploration drilling was also performed in the Lynnda Strip claims, located just to the north of Mother Lode. Twenty (20) holes were drilled at Lynnda Strip with the RC-Cased portion of the holes totaling 7,266 m (23,834 feet). In nine of these holes the, core-tail was developed for 3,798 m (12,457 feet) below the casing. The drilling indicated the presence of a substantial thickness gold bearing material. Core logging indicates the mineralization is oxidized and preliminary metallurgical testing indicated high gold recovery using CN leaching.

Other MLP Activities

Baseline characterization work was planned and performed to expand the footprint of the existing Mother Lode Exploration Plan of Operations. The specific activities included development of characterization plans with review and comment by BLM and NDEP BMRR specialists to define the baseline requirements. Technical work included a desktop analysis to define the environmental resources of the area (soils, vegetation communities, hydrologic resources, special status plant and animal species, etc.). Botanical surveys were then planned to describe vegetation communities, presence of noxious weeds, ecological site verification and special status species presence. General wildlife surveys, special status wildlife surveys, migratory bird counts, nesting eagle and raptor surveys and bat habitat assessment and acoustic surveys were designed and scheduled. A Class III cultural resource inventory was designed and is currently underway.

All field surveys with the exception of the Cultural resource inventory have been completed. Contractor crews responsible for the Cultural work are currently in field completing the resource inventory. Preparation of the Baseline Reports is proceeding.

Planned Work 2021 - 2022

Exploration and development work will continue for the rest of the fiscal year to support development of an EA for the North Bullfrog mining project and at Mother Lode to support the development of advanced engineering studies and revision of the Plan of Operations.

Use of Proceeds

On October 10, 2019, the Company announced the completion of a $23,000,000 public bought deal financing, where the Company issued 11,500,000 Common Shares at a price of $2.00 per Common Share (the “Offering”). The net proceeds to the Company from the Offering was $21,020,000 after deducting the underwriter’s fee in the amount of $1,380,000, and the estimated expenses of the Offering of $600,000, which was paid out of the proceeds of the Offering.

The net proceeds of the Offering were anticipated to be applied as set out below. There are no material changes to the anticipated use of proceeds as described in the prospectus relating to the Offering.

Use of Net Proceeds	Amount

Exploration Expenditures at the North Bullfrog and Mother Lode Properties
Resource Expansion Drilling (42,000 m)	$10,000,000
New Discovery Drilling (7,000 m)	$2,300,000
Metallurgical Studies	$1,500,000
Mining and Development Studies	$600,000
Corporate general and administration, land and permits	$6,620,000
TOTAL	$21,020,000

Of the $21,020,000 in net proceeds received from the Offering have been used as follows:

Company Cost Center	Total Proceeds ($ M)	Expended ($ M) (October 1, 2019 – May 31, 2020)	Expended ($ M) (June 1, 2020 – May 31, 2021*	Cumulative Expenditure ($ M) (October 1, 2019 – May 31, 2021
Exploration Expenditures at the North Bullfrog and Mother Lode Properties
Resource Expansion Drilling	$10.00	$4.05	$3.39	$7.44
New Discovery Drilling	$2.30	$2.10	$2.60	$4.70
Metallurgical Studies	$1.50	$0.80	$0.85	$1.65
Mining and Development Studies	$0.60	$0.26	$0.23	$0.49
Corporate general and administration, land & permits	$6.62	$3.43	$3.31	$6.74
TOTAL	$21.02	$10.64	$10.38	$21.02

*Unaudited Cost Reporting

On January 29, 2021, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright, pursuant to which the Company may offer and sell at its discretion only through the Nasdaq Capital Market, its Common Shares at market prices up to an aggregate gross sales value of US$12.6 million in an at-the-market offering over a period up to 12 months. The Company pays H.C. Wainwright a commission of approximately 3.0% of the aggregate gross proceeds the Company received from all sales of the Common Shares under the ATM Agreement. From January 29, 2021 to the date hereof, an aggregate of 119,125 Common Shares were sold under the ATM Agreement for gross proceeds of $340,762 at a weighted average price of $2.86, and from the gross proceeds a commission of $10,223 was paid to H.C. Wainwright.

Of the $330,539 in net proceeds received from the ATM Agreement have been used as follows:

Company Cost Center	Cumulative Expenditure ($ M) (January 29 – May 31, 2021*
Exploration Expenditures at the North Bullfrog and Mother Lode Properties
Resource Expansion Drilling	$0.09
New Discovery Drilling	$0.06
Metallurgical Studies	$0.04
Mining and Development Studies	$0.00
Corporate general and administration, land & permits	$0.13
TOTAL	$0.33

*Unaudited Cost Reporting

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that forms the basis for the disclosure in this Annual Report on Form 10-K (other than the Mother Lode Mineral Resource Estimate) and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of the Company, as he is the Chief Executive Officer and President and holds Common Shares and incentive stock options in Corvus.

Carl E. Brechtel (Colorado PE 23212, Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the technical work and has reviewed and approved the disclosure in this Annual Report on Form 10-K related thereto. Mr. Brechtel is not independent of the Company, as he is the Chief Administrative Officer and holds Common Shares and incentive stock options in Corvus.

The work programs at the NBP and MLP were designed and supervised by Mark Reischman, Corvus Gold’s US Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to American Assay Laboratories in Reno, Nevada, for preparation and assaying.

Assaying for the NBP and MLP holes has been performed by American Assay Laboratories (“AAL”) in Sparks, Nevada. Corvus has no business relationship with AAL beyond being a customer for analytical services. The Sparks laboratory is Standards Council of Canada, Ottawa, Ontario Accredited Laboratory No. 536 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Check assaying has been performed by Bureau Veritas North America (“BV”, formerly Inspectorate America Corporation), in Sparks Nevada and Vancouver, Canada, and ALS Minerals Laboratories (“ALS Minerals”), in Sparks, Nevada. Corvus has no business relationship with BV or ALS Minerals beyond being a customer for analytical services. The BV laboratory is Accredited Laboratory No. 720 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO 9001:2008) and ALS is Accredited Laboratory No. 660 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Mineral Resource calculation reporting, mining project analysis and due diligence evaluations. He has acted as the Qualified Person, as defined in NI 43-101, for the Mineral Resource estimate and the Technical Report. Mr. Wilson has over 29 years of experience in surface mining, resource estimation and strategic mine planning. Mr. Wilson and Resource Development Associates Inc. are independent of the Company under NI 43-101. Mr. Wilson, a Qualified Person, has verified the data underlying the information disclosed herein by reviewing the reports of AAL and all procedures undertaken for QA/QC. All matters were consistent and accurate accordingly to his professional judgment. There were no limitations on the verification process.

For additional information on the NBP-MLP, including information relating to exploration, data verification and the Mineral Resource estimates, see the Technical Reports, which are available under Corvus’ SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. The Technical Reports are referred to herein for informational purposes only and is not incorporated herein by reference. The Technical Reports contain disclosure regarding Mineral Resources that are not Guide 7 compliant proven or probable reserves, see “Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources and Proven and Probable Reserves” above.

ITEM 3. LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings and, to the best of our knowledge, none of our Properties or assets are the subject of any pending legal proceedings as required to be disclosed pursuant to Item 103 of Regulation S-K.

ITEM 4. MINE SAFETY DISCLOSURES

Pursuant to Section 1503(a) of the Dodd-Frank Act, issuers that are operators, or that have a subsidiary that is an operator, of a coal or other mine in the United States are required to disclose specified information about mine health and safety in their periodic reports. These reporting requirements are based on the safety and health requirements applicable to mines under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) which is administered by the U.S. Department of Labor’s Mine Safety and Health Administration (“MSHA”). During the fiscal year ended May 31, 2021, none of the Company’s or its subsidiaries’ properties or projects was subject to regulation by MSHA under the Mine Act and thus no disclosure is required under Section 1503(a) of the Dodd-Frank Act.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Price Range of Common Shares

The Common Shares are listed and posted for trading on the TSX and the Nasdaq Capital Market in each case under the symbol “KOR”. In the United States, until trading on the Nasdaq Capital Market began on August 12, 2020, the Common Shares were quoted for trading on OTCQX under the symbol “CORVF”. Any over-the-counter market quotations on the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

As at August 9, 2021, there were 126,978,470 Common Shares issued and outstanding, and the Company had approximately 106 shareholders of record.  On August 6, 2021, the closing price of the Common Shares as reported by the TSX was C$4.02 and on the Nasdaq Capital Market was USD 3.21.

Dividends

Since its inception, Corvus has not paid any dividends. Corvus has no present intention of paying any dividends, as it anticipates that all available funds will be invested to finance the growth of its business. The Board will determine if and when dividends should be declared and paid in the future after taking into account many factors, including Corvus’ financial condition, operating results and anticipated cash needs at the relevant time. There are no restrictions which prevent Corvus from paying dividends.

Unregistered Sales of Equity Securities

None.

Repurchase of Securities

None

Equity Compensation Plan

The following summary information is presented as of May 31, 2021

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders	12,088,500	$2.03	609,347
Equity Compensation Plans Not Approved By Securityholders	Nil	Nil	N/A
Total	12,088,500	$2.03	609,347

2010 Incentive Stock Option Plan (“Plan”)

On July 8, 2010, the Company adopted a “rolling” stock option plan reserving, for the grant of incentive stock options, a maximum number of Common Shares equal to 10% of the issued Common Shares at the time of any stock option grant. The Plan was subsequently approved by the TSX (subject to approval of the shareholders) on July 28, 2010 and was approved by the shareholders on August 12, 2010. As required by the TSX, the Plan, incorporating certain amendments, was reapproved by the shareholders on October 29, 2013 and, October 20, 2016 and October 3, 2019. The Plan will require re-approval by the shareholders on or before October 3, 2022.

The Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

The Plan is administered by the Compensation Committee of the Board (“CC”). Options are granted by the Board based upon the recommendations of the CC. The following is a brief description of the Plan, which description is qualified in its entirety by the Plan.

1.	Options may be granted to Employees, Senior Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Plan) of the Company and its affiliates who are, in the opinion of the CC, in a position to contribute to the success of the Company or any of its affiliates.
2.	The aggregate number of Common Shares that may be made issuable pursuant to options granted under the Plan at any particular time (together with those Common Shares which may be issued pursuant to any other security-based compensation plan(s) of the Company or any other option(s) for services granted by the Company at such time), unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the Common Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Plan as its issued capital increases, even after the Plan has received regulatory acceptance and shareholder approval.
3.	The number of Common Shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the CC), provided that:
(a) the maximum aggregate number of Common Shares reserved for issuance pursuant to options granted under the Plan and any other share compensation arrangements of the Company for issuance to insiders at any particular time may not exceed 10% of the issued Common Shares at such time; and
(b)	the number of Common Shares issued to Insiders pursuant to the Plan (together with any Common Shares issued to insiders pursuant to any other share compensation arrangements of the Company) within a twelve (12) month period may not exceed ten (10%) of the issued and outstanding number of Common Shares.

Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Board in its discretion (based on the recommendation of the CC), but such price shall be not less than the greater of:
	(a)	the maximum aggregate number of Common Shares reserved for issuance pursuant to options granted under the Plan and any other share compensation arrangements of the Company for issuance to insiders at any particular time may not exceed 10% of the issued Common Shares at such time; and
	(b)	the closing price of the Common Shares on the TSX on the day prior to the option grant.
5.	Options may be exercisable for a period of up to ten years from the date of grant. The Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.
6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the CC, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls within a blackout period, then the expiry date will be the close of business on the tenth business day after the end of such blackout period. Alternatively, if the expiry date falls within two business days after the end of such a blackout period, then the expiry date will be the difference between 10 business days reduced by the number of business days between the expiry date and the end of such blackout period.
7.	The Plan does not provide for any specific vesting periods. The Board may (based on the recommendation(s) of the CC), at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.
8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Common Shares thereby issued to such bid and the completion of, and consequent taking up of such Common Shares under, such bid or going private transaction.
9.	Options are non-assignable, and may, during his/her lifetime, only be exercised by the optionee.
10.	The exercise price per optioned share under an option may be reduced, at the discretion of the Board (upon the recommendation of the CC), if:
(a) at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended; and
(b) shareholder approval is obtained, including disinterested shareholder approval if required by the TSX.

11.	The present policy of the Board is not to provide any financial assistance to any optionee in connection with the exercise of any option.
12.	The present policy of the Board is not to transform an option granted under the Plan into a stock appreciation right.
13.	If there is any change in the number of Common Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Common Shares, the number of shares available under the Plan, the shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.
14.	The Plan provides that, subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Plan, any option granted under the Plan and any relevant option agreement, in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to:
	(a)	ensure that the options granted under the Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a optionee to whom an option has been granted may from time to time be resident or a citizen;
	(b)	make amendments of an administrative nature;
	(c)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any option or option agreement
	(d)	change vesting provisions of an option or the Plan;
	(e)	change termination provisions of an option provided that the expiry date does not extend beyond the original expiry date;
	(f)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;
	(g)	make any amendments required to comply with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company; or
	(h)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Plan that would facilitate the purchase of securities under the Plan;
provided that shareholder approval shall be obtained for any amendment that results in:
	(i)	an increase in the Common Shares s issuable under options granted pursuant to the Plan;
	(j)	a change in the persons who qualify as participants eligible to participate under the Plan;
	(k)	a reduction in the exercise price of an option;
	(l)	the cancellation and reissuance of any option;
	(m)	the extension of the term of an option;
	(n)	a change in the insider participation limit;
	(o)	options becoming transferable or assignable other than for limited purposes; and
	(p)	a change in the amendment provisions contained in section 16 of the Plan.

Exchange Controls

Canada has no system of exchange controls. There are no Canadian restrictions specifically targeted to restrict the repatriation of capital or earnings of a Canadian public company to non-resident investors, and there are no laws in Canada or exchange restrictions specifically targeted to restrict the remittance of dividends, interest or other payments to holders of the securities of Corvus, other than Canadian withholding tax as described under “Certain Canadian Federal Income Tax Considerations for US Resident Holders” below.

Certain Canadian Federal Income Tax Considerations for US Resident Holders

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980), as amended (the “Convention”) generally applicable to a beneficial owner of Common Shares who at all relevant times: (i) is a resident of the United States for purposes of the Convention and a “qualifying person” within the meaning of the Convention; (ii) is neither resident nor deemed to be resident in Canada for purposes of the Canadian Tax Act; (iii) does not use or hold, and will not be deemed to use or hold, Common Shares in a business carried on in Canada; (iv) for purposes of the Canadian Tax Act deals at arm’s length with Corvus and is not affiliated with Corvus; and (v) holds the Common Shares as capital property within the meaning of the Canadian Tax Act (each such holder, a “US Resident Holder”). Generally, the Common Shares will be considered to be capital property to a US Resident Holder unless the US Resident Holder holds or uses such shares or is deemed to hold or use such shares in the course of carrying on a business of trading or dealing in securities or has acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

In some circumstances, persons deriving amounts from the Common Shares through entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may be entitled to benefits under the Convention. US Resident Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Convention based on their particular circumstances.

This summary is not applicable to a US Resident Holder: (a) that is a “financial institution” (as defined in the Canadian Tax Act) for the purposes of the mark-to-market rules contained in the Canadian Tax Act; (b) that is a “specified financial institution” (as defined in the Canadian Tax Act); (c) an interest in which would be a “tax shelter investment” (as defined in the Canadian Tax Act); (d) that makes or has made a functional currency reporting election pursuant to Section 261 of the Canadian Tax Act; (e) that has entered into or will enter into, a “derivative forward agreement” (as defined in the Canadian Tax Act) in respect of the Common Shares; (f) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement” (as defined in the Canadian Tax Act); or (g) that acquired Common Shares pursuant to an employee stock option. Moreover, this summary does not apply to a US Resident Holder: (i) that is an insurer that carries on an insurance business in Canada and elsewhere; or (ii) that is an “authorized foreign bank” (as defined in the Canadian Tax Act).  Such US Resident Holders should consult their own advisers.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof, the current provisions of the Convention, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). This summary does not anticipate or take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, except only the specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”). This summary assumes that the Tax Proposals will be enacted in the form proposed. This summary does not take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Common Shares. The following summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular US Resident Holder. US Resident Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances. This summary is qualified accordingly.

Taxation of Dividends

Under the Canadian Tax Act, dividends paid or credited, or deemed to be paid or credited, to a US Resident Holder on the Common Shares will be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividends unless the rate is reduced under the Convention. Under the Convention, a US Resident Holder that is entitled to the benefits of the Convention will generally be subject to Canadian withholding tax at a rate of 15% of the gross amount of such dividends. This rate is reduced to 5% in the case of a US Resident Holder that is the beneficial owner of the dividends and that is a company that owns beneficially at least 10% of the voting stock of Corvus. Under the Convention, dividends may be exempt from such Canadian withholding tax if paid to certain US Resident Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

Disposition of Common Shares

Generally, a US Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such US Resident Holder on a disposition of Common Shares unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the US Resident Holder at the time of the disposition and the Common Shares do not constitute “treaty-protected property” to the US Resident Holder pursuant to the Convention.

Generally, as long as the Common Shares are then listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes the TSX), the Common Shares will not constitute taxable Canadian property to a US Resident Holder, unless at any time during the 60-month period immediately preceding the disposition of the Common Shares the following two conditions are met concurrently: (a) the US Resident Holder, persons with whom the US Resident Holder did not deal at arm’s length, a partnership in which the US Resident Holder or a non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships, or the US Resident Holder together with such persons or partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of Corvus; and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Canadian Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists).

Even if the Common Shares are taxable Canadian property to a US Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares will not be subject to tax under the Canadian Tax Act if the Common Shares are “treaty-protected property”. Under the Convention, the Common Shares of a US Resident Holder will generally constitute “treaty-protected property” for purposes of the Canadian Tax Act at a particular time unless the value of the Common Shares at such time is derived principally from real property situated in Canada. For this purpose “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

US Resident Holders should consult their own tax advisors as to whether their Common Shares constitute taxable Canadian property or treaty-protected property.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

There may be material tax consequences to U.S. Residents in relation to an acquisition or disposition of Common Shares or other securities of the Company. U.S. Residents should consult their own legal, accounting and tax advisors regarding such tax consequences under United States, state, local or foreign tax law regarding the acquisition or disposition of our Common Shares or other securities, in particular, the tax consequences of the Company likely being a "passive foreign investment company" (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code.  See the section “Item 1A. – Risk Factors - The Company is likely a “passive foreign investment company”, which will likely have adverse U.S. federal income tax consequences for U.S. shareholders” above.

ITEM 6. SELECTED FINANCIAL DATA

Not Applicable

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements for the two years ended May 31, 2021 and 2020, and the related notes thereto, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under the section heading “Item 1A. Risk Factors” above and elsewhere in this annual report on Form 10-K.  See section heading “Forward-Looking Statements” above.

Current Business Activities

General

AngloGold North America Loan

On May 4, 2021, the Company entered into a loan agreement with AngloGold North America to fund up to USD 20,000,000 towards the ongoing permitting and pre-development work at the Company’s North Bullfrog project as well as going exploration at its Mother Lode property. Highlights of the agreement for the USD 20,000,000 unsecured loan included:

●	A fixed interest rate of 1.107025% with interest beginning 180 days after Loan signing
●	Repayment of Loan will be the lesser of 12 months after Loan origination date, or after all North Bullfrog project mine construction permits are obtained by Corvus
●	A minimum of 70% of the Loan amount to be spent on project work
●	AngloGold North America is granted an exclusivity period of 90 days where Corvus will abstain from all discussions or actions related material transactions involving Company assets or change in share structure, which can be extended to 120 days under certain circumstances (extended to 120 days as a result of the AngloGold Offer). The Company continues to be in a period of exclusivity with AngloGold North America as of the date hereof.

AngloGold Offer

On July 13, 2021, the Company announced that it has received an unsolicited, non-binding proposal from AngloGold for the acquisition of the outstanding Common Shares of Company by AngloGold Holdings, a subsidiary of AngloGold. The principal terms of the proposal include AngloGold Holdings acquiring all issued and outstanding Common Shares for consideration of CAD $4.00 per Common Share payable in cash.  Management and the Board of Directors, in accordance with their fiduciary duties and consistent with their commitment to maximize shareholder value, are reviewing the proposal. Under the AngloGold North America Loan, the Company is currently under an exclusivity period with AngloGold North America.

NBP and MLP Project Exploration

Exploration drilling continued at both the North Bullfrog and Mother Lode projects. A single RC-drill and Core drill were in operation continuously, being transferred between the two projects through the year.

Sixteen exploration holes were drilled at NBP, 13 at West Sierra Blanca and three at Cat Hill. In addition, 11 geotechnical core holes were drilled for assessment of pit slope stability, six at Sierra Blanca and five at Jolly Jane. A separate drill rig and was brought to NBP to drill four water production test wells, one at the target well field in the northwest corner of NBP, two at the north and south end of the YellowJacket vein trend at Sierra Blanca, and one at Jolly Jane. These holes were cased and completed to form temporary water production wells for hydrogeologic testing. Eight additional RC holes drilled and instrumented with vibrating wire piezometers to monitor the change in water level during the water production testing.

At MLP, RC drilling was performed in 17 holes with casing installed to allow development of the core tails. Coring was then performed in 20 of the MLP holes. An additional 20 holes were drilled at Lynnda Strip with the RC drill rig and cased in preparation for core tail drilling. In nine of these holes, the core tail portion of the drilling was completed.

The drilling indicated the existence of large intervals of gold mineralization in oxidized rock at Lynnda Strip. Metallurgical testing of the Lynnda Strip samples indicate a high degree of oxidation and gold recoveries with bottle roll cyanidation were +90% at 200 mesh.

Baseline characterization work was expanded at NBP to support the development of an Environmental Assessment (“EA”) for mining. Baseline characterization requirements were agreed with BLM and NDEP BMRR technical specialists, and the field work and testing was initiated at the beginning of 2021. The tasks of hydrogeolgic testing and waste rock management testing control the completion schedule and are well underway at mid-year. Project design work is advanced at this time.

Baseline characterization work for expansion of the disturbance area at MLP was also initiated during the period. Requirements were defined and the baseline was agreed with BLM and NDEP BMRR specialists. Field investigations have been completed with the exception of the Class III cultural survey, which is currently underway. Preparation of the revised EA document is underway.

Financing

The Company entered into the ATM Agreement with H.C. Wainwright dated January 29, 2021, pursuant to which the Company may offer and sell at its discretion only through the Nasdaq Capital Market, its Common Shares at market prices up to an aggregate gross sales value of US$12.6 million in an at-the-market offering over a period up to 12 months. The Company pays H.C. Wainwright a commission of approximately 3.0% of the aggregate gross proceeds the Company received from all sales of the Company's Common Shares under the ATM Agreement. From January 29, 2021 to the date hereof, an aggregate of 119,125 Common Shares were sold under the ATM Agreement for gross proceeds of $340,762 at a weighted average price of $2.86, and from the gross proceeds a commission of $10,223 was paid to H.C. Wainwright.

On May 4, 2021, the Company entered into a loan agreement with AngloGold North America to fund up to USD 20,000,000 towards the ongoing permitting and pre-development work at the Company’s North Bullfrog project as well as going exploration at its Mother Lode property. Highlights of the agreement for the USD 20,000,000 unsecured loan included:

●	A fixed interest rate of 1.107025% with interest beginning 180 days after Loan signing
●	Repayment of Loan will be the lesser of 12 months after Loan origination date, or after all North Bullfrog project mine construction permits are obtained by Corvus
●	A minimum of 70% of the Loan amount to be spent on project work
●	AngloGold North America is granted an exclusivity period of 90 days from May 4, 2021, where Corvus will abstain from all discussions or actions related material transactions involving Company assets or change in share structure, which can be extended to 120 days under certain circumstances (extended to 120 days as a result of the AngloGold Offer). The Company continues to be in a period of exclusivity with AngloGold North America as of the date hereof.

2021 Outlook

Exploration and development studies will continue during 2021-2022.

Baseline characterization data will continue to be collected at NBP and MLP, including water quality samples, invasive weed surveys and meteorological data.

Results of Operations

Year ended May 31, 2021 Compared to Year ended May 31, 2020

For the year ended May 31, 2021, the Company had a net loss of $23,120,477 compared to a net loss of $16,206,652 in the prior year. Included in net loss was $3,978,680 (2020 - $3,389,637) in stock-based compensation charges which was a result of stock options granted during the year and previously granted stock options which vested during the year. Stock-based compensation in the current year comprised of stock options granted on July 31, 2017, November 19, 2018, April 9, 2019, June 13, 2019, October 11, 2019 and February 3, 2020 which vested during the year and stock options granted on January 15, 2021. The prior year had stock-based compensation arising from stock options granted on July 31, 2017, November 19, 2018 and April 9, 2019 which vested during the year and stock options granted on June 13, 2019, October 11, 2019 and February 3, 2020. The increase in loss of $6,913,825 in the current year was due to a combination of factors discussed below.

The primary factor for the increase in net loss was the exploration expenditures of $14,915,361 incurred in the current year compared to $9,766,264 in the prior year. The exploration activities of the Company increased mainly due to an increase of $5,071,240 incurred in the exploration in the current year compared with the prior year as the Company secured further financing in October 2019 and partly due to increased stock-based compensation charges of $372,617 during the current year compared to $294,760 in the prior year.

Consulting expenses increased to $2,276,870 (2020 - $1,931,197) mainly due to an increase in stock-based compensation charges of $1,891,036 during the current year compared to $1,591,400 in the prior year and an increase in consulting fees to the CFO as a result of amendment to her consulting agreement.

Insurance expenses increased to $459,163 (2020 - $234,846) mainly due to an increase in D&O liability insurance premium due to the Company’s listing on the Nasdaq Capital Markets.

Investor relations expenses increased to $1,635,042 (2020 - $1,631,230) mainly due to an increase in virtual advertising activities and an increase in stock-based compensation charges of $538,168 during the current year compared to $470,910 in the prior year. The increase in virtual advertising activities was offset by a decrease in investor relations fees and investor relations-related travels in the current period due to COVID-19 travel restrictions and as a result, a shift from in-person meetings to virtual meetings and activities. Travel expenses decreased to $82,139 (2020 - $272,674) also as a result of COVID-19 travel restrictions.

Professional fees increased to $503,696 (2020 - $374,012) mainly due to an increase in the audit-related and legal fees as the Company prepared for a transition in its filing status, and an increase in stock-based compensation charges of $34,377 during the current year compared to $26,259 in the prior year.

Regulatory expenses increased to $321,628 (2020 - $185,277) mainly due to the entry fee to the Nasdaq Capital Markets as the Company commenced trading as of market open on August 12, 2020.

Wages and benefits increased to $2,479,953 (2020 - $2,264,435) mainly due to an increase in pension benefits, an increase in employer expenses due to expenses associated with stock option exercises during the current year, and an increase in stock-based compensation charges of $1,142,482 during the current year compared to $1,006,308 in the prior year.

Other expense categories that reflected only moderate change year over year were administration expenses of $364 (2020 - $429), depreciation expenses of $69,388 (2020 - $61,513), office expenses of $132,456 (2020 - $139,338) and rent expenses of $11,384 (2020 - $18,179).

Other items amounted to a loss of $233,033 compared to an income of $672,742 in the prior year. There was an increase in foreign exchange loss of $263,709 (2020 - gain of $417,332), which is the result of factors outside of the Company’s control and a decrease in interest income of $30,676 (2020 - $255,410) as a result of less investment in cashable GIC’s during the current year.

Three months ended May 31, 2021 Compared to Three months ended May 31, 2020

For the three months ended May 31, 2021, the Company had a net loss of $7,518,210 compared to a net loss of $6,181,351 in the comparative period of the prior year. Included in net loss was $1,203,368 (2020 - $943,940) in stock-based compensation charges which is a result of stock options granted during the period and previously granted stock options which vested during the period. Stock-based compensation in the current period comprised of stock options granted on November 19, 2018, April 9, 2019, June 13, 2019 and February 3, 2020 which vested during the period, and stock options granted on January 15, 2021. The prior period comparative had stock-based compensation arising from stock options granted on July 31, 2017, November 19, 2018, April 9, 2019, June 13, 2019, October 11, 2019 and February 3, 2020 which vested during the comparative period of the prior year. The increase in loss of $1,336,859 in the three month period of the current year was due to a combination of factors discussed below.

The primary factor for the increase in the net loss was the exploration expenditures of $5,617,695 incurred in the current period compared to $4,996,972 in the comparative period of the prior year. The exploration activities of the Company increased mainly due to an increase of $587,489 incurred in the exploration in the current period compared with the comparative period of the prior year and partly due to increased stock-based compensation charges of $117,766 during the current period compared to $84,532 in the comparative period of the prior year.

Consulting fees increased to $681,606 (2020 - $531,017) mainly due to an increase in stock-based compensation charges of $575,207 during the current period compared to $445,169 in the comparative period of the prior year and an increase in consulting fees to the CFO as a result of amendment to her consulting agreement.

Insurance expenses increased to $171,978 (2020 - $62,406) mainly due to an increase in D&O liability insurance premium due to the Company’s listing on the Nasdaq Capital Markets.

Investor relations expenses decreased to $274,178 (2020 - $321,424)) mainly due to an increase in stock-based compensation charges of $153,211 during the current period compared to $134,788 in the comparative period of the prior year, and a decrease in investor relations fees and investor relations-related travels in the current period due to COVID-19 travel restrictions and as a result, a shift from in-person meetings to virtual meetings and activities. Travel expenses decreased to $24,881 (2020 - $48,609) also as a result of COVID-19 travel restrictions.

Regulatory expenses increased to $30,711 (2020 - $11,329) mainly due to the Nasdaq Capital Markets annual listing fee during the current period compared to none during the comparative period of the prior year.

Wages and benefits increased to $537,169 (2020 - $507,894) mainly due to an increase in stock-based compensation charges of $346,135 during the current period compared to $271,726 in the comparative period of the prior year.

Other expense categories that reflected only moderate change period over period were administration expenses of $42 (2020 - $107), depreciation expenses of $17,998 (2020 - $14,508), office expenses of $31,664 (2020 - $47,198), professional fees of $119,966 (2020 - $104,070), and rent expenses of $817 (2020 - $567).

Other items amounted to a loss of $9,505 compared to an income of $464,750 in the prior period. There was a decrease in foreign exchange gain of $18,643 (2020 - $390,896), which was the result of factors outside of the Company’s control and an increase in interest expenses of $28,148 (2020 - interest income of $73,854) as a result of less investment in cashable GIC’s during the current period and the related interest expenses as a result of accretion recognized on the AngloGold North America Loan.

Liquidity and Capital Resources

The Company has no revenue generating operations from which it can internally generate funds. To date, the Company’s ongoing operations have been financed by the sale of its equity securities by way of public offerings, private placements and the exercise of incentive stock options and share purchase warrants. The Company believes that it will be able to secure additional private placements and public financings in the future, although it cannot predict the size or pricing of any such financings. In addition, the Company can raise funds through the sale of interests in its mineral properties, although current market conditions have substantially reduced the number of potential buyers/acquirers of any such interest(s). This situation is unlikely to change until such time as the Company can develop a bankable feasibility study on one of its projects. When acquiring an interest in mineral properties through purchase or option, the Company will sometimes issue Common Shares to the vendor or optionee of the property as partial or full consideration for the property interest in order to conserve its cash.

The Company reported cash and cash equivalents of $5,121,495 as at May 31, 2021 compared to $14,913,158 as at May 31, 2020. The change in cash position was the net result of $17,790,346 used for operating activities, $72,193 used for lease liabilities payments, $103,819 used for capitalized acquisition costs, $50,625 used on property and equipment, $6,048,000 (USD 5,000,000) received from the AngloGold North America Loan, and $340,762 received from issuance of Common Shares net of share issuance costs of $194,869 and $2,356,840 received from exercise of stock options during the year ended May 31, 2021.

As at May 31, 2021, the Company had working deficit of $2,011,551 compared to working capital of $14,568,048 as at May 31, 2020.

The Company expects that it will operate at a loss for the foreseeable future and believes the current cash and cash equivalents will not be sufficient for it to maintain its currently held properties, fund its planned exploration, and fund its currently anticipated general and administrative costs for at least the next 12 months from the date of this report. Therefore, the Company will be required to raise additional funds, again through public or private equity financings in the future in order to continue in business. Should such financing not be available in that time-frame, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and, if warranted, development activities at the NBP and the MLP on its currently anticipated scheduling.

Despite the Company’s success to date in raising significant equity financing to fund its operations, there is significant uncertainty that the Company will be able to secure any additional financing in the current or future equity markets. See “Risk Factors – We will require additional financing to fund exploration and, if warranted, development and production”. Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern. The quantity of funds to be raised and the terms of any proposed equity financing that may be undertaken will be negotiated by management as opportunities to raise funds arise. Specific plans related to the use of proceeds will be devised once financing has been completed and management knows what funds will be available for these purposes. Due to this uncertainty, if the Company is unable to secure additional financing, it may be required to reduce all discretionary activities at the NBP and the Mother Lode Property to preserve its working capital to fund anticipated non-discretionary expenditures in the future.

The Company has no exposure to any asset-backed commercial paper. Other than cash held by its subsidiaries for their immediate operating needs in Alaska and Nevada, all of the Company’s cash reserves are on deposit with a major Canadian chartered bank. The Company does not believe that the credit, liquidity or market risks with respect thereto have increased as a result of the current market conditions. However, in order to achieve greater security for the preservation of its capital, the Company has, of necessity, been required to accept lower rates of interest, which has also lowered its potential interest income.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Environmental Regulations

The operations of the Company may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Critical Accounting Policies

Basis of presentation

These consolidated financial statements are presented in Canadian dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the “Group”), Corvus Gold (USA) Inc. (“Corvus USA”) (a Nevada corporation), Corvus Gold Nevada Inc. (“Corvus Nevada”) (a Nevada corporation), Raven Gold Alaska Inc. (“Raven Gold”) (an Alaska corporation), SoN Land and Water LLC (“SoN”) (a Nevada limited liability company) and Mother Lode Mining Company LLC (“Mother Lode”) (a Nevada limited liability company). All intercompany transactions and balances were eliminated upon consolidation.

Significant judgments, estimates and assumptions

The preparation of these financial statements in accordance with US GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting year. Actual outcomes could differ from these estimates. These financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the year in which the estimate is revised and future periods if the revision affects both current and future years. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant estimates

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting year, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the estimated amounts of reclamation and environmental obligations.

Cash and cash equivalents

Cash equivalents include highly liquid investments in term deposits that are readily convertible to known amounts of cash with original maturities of three months or less, and term deposits with original term of maturities greater than three months but are cashable after 30 days with no penalties, and are subject to an insignificant risk of change in value.

Foreign currency translation

The presentation currency of the Company is the Canadian dollar.

The functional currency of each of the parent company and its subsidiaries is measured using the currency of the primary economic environment in which that entity operates. The functional currency of Corvus USA, Corvus Nevada, Raven Gold, SoN, and Mother Lode is US dollars, and for the Company the functional currency is Canadian dollars.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the Statement of Operations and Comprehensive Loss in the year in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income (loss) in the Statement of Operations and Comprehensive Loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income (loss). Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Parent and Subsidiary Companies

The financial results and position of foreign operations whose functional currency is different from the presentation currency are translated as follows:

●	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date; and
●	Income and expenses are translated at monthly average exchange rates during the year.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s exchange difference on translating foreign operations in the Statement of Operations and Comprehensive Loss and are reported as a separate component of shareholders’ equity titled “Cumulative Translation Differences”. These differences are recognized in profit or loss in the year in which the operation is disposed of.

Property and equipment

Recognition and measurement

On initial recognition, property and equipment are valued at cost, being the purchase price and directly attributable costs of acquisition or construction required to bring the asset to the location and condition necessary to be capable of operating in the manner intended by the Company, including appropriate borrowing costs and the estimated present value of any future unavoidable costs of dismantling and removing items.

Property and equipment is subsequently measured at cost less accumulated depreciation, less any accumulated impairment losses, with the exception of land which is not depreciated.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

Subsequent costs

The cost of replacing part of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefit embodied within the part will flow to the Company and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred.

Major maintenance and repairs

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance expenditures are charged to profit or loss during the financial year in which they are incurred.

Gains and losses

Gains and losses on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount, and are recognized net within other items in profit or loss.

Depreciation

Depreciation is recognized in profit or loss on a declining-balance basis at the following annual rates:

Computer equipment	-	30% declining balance
Vehicles	-	30% declining balance
Tent	-	20% declining balance

Additions during the year are depreciated at one-half the annual rates.

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

Mineral properties and exploration and evaluation expenditures

The Company’s mineral projects are currently in the exploration and evaluation phase. All direct costs related to the acquisition of mineral property interests are capitalized. Mineral property exploration costs are expensed as incurred. At such time that the Company determines that a mineral property can be economically developed, subsequent mineral property expenses will be capitalized during the development of such property.

Impairment of long-lived assets

The Company assesses long-lived assets for impairment or when facts and circumstances suggest that the carrying amount of an asset may exceed its recoverable amount. Impairment analysis includes assessment of the following circumstances: a significant decrease in the market price of a long-lived asset or asset group; a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulator; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The term more likely than not refers to a level of likelihood that is more than 50%.

Asset retirement obligations

The Company records a liability based on the best estimate of costs for site closure and reclamation activities that the Company is legally or contractually required to remediate at the time environmental disturbance occurs. The provision for closure and reclamation liabilities is estimated using expected cash flows based on engineering and environmental reports and accreted to full value over time through periodic charges to profit or loss. As at May 31, 2021, the Company recorded a provision of $326,691 (USD 270,000) (2019 - $373,103 (USD 270,000)) for environmental rehabilitation.

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Share capital

The proceeds from the exercise of stock options, warrants and escrow shares are recorded as share capital in the amount for which the option, warrant or escrow share enabled the holder to purchase a share in the Company.

Commissions paid to agents, and other related share issuance costs, such as legal, auditing, and printing, on the issue of the Company’s shares are charged directly to share capital.

Valuation of equity units issued in private placements

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

The fair value of the Common Shares issued in the private placements was determined to be the more easily measurable component and were valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as contributed surplus. Upon exercise of the warrants, the related fair value is reallocated to share capital.

Earnings (loss) per share

Basic loss per share is calculated using the weighted average number of Common Shares outstanding during the year. The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings (loss) per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase Common Shares at the average market price during the year. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive. For the year ended May 31, 2021, 12,088,500 outstanding stock options (2020 – 12,345,000) were not included in the calculation of diluted earnings (loss) per share as their inclusion was anti-dilutive.

Stock-based compensation

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification Section 718 “Compensation - Stock Compensation”, which establishes accounting for equity based compensation awards to be accounted for using the fair value method. The Company uses the Black-Scholes option pricing model to determine the grant date fair value of the awards. Compensation expense is measured at the grant date and recognized over the requisite service period, on a straight line basis, which is generally the vesting period. Upon exercise of stock options, the related fair value is reallocated to share capital.

Non-monetary transactions

All non-monetary transactions are measured at the fair value of the asset surrendered or the asset received, whichever is more reliable, unless the transaction lacks commercial substance or the fair value cannot be reliably established. The commercial substance requirement is met when the future cash flows are expected to change significantly as a result of the transaction. When the fair value of a non-monetary transaction cannot be reliably measured, it is recorded at the carrying amount (after reduction, when appropriate, for impairment) of the asset given up adjusted by the fair value of any monetary consideration received or given. When the asset received or the consideration given up is shares in an actively traded market, the value of those shares will be considered fair value.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at May 31, 2021 and 2020.

Joint venture accounting

Where the Company’s exploration and development activities are conducted with others, the accounts reflect only the Company’s proportionate interest in such activities. The Company currently is not a party to any joint venture arrangements.

Leases

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification Section 842 “Leases”, which specifies how to recognize, measure, present and disclose leases. The standard provides a single accounting model, requiring the recognition of assets and liabilities for all major leases previously classified as “operational leases”.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, based on the initial amount of the lease liability. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset is periodically adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

The ongoing lease liability is measured at amortized cost using the effective interest method. It is measured when there is a change in future lease payments, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured in this way a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Note payable

Note payable is initially recorded at fair value, less transaction costs and is subsequently measured at amortized cost, calculated using effective interest rate method.

Recently Adopted and Issued Accounting Standards Updates

The Company has implemented all new accounting pronouncements that are in effect and may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated balance sheets or consolidated statements of operations and comprehensive loss.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Crowe MacKay LLP
1100 – 1177 West Hastings Street Vancouver, BC V6E 4T5 Main +1 (604) 687-4511 Fax +1 (604) 687-5805 www.crowemackay.ca

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Corvus Gold Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Corvus Gold Inc. and subsidiaries (the “Company”) as of May 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at May 31, 2021 and 2020 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical audit matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our specially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Crowe MacKay LLP

Chartered Professional Accountants

We have served as the Company’s auditor since 2011.

Vancouver, Canada

August 9, 2021

CORVUS GOLD INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in Canadian dollars)

	May 31, 2021	May 31, 2020

ASSETS

Current assets
Cash and cash equivalents	$5,121,495	$14,913,158
Accounts receivable	11,741	161,305
Prepaid expenses	499,747	389,433

Total current assets	5,632,983	15,463,896

Property and equipment	73,457	38,630
Right-of-use assets	88,996	48,978
Capitalized acquisition costs (note 4)	5,268,783	5,831,924

Total assets	$11,064,219	$21,383,428

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities (note 7)	$1,835,240	$895,848
Lease liabilities	67,287	-
Note payable (note 5)	5,742,007	-

Total current liabilities	7,644,534	895,848

Asset retirement obligations (note 4)	326,691	373,103
Lease liabilities	32,600	52,475

Total liabilities	8,003,825	1,321,426

Shareholders’ equity
Share capital (note 6)	124,919,558	120,960,869
Contributed surplus (notes 5 and 6)	17,769,880	14,857,390
Accumulated other comprehensive income - cumulative translation differences	826,016	1,578,326
Deficit accumulated during the exploration stage	(140,455,060)	(117,334,583)

Total shareholders’ equity	3,060,394	20,062,002

Total liabilities and shareholders’ equity	$11,064,219	$21,383,428

Nature and continuance of operations (note 1)

Approved on behalf of the Directors:

“Jeffrey Pontius”                    Director

“Anton Drescher”                   Director

These accompanying notes form an integral part of these consolidated financial statements

CORVUS GOLD INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended May 31,

(Expressed in Canadian dollars)

	2021	2020

Operating expenses
Administration	$364	$429
Consulting fees (notes 6 and 7)	2,276,870	1,931,197
Depreciation	69,388	61,513
Exploration expenditures (notes 4 and 6)	14,915,361	9,766,264
Insurance	459,163	234,846
Investor relations (notes 6 and 7)	1,635,042	1,631,230
Office and miscellaneous	132,456	139,338
Professional fees (note 6)	503,696	374,012
Regulatory	321,628	185,277
Rent	11,384	18,179
Travel	82,139	272,674
Wages and benefits (notes 6 and 7)	2,479,953	2,264,435

Total operating expenses	(22,887,444)	(16,879,394)

Other income
Interest income	70,388	271,619
Interest expense (note 5)	(39,712)	(16,209)
Foreign exchange gain (loss)	(263,709)	417,332

Total other income (loss)	(233,033)	672,742

Net loss for the year	(23,120,477)	(16,206,652)

Other comprehensive income
Exchange difference on translating foreign operations	(752,310)	196,103

Comprehensive loss for the year	$(23,872,787)	$(16,010,549)

Basic and diluted net loss per share	$(0.18)	$(0.14)

Weighted average number of shares outstanding	125,674,424	119,748,842

These accompanying notes form an integral part of these consolidated financial statements

CORVUS GOLD INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended May 31,

(Expressed in Canadian dollars)

	2021	2020

Operating activities
Net loss for the year	$(23,120,477)	$(16,206,652)
Add items not affecting cash:
Depreciation	69,388	61,513
Stock-based compensation (note 6)	3,978,680	3,389,637
Interest expense (note 5)	39,712	16,209
Foreign exchange loss (gain)	263,709	(417,332)
Changes in non-cash items:
Accounts receivable	149,564	(111,647)
Prepaid expenses	(110,314)	(34,462)
Accounts payable and accrued liabilities	939,392	550,216
Asset retirement obligations	-	(54,242)

Cash used in operating activities	(17,790,346)	(12,806,760)

Financing activities
Cash received from issuance of shares	2,697,602	25,200,000
Share issuance costs	(194,869)	(2,014,653)
Lease liabilities payments	(72,193)	(62,114)
Note payable (note 5)	6,048,000	-

Cash provided by financing activities	8,478,540	23,123,233

Investing activities
Expenditures on property and equipment	(50,625)	(5,151)
Capitalized acquisition costs	(103,819)	(51,705)

Cash used in investing activities	(154,444)	(56,856)

Effect of foreign exchange on cash	(325,413)	508,456

Increase (Decrease) Increase in cash and cash equivalents	(9,791,663)	10,768,073

Cash and cash equivalents, beginning of the year	14,913,158	4,145,085

Cash and cash equivalents, end of the year	$5,121,495	$14,913,158

Supplemental cash flow information (note 10)

These accompanying notes form an integral part of these consolidated financial statements

CORVUS GOLD INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(Expressed in Canadian dollars)

	Number of shares	Amount	Contributed Surplus	Accumulated Other Comprehensive Income – Cumulative Translation Differences	Deficit	Total

Balance, May 31, 2019	111,462,845	$97,726,772	$11,467,753	$1,382,223	$(101,127,931)	$9,448,817

Net loss for the year	-	-	-	-	(16,206,652)	(16,206,652)
Shares issued for cash	12,500,000	25,200,000	-	-	-	25,200,000
Share issued for capitalized acquisition costs	25,000	48,750	-	-	-	48,750
Other comprehensive income
Exchange difference on translating foreign operations	-	-	-	196,103	-	196,103
Share issuance costs	-	(2,014,653)	-	-	-	(2,014,653)
Stock-based compensation	-	-	3,389,637	-	-	3,389,637

Balance, May 31, 2020	123,987,845	120,960,869	14,857,390	1,578,326	(117,334,583)	20,062,002

Net loss for the year	-	-	-	-	(23,120,477)	(23,120,477)
Shares issued
At-the-market offering	119,125	340,762	-	-	-	340,762
Exercise of stock options	2,846,500	2,356,840	-	-	-	2,356,840
Share issued for capitalized acquisition costs	25,000	75,750	-	-	-	75,750
Other comprehensive income
Exchange difference on translating foreign operations	-	-	-	(752,310)	-	(752,310)
Share issuance costs	-	(194,869)	-	-	-	(194,869)
Reclassification of contributed surplus on exercise of stock options	-	1,380,206	(1,380,206)	-	-	-
Contributed surplus on note payable (note 5)	-	-	314,016	-	-	314,016
Stock-based compensation	-	-	3,978,680	-	-	3,978,680

Balance, May 31, 2021	126,978,470	$124,919,558	$17,769,880	$826,016	$(140,455,060)	$3,060,394

These accompanying notes form an integral part of these consolidated financial statements

1.	NATURE AND CONTINUANCE OF OPERATIONS

On August 25, 2010, International Tower Hill Mines Ltd. (“ITH”) completed a Plan of Arrangement (the “Arrangement”) whereby its existing Alaska mineral properties (other than the Livengood project) and related assets and the North Bullfrog mineral property and related assets in Nevada (collectively, the “Nevada and Other Alaska Business”) were indirectly spun out into a new public company, being Corvus Gold Inc. (“Corvus” or the “Company”). As part of the Arrangement, ITH transferred its wholly-owned subsidiary Corvus Gold Nevada Inc. (“Corvus Nevada”) (which held the North Bullfrog property), to Corvus and a wholly-owned Alaskan subsidiary of ITH, Talon Gold Alaska, Inc. sold to Raven Gold Alaska Inc. (“Raven Gold”), the Terra, Chisna, LMS and West Pogo properties. As a consequence of the completion of the Arrangement, the Terra, Chisna, LMS, West Pogo and North Bullfrog properties were transferred to Corvus.

The Company was incorporated on April 13, 2010 under the Business Corporations Act (British Columbia). These consolidated financial statements reflect the cumulative operating results of the predecessor, as related to the mineral properties that were transferred to the Company from June 1, 2006.

The Company is engaged in the business of acquiring, exploring and evaluating mineral properties, and either joint venturing or developing these properties further or disposing of them when the evaluation is completed. At May 31, 2021, the Company had interests in properties in Nevada, U.S.A.

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Company has no source of revenue, and has significant cash requirements to meet its administrative overhead and maintain its mineral property interests. The recoverability of amounts shown for mineral properties is dependent on several factors. These include the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development of these properties, and future profitable production or proceeds from disposition of mineral properties. The carrying value of the Company’s mineral properties does not reflect current or future values.

These consolidated financial statements have been prepared on a going concern basis, which presume the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing.

In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future within one year from the date the consolidated financial statements are issued. There is substantial doubt upon the Company’s ability to continue as going concern, as explained in the following paragraphs.

The Company has sustained significant losses from operations, has negative cash flows, and has an ongoing requirement for capital investment to explore its mineral properties.  As at May 31, 2021, the Company had working deficit of $2,011,551 compared to working capital of $14,568,048 as at May 31, 2020.  An aggregate of 2,846,500 common shares of the Company (“Common Shares”) were issued on exercise of 2,846,500 stock options for gross proceeds of $2,356,840.  From January 29, 2021 to the date hereof, an aggregate of 119,125 Common Shares were sold under the At The Market Offering Agreement for gross proceeds of $340,762 at a weighted average price of $2.86, and from the gross proceeds a commission of $10,223 was paid. The Company entered into a loan agreement with AngloGold North America to fund up to USD 20,000,000 towards the ongoing permitting and pre-development work at the Company’s properties (note 5).  As at May 31, 2021, the Company has drawn $6,048,000 (USD 5,000,000) from the loan agreement.  On July 13, 2021, the Company announced it has received an unsolicited, non-binding proposal from AngloGold for the acquisition of the outstanding Common Shares of the Company (Note 12). Under the loan agreement, the Company is currently under an exclusivity period with AngloGold North America. Based on its current plans, budgeted expenditures, and cash requirements, the Company does not have sufficient cash to finance its current plans for at least 12 months from the date the consolidated financial statements are issued.

The Company expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years.  There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. As well, there can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by pandemics on global financial markets may reduce resources, share prices and financial liquidity that may severely limit the financing capital available in the mineral exploration sector. Should such financing not be available in that time-frame, the Company will be required to reduce its activities and will not be able to carry out all of its presently planned exploration and development activities on its currently anticipated scheduling.

These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

All currency amounts are stated in Canadian dollars unless noted otherwise.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements are presented in Canadian dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the “Group”), Corvus Gold (USA) Inc. (“Corvus USA”) (a Nevada corporation), Corvus Gold Nevada Inc. (“Corvus Nevada”) (a Nevada corporation), Raven Gold Alaska Inc. (“Raven Gold”) (an Alaska corporation), SoN Land and Water LLC (“SoN”) (a Nevada limited liability company) and Mother Lode Mining Company LLC (“Mother Lode”) (a Nevada limited liability company). All intercompany transactions and balances were eliminated upon consolidation.

Significant judgments, estimates and assumptions

The preparation of these financial statements in accordance with US GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting year. Actual outcomes could differ from these estimates. These financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the year in which the estimate is revised and future periods if the revision affects both current and future years. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant estimates

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting year, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the estimated amounts of reclamation and environmental obligations.

Cash and cash equivalents

Cash equivalents include highly liquid investments in term deposits that are readily convertible to known amounts of cash with original maturities of three months or less, and term deposits with original term of maturities greater than three months but are cashable after 30 days with no penalties, and are subject to an insignificant risk of change in value.

Foreign currency translation

The presentation currency of the Company is the Canadian dollar.

The functional currency of each of the parent company and its subsidiaries is measured using the currency of the primary economic environment in which that entity operates. The functional currency of Corvus USA, Corvus Nevada, Raven Gold, SoN, and Mother Lode is US dollars, and for the Company the functional currency is Canadian dollars.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the Statement of Operations and Comprehensive Loss in the year in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income (loss) in the Statement of Operations and Comprehensive Loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income (loss). Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

Parent and Subsidiary Companies

The financial results and position of foreign operations whose functional currency is different from the presentation currency are translated as follows:

●	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date; and
●	Income and expenses are translated at monthly average exchange rates during the year.

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s exchange difference on translating foreign operations in the Statement of Operations and Comprehensive Loss and are reported as a separate component of shareholders’ equity titled “Cumulative Translation Differences”. These differences are recognized in profit or loss in the year in which the operation is disposed of.

Property and equipment

a)	Recognition and measurement

On initial recognition, property and equipment are valued at cost, being the purchase price and directly attributable costs of acquisition or construction required to bring the asset to the location and condition necessary to be capable of operating in the manner intended by the Company, including appropriate borrowing costs and the estimated present value of any future unavoidable costs of dismantling and removing items.

Property and equipment is subsequently measured at cost less accumulated depreciation, less any accumulated impairment losses, with the exception of land which is not depreciated.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

b)	Subsequent costs

The cost of replacing part of an item of property and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefit embodied within the part will flow to the Company and its cost can be measured reliably. The carrying amount of the replaced part is derecognized. The costs of the day-to-day servicing of property and equipment are recognized in profit or loss as incurred.

c)	Major maintenance and repairs

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance expenditures are charged to profit or loss during the financial year in which they are incurred.

d)	Gains and losses

Gains and losses on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount, and are recognized net within other items in profit or loss.

e)	Depreciation

Depreciation is recognized in profit or loss on a declining-balance basis at the following annual rates:

Computer equipment	-	30% declining balance
Vehicles	-	30% declining balance
Tent	-	20% declining balance

Additions during the year are depreciated at one-half the annual rates.

Depreciation methods, useful lives and residual values are reviewed at each financial year-end and adjusted if appropriate.

Mineral properties and exploration and evaluation expenditures

The Company’s mineral projects are currently in the exploration and evaluation phase. All direct costs related to the acquisition of mineral property interests are capitalized. Mineral property exploration costs are expensed as incurred. At such time that the Company determines that a mineral property can be economically developed, subsequent mineral property expenses will be capitalized during the development of such property.

Impairment of long-lived assets

The Company assesses long-lived assets for impairment or when facts and circumstances suggest that the carrying amount of an asset may exceed its recoverable amount. Impairment analysis includes assessment of the following circumstances: a significant decrease in the market price of a long-lived asset or asset group; a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulator; an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The term more likely than not refers to a level of likelihood that is more than 50%.

Asset retirement obligations

The Company records a liability based on the best estimate of costs for site closure and reclamation activities that the Company is legally or contractually required to remediate at the time environmental disturbance occurs. The provision for closure and reclamation liabilities is estimated using expected cash flows based on engineering and environmental reports and accreted to full value over time through periodic charges to profit or loss. As at May 31, 2021, the Company recorded a provision of $326,691 (USD 270,000) (2019 - $373,103 (USD 270,000)) for environmental rehabilitation.

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Share capital

The proceeds from the exercise of stock options, warrants and escrow shares are recorded as share capital in the amount for which the option, warrant or escrow share enabled the holder to purchase a share in the Company.

Commissions paid to agents, and other related share issuance costs, such as legal, auditing, and printing, on the issue of the Company’s shares are charged directly to share capital.

Valuation of equity units issued in private placements

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

The fair value of the Common Shares issued in the private placements was determined to be the more easily measurable component and were valued at their fair value, as determined by the closing quoted bid price on the announcement date. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as contributed surplus. Upon exercise of the warrants, the related fair value is reallocated to share capital.

Earnings (loss) per share

Basic loss per share is calculated using the weighted average number of Common Shares outstanding during the year. The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings (loss) per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase Common Shares at the average market price during the year. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive. For the year ended May 31, 2021, 12,088,500 outstanding stock options (2020 – 12,345,000) were not included in the calculation of diluted earnings (loss) per share as their inclusion was anti-dilutive.

Stock-based compensation

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification Section 718 “Compensation - Stock Compensation”, which establishes accounting for equity based compensation awards to be accounted for using the fair value method. The Company uses the Black-Scholes option pricing model to determine the grant date fair value of the awards. Compensation expense is measured at the grant date and recognized over the requisite service period, on a straight line basis, which is generally the vesting period. Upon exercise of stock options, the related fair value is reallocated to share capital.

Non-monetary transactions

All non-monetary transactions are measured at the fair value of the asset surrendered or the asset received, whichever is more reliable, unless the transaction lacks commercial substance or the fair value cannot be reliably established. The commercial substance requirement is met when the future cash flows are expected to change significantly as a result of the transaction. When the fair value of a non-monetary transaction cannot be reliably measured, it is recorded at the carrying amount (after reduction, when appropriate, for impairment) of the asset given up adjusted by the fair value of any monetary consideration received or given. When the asset received or the consideration given up is shares in an actively traded market, the value of those shares will be considered fair value.

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, “Financial Instruments,” approximate their carrying amounts presented in the accompanying balance sheet at May 31, 2021 and 2020.

Joint venture accounting

Where the Company’s exploration and development activities are conducted with others, the accounts reflect only the Company’s proportionate interest in such activities. The Company currently is not a party to any joint venture arrangements.

Leases

The Company follows the provisions of Financial Accounting Standards Board Accounting Standards Codification Section 842 “Leases”, which specifies how to recognize, measure, present and disclose leases. The standard provides a single accounting model, requiring the recognition of assets and liabilities for all major leases previously classified as “operational leases”.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, based on the initial amount of the lease liability. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset is periodically adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

The ongoing lease liability is measured at amortized cost using the effective interest method. It is measured when there is a change in future lease payments, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.

When the lease liability is remeasured in this way a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Note payable

Note payable is initially recorded at fair value, less transaction costs and is subsequently measured at amortized cost, calculated using effective interest rate method.

Recently Adopted and Issued Accounting Standards Updates

The Company has implemented all new accounting pronouncements that are in effect and may impact its consolidated financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated balance sheets or consolidated statements of operations and comprehensive loss.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, accounts payable, and note payable. Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1         –         valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2          –         valuation techniques based on inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3          –         valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

Cash and cash equivalents is measured at level 1 inputs.

Credit risk

Credit risk relates to cash and cash equivalents and arises from the possibility that counterparty to an instrument may fail to perform. At May 31, 2021, all of the Company’s cash and cash equivalents were held with tier one banks to reduce the exposure to credit risk.

Currency risk

The Company operates in the US which gives rise to exposure to market risks from changes in foreign currency values. Most significantly, the Company is exposed to potential currency fluctuations between US and Canadian dollars, which was translated at 1.2072 at May 31, 2021. Fluctuations in the exchange rate could impact profitability.

At May 31, 2021, the Company is exposed to currency risk through the following assets and liabilities denominated in US dollars:

USD

Cash and cash equivalents	$3,489,014

Total assets	3,489,014

Accounts payable and accrued liabilities	(1,356,709)
Lease liabilities	(41,503)
Note payable	(4,756,467)

Total liabilities	(6,154,679)

Net	$(2,665,665)

Liquidity risk

The Company’s approach to managing its obligations is to maintain sufficient resources to meet its obligations when due without undue risk to the Company. The Company monitors its cash requirements on an ongoing basis to ensure that there are sufficient resources for operations as well as to fund anticipated exploration expenditures. In addition, the Company manages its cash and cash equivalents to meet its debt obligations and to fund general and administrative costs.

Contractual cash flow requirements as at May 31, 2021 were as follows:

	<1 year ($)	1 – 2 years ($)	2 – 5 years ($)	> 5 years ($)	Total ($)

Accounts payable and accrued liabilities	$1,835,240	-	-	-	$1,835,240
Lease liabilities	67,287	32,600	-	-	99,887
Note payable	5,742,007	-	-	-	5,742,007

Total	$7,644,534	$32,600	$-	$-	$7,677,134

4.	MINERAL PROPERTIES

The Company had the following activity related to capitalized acquisition costs:

	North Bullfrog	Mother Lode	Total
	(note 4(a))	(note 4(b))

Balance, May 31, 2019	$4,761,257	$857,748	$5,619,005
Acquisition costs
Cash payments (note 4(a)(ii)(1))	51,705	-	51,705
Shares issued (notes 4(a)(ii)(1) and 6)	48,750	-	48,750
Currency translation adjustments	95,978	16,486	112,464

Balance, May 31, 2020	4,957,690	874,234	5,831,924

Acquisition costs
Cash payments (note 4(a)(ii)(1))	103,819	-	103,819
Shares issued (notes 4(a)(ii)(1) and 6)	75,750	-	75,750
Currency translation adjustments	(633,962)	(108,748)	(742,710)

Balance, May 31, 2021	$4,503,297	$765,486	$5,268,783

The following table presents costs incurred for exploration and evaluation activities for the year ended May 31, 2021:

	North Bullfrog	Mother Lode	Total
	(note 4(a))	(note 4(b))

Exploration costs:
Assay	$183,579	$871,811	$1,055,390
Drilling	2,068,064	5,341,711	7,409,775
Equipment rental	160,036	221,010	381,046
Field costs	141,296	689,089	830,385
Geological/ Geophysical	628,092	1,167,189	1,795,281
Land maintenance & tenure	427,594	146,793	574,387
Permits	863,451	43,209	906,660
Studies	1,463,249	456,649	1,919,898
Travel	40,990	114,039	155,029

	5,976,351	9,051,500	15,027,851

Cost recovery	-	(112,490)	(112,490)

Total expenditures for the year	$5,976,351	$8,939,010	$14,915,361

The following table presents costs incurred for exploration and evaluation activities for the year ended May 31, 2020:

	North Bullfrog	Mother Lode	Alaskan royalty interest	Total
	(note 4(a))	(note 4(b))	(note 4(c))

Exploration costs:
Assay	$388,167	$340,989	$-	$729,156
Asset retirement obligations	(42,724)	(11,519)	-	(54,243)
Drilling	1,401,882	3,284,109	-	4,685,991
Equipment rental	63,267	55,197	-	118,464
Field costs	259,936	931,930	-	1,191,866
Geological/ Geophysical	579,158	756,236	-	1,335,394
Land maintenance & tenure	471,520	130,044	-	601,564
Permits	26,760	71,609	-	98,369
Studies	843,856	353,796	-	1,197,652
Travel	63,376	117,212	-	180,588

	4,055,198	6,029,603	-	10,084,801
Cost recovery	-	-	(318,537)	(318,537)

Total expenditures (recovery) for the year	$4,055,198	$6,029,603	$(318,537)	$9,766,264

(a)	North Bullfrog Project, Nevada

The Company’s North Bullfrog project consists of certain leased patented lode mining claims and federal unpatented mining claims owned 100% by the Company.

(i)	Interests acquired from Redstar Gold Corp.

On October 9, 2009, a US subsidiary of ITH at the time (Corvus Nevada) completed the acquisition of all of the interests of Redstar Gold Corp. (“Redstar”) and Redstar Gold U.S.A. Inc. (“Redstar US”) in the North Bullfrog project, which consisted of six leases covering 33 patented mining claims. The leases have an initial term of ten years, and for so long thereafter as mining activities continue on the claims or contiguous claims held by the Company:

The Company is required to pay annual advance minimum royalty payments (recoupable from production royalties) for as long as there are mining activities continuing on the claims or contiguous claims held by the Company. The required annual advance minimum royalty payments are:

●	39,800 USD
●	17,700 USD (adjusted annually for inflation)

The lessor is entitled to receive a separate NSR royalty related to all production from the leased property of the various individual leases which may be purchased by the Company as follows:

●	a 4% NSR royalty, which may be purchased by the Company for USD 1,250,000 per 1% (USD 5,000,000 for the entire royalty).
●	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).
●	a 3% NSR royalty on all production, which may be purchased by the Company for USD 850,000 per 1% (USD 2,550,000 for the entire royalty).
●	a 3% NSR royalty on all production which may be purchased by the Company for USD 770,000 per 1% (USD 2,310,000 for the entire royalty).
●	a 4% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 4,000,000 for the entire royalty).
●	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).
●	a 2% NSR royalty on all production, which may be purchased by the Company for USD 1,000,000 per 1% (USD 2,000,000 for the entire royalty).

The various NSR royalties above relate only to the property covered by each specific lease and are not cumulative.

The Company has an option to purchase a property related to twelve patented mining claims for USD 1,000,000 at any time during the life of the lease (subject to the net smelter return (“NSR”) royalty of 4% which may be purchased by the Company for USD 1,250,000 per 1% (USD 5,000,000 for the entire royalty).

(ii)	Interests acquired directly by Corvus Nevada

(1)	Pursuant to a mining lease and option to purchase agreement made effective December 1, 2007 between Corvus Nevada and a group of arm’s length limited partnerships, Corvus Nevada has leased (and has the option to purchase) patented mining claims referred to as the “Mayflower” claims which form part of the North Bullfrog project. The terms of the lease/option are as follows:

●	Terms: Initial term of five years, commencing December 1, 2007, with the option to extend the lease for an additional five years. Pursuant to an extension agreement dated January 15, 2016 and fully executed and effective as of November 22, 2017, the parties agreed to extend the lease and option granted for an additional ten years with the same lease payment terms.

●	Lease Payments: Corvus Nevada will pay USD 10,000 and deliver 50,000 common shares of ITH annually.

●	Anti-Dilution: Pursuant to an amended agreement agreed to by the lessors in March 2015, the Company, all future payments will be satisfied by the delivery of an additional ½ Common Shares of the Company for each of the ITH common shares due per the original agreement (25,000 shares of the Company) annually.

●	Work Commitments: USD 100,000 per year for the first three years (incurred), USD 200,000 per year for the years four to six (incurred), USD 300,000 for the years seven to ten (incurred) and USD 300,000 for the years 11 – 20 (incurred). Excess expenditures in any year may be carried forward. If Corvus Nevada does not incur the required expenditures in year one, the deficiency is required to be paid to the lessors.

●	Retained Royalty: Corvus Nevada will pay the lessors a NSR royalty of 2% if the average gold price is USD 400 per ounce or less, 3% if the average gold price is between USD 401 and USD 500 per ounce and 4% if the average gold price is greater than USD 500 per ounce.

(2)	Pursuant to a mining lease and option to purchase made effective March 1, 2011 between Corvus Nevada and an arm’s length individual, Corvus Nevada has leased, and has the option to purchase, two patented mineral claims which form part of the North Bullfrog project holdings. The lease is for an initial term of ten years, subject to extension for an additional ten years (provided advance minimum royalties are timely paid), and for so long thereafter as mining activities continue on the claims. The lessee is required to pay advance minimum royalty payments (recoupable from production royalties, but not applicable to the purchase price if the option to purchase is exercised) of USD 30,000 (paid to March 1, 2021), adjusted for inflation. The lessor is entitled to receive a 2% NSR royalty on all production. The lessee may purchase the NSR royalty for USD 1,000,000 per 1%. If the lessee purchases the entire NSR royalty (USD 2,000,000) the lessee will also acquire all interest of the lessor in the subject property.

(3)	Pursuant to a purchase agreement made effective March 28, 2013, Corvus Nevada agreed to purchase the surface rights of five patented mining claims owned by two arm’s length individuals for USD 160,000 paid on closing (March 28, 2013). The terms include payment by Corvus Nevada of a fee of USD 0.02 per ton of overburden to be stored on the property, subject to payment for a minimum of 12 million short tons. The minimum tonnage fee (USD 240,000) bears interest at 4.77% per annum from closing and is evidenced by a promissory note due on the sooner of the commencing of use of the property for waste materials storage or December 31, 2015 (balance paid December 17, 2015). As a result, the Company recorded $406,240 (USD 400,000) in acquisition costs with $157,408 paid in cash and the remaining $248,832 (USD 240,000) in promissory note payable during the year ended May 31, 2013.

(4)	In December 2013, SoN completed the purchase of a parcel of land approximately 30 kilometres north of the North Bullfrog project which carries with it 1,600 acre feet of irrigation water rights. The cost of the land and associated water rights was cash payment of $1,100,118 (USD 1,034,626).

(5)	On March 30, 2015, Lunar Landing, LLC signed a lease agreement with Corvus Nevada to lease private property containing the three patented Sunflower claims to Corvus Nevada, which are adjacent to the Yellow Rose claims leased in 2014. The term of the lease is three years with provision to extend the lease for an additional seven years, and an advance minimum royalty payment of USD 5,000 per year with USD 5,000 paid upon signing (paid to March 2021). The lease includes a 4% NSR royalty on production, with an option to purchase the royalty for USD 500,000 per 1% or USD 2,000,000 for the entire 4% royalty. The lease also includes the option to purchase the property for USD 300,000.

(b)	Mother Lode Property, Nevada

Pursuant to a purchase agreement made effective June 9, 2017 between Corvus Nevada and Goldcorp USA, Inc. (“Goldcorp USA”), Corvus Nevada has acquired 100% of the Mother Lode property (the “Mother Lode Property”). In addition, Corvus Nevada staked two additional adjacent claim blocks to the Mother Lode Property. In connection with the acquisition, the Company issued 1,000,000 Common Shares at a price of $0.81 per Common Share to Goldcorp USA. The Mother Lode Property is subject to an NSR in favour of Goldcorp USA. The NSR pays 1% from production at the Mother Lode Property when the price of gold is less than USD 1,400 per ounce and an additional 1% NSR for a total of 2% NSR when gold price is greater than or equal to USD 1,400 per ounce.

(c)	Alaskan Royalty Interest, Alaska

On June 7, 2019, the Company completed the sale of the royalties where four non-core Alaskan royalty interests owned by Corvus were sold to EMX Royalty Corporation (“EMX”) for a purchase price of $350,000. In connection with the Alaskan royalty package sale, the Company incurred $31,463 in legal fees, resulting in a total cost recovery for the Alaska Royalty Interest of $318,537.

The general terms of the Alaskan royalty package sale include:

●	Chisna project 1% NSR
●	LMS project 3% NSR
●	Goodpaster District 1% NSR
●	West Pogo project 2% NSR. The Company has retained a 1% NSR in the West Pogo project which is immediately west of the operating Pogo mine in the Goodpaster District of Alaska.

Acquisitions

The acquisition of title to mineral properties is a detailed and time-consuming process. The Company has taken steps, in accordance with industry norms, to verify title to mineral properties in which it has an interest. Although the Company has taken every reasonable precaution to ensure that legal title to its properties is properly recorded in the name of the Company (or, in the case of an option, in the name of the relevant optionor), there can be no assurance that such title will ultimately be secured.

Environmental Expenditures

The operations of the Company may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future removal and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

The Company has estimated the fair value of the liability for asset retirement that arose as a result of exploration activities to be $326,691 (USD 270,000) (May 31, 2020 - $373,103 (USD 270,000)). The fair value of the liability was determined to be equal to the estimated remediation costs. Due to the early stages of the project, and that extractive activities have not yet begun, the Company is unable to predict with any precision the timing of the cash flow related to the reclamation activities.

5.	NOTE PAYABLE

On May 4, 2021, the Company entered into a loan agreement with AngloGold North America to fund up to USD 20,000,000 towards the ongoing permitting and pre-development work at the Company’s North Bullfrog project as well as ongoing exploration at its Mother Lode property. Highlights of the agreement for the USD 20,000,000 unsecured loan (the “Loan”) included:

●	A fixed interest rate of 1.107025% with interest beginning 180 days after Loan signing
●	Repayment of Loan will be the lesser of 12 months after Loan origination date, or after all North Bullfrog project mine construction permits are obtained by Corvus
●	A minimum of 70% of the Loan amount to be spent on project work
●	AngloGold North America is granted an exclusivity period of 90 days from May 4, 2021 where Corvus will abstain from all discussions or actions related material transactions involving Company assets or change in share structure, which can be extended to 120 days under certain circumstances (extended to 120 days as a result of the AngloGold Offer). The Company continues to be in a period of exclusivity with AngloGold North America as of the date hereof.

On May 11, 2021, the Company has drawn $6,048,000 (USD 5,000,000) from the Loan. The amount available to the Company under the Loan as at May 31, 2021 was USD 15,000,000. The Company has estimated the fair value of the Loan to be $5,733,984 at an effective interest rate of 8.10% which was recorded in note payable. As a result, the recorded note payable is lower than its face value, the difference of $314,016 was recorded to contributed surplus.

During the year ended May 31, 2021, the Company recognized accretion by recording $19,487 in interest expense. As at May 31, 2021, the note payable amounted to $5,742,007 (USD 4,756,467) (May 31, 2020 - $nil (USD nil).

A summary of the note payable activity is as follows:

Balance, May 31, 2019 and 2020	$-

Proceeds from Loan (USD 5,000,000)	6,048,000
Allocated to contributed surplus	(314,016)
Accretion expense	19,487
Foreign exchange	(11,464)

Balance, May 31, 2021	$5,742,007

On June 28, 2021, the Company had further drawn USD 5,000,000 from the Loan. The amount available to the Company under the Loan was reduced to USD 10,000,000.

6.	SHARE CAPITAL

Authorized

Unlimited Common Shares without par value.

Share issuances

During the year ended May 31, 2021:

(a)	An aggregate of 2,846,500 Common Shares were issued on exercise of 2,846,500 stock options for gross proceeds of $2,356,840.

(b)	On October 29, 2020, the Company issued 25,000 Common Shares in connection with the lease on the Mayflower property (note 4(a)(ii)(1)), with a fair value of $75,750.

(c)	The Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright dated January 29, 2021, pursuant to which the Company may offer and sell at its discretion only through the Nasdaq Capital Market, its Common Shares at market prices up to an aggregate gross sales value of US$12.6 million in an at-the-market offering over a period up to 12 months. The Company pays H.C. Wainwright a commission of approximately 3.0% of the aggregate gross proceeds the Company received from all sales of the Common Shares under the ATM Agreement. From January 29, 2021 to the date hereof, an aggregate of 119,125 Common Shares were sold under the ATM Agreement for gross proceeds of $340,762 at a weighted average price of $2.86, and from the gross proceeds a commission of $10,223 was paid to H.C. Wainwright.

During the year ended May 31, 2020:

(a)	On June 5, 2019, the Company closed a private placement equity financing and issued 500,000 Common Shares at a price of $1.80 per Common Share for gross proceeds of $900,000. In connection with the financing, the Company paid an additional $7,701 in share issuance costs.

(b)	On August 19, 2019, the Company closed a private placement equity financing and issued 500,000 Common Shares at a price of $2.60 per Common Share for gross proceeds of $1,300,000. In connection with the financing, the Company paid an additional $8,927 in share issuance costs.

(c)	On October 10, 2019, the Company closed a public bought deal equity financing and issued 11,500,000 Common Shares at a price of $2.00 per Common Share for gross proceeds of $23,000,000. In connection with the financing, the Company paid an additional $1,998,025 in share issuance costs.

(d)	On October 18, 2019, the Company issued 25,000 Common Shares in connection with the lease on the Mayflower property (note 4(a)(ii)(1)), with a fair value of $48,750.

Stock options

Stock options awarded to employees and non-employees by the Company are measured and recognized in the Consolidated Statement of Operations and Comprehensive Loss over the vesting period.

The Company has adopted an incentive stock option plan, first adopted in 2010 and then amended in 2013 (the “Amended 2010 Plan”). The essential elements of the Amended 2010 Plan provide that the aggregate number of Common Shares of the Company’s share capital that may be made issuable pursuant to options granted under the Amended 2010 Plan (together with any other shares which may be issued under other share compensation plans of the Company) may not exceed 10% of the number of issued shares of the Company at the time of the granting of the options. Options granted under the Amended 2010 Plan will have a maximum term of ten years. The exercise price of options granted under the Amended 2010 Plan will not be less than the greater of the market price of the Common Shares (as defined by TSX, currently defined as the 5 day volume weighted average price for the 5 trading days immediately preceding the date of grant) or the closing market price of the Common Shares for the trading day immediately preceding the date of grant), or such other price as may be agreed to by the Company and accepted by the TSX. Options granted under the Amended 2010 Plan vest immediately, unless otherwise determined by the directors at the date of grant.

A summary of the status of the stock option plan as of May 31, 2021, and 2020, and changes during the years are presented below:

	2021		2020
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Balance, beginning of the year	12,345,000	$1.54	10,000,000	$1.40
Granted	2,590,000	3.05	2,345,000	2.13
Exercised	(2,846,500)	(0.83)	-	-

Balance, end of the year	12,088,500	$2.03	12,345,000	$1.54

The weighted average share price at the date of exercise for the exercised options during the year ended May 31, 2021 was $3.13 (2020 – no exercises).

The weighted average remaining contractual life of options outstanding at May 31, 2021 was 2.77 years (2020 – 2.68 years).

Stock options outstanding are as follows:

	2021			2020
Expiry Date	Exercise Price	Number of Options	Exercisable at Year- End	Exercise Price	Number of Options	Exercisable at Year- End

September 8, 2019*	$1.40	-	-	$1.40	635,000	635,000
September 9, 2020	$0.46	-	-	$0.46	620,000	620,000
November 13, 2020	$0.49	-	-	$0.49	1,000,000	1,000,000
September 15, 2021	$0.91	925,000	925,000	$0.91	1,085,000	1,085,000
July 31, 2022	$0.77	1,575,000	1,575,000	$0.77	1,840,000	1,225,440
October 11, 2022	$2.00	20,000	20,000	$2.00	20,000	13,322
November 19, 2023	$2.06	4,253,500	2,777,220	$2.06	4,420,000	1,471,860
April 9, 2024	$2.04	400,000	266,400	$2.04	400,000	133,200
June 13, 2024	$2.18	1,115,000	371,295	$2.18	1,115,000	-
February 3, 2025	$2.09	1,210,000	402,930	$2.09	1,210,000	-
January 15, 2026	$3.05	2,590,000	-	$-	-	-

		12,088,500	6,337,845		12,345,000	6,183,822

*The Company’s share trading policy (the “Policy”) requires that all restricted persons and others who are subject to the Policy refrain from conducting any transactions involving the purchase or sale of the Company’s securities, during the period in any quarter commencing 30 days prior to the scheduled issuance of the next quarter or year-end public disclosure of the financial results as well as when there is material data on hand. In accordance with the terms of the Amended 2010 Plan, if stock options are set to expire during a restricted period and are not exercised prior to any such restriction, they will not expire but instead will be available for exercise for ten days after such restrictions are lifted.

The Company uses the fair value method for determining stock-based compensation for all options granted during the years. The fair value of options granted was $4,083,771 (2020 - $2,974,411), determined using the Black-Scholes option pricing model based on the following weighted average assumptions:

For the year ended May 31,	2021	2020

Risk-free interest rate	0.42%	1.32%
Expected life of options (years)	5.00	4.98
Annualized volatility	67.23%	72.09%
Dividend yield	0%	0%
Exercise price	$3.05	$2.13

Fair value per share	$1.58	$1.27

Annualized volatility was determined by reference to historic volatility of the Company.

Stock-based compensation has been allocated to the same expenses as cash compensation paid to the same employees or consultants, as follows:

For the year ended May 31,	2021	2020

Consulting fees	$1,891,036	$1,591,400
Exploration expenditures – Geological/geophysical	372,617	294,760
Investor relations	538,168	470,910
Professional fees	34,377	26,259
Wages and benefits	1,142,482	1,006,308

	$3,978,680	$3,389,637

7.	RELATED PARTY TRANSACTIONS

Key management compensation

For the year ended May 31,	2021	2020

Consulting fees to CFO	$170,000	$130,000
Wages and benefits to CEO and COO	946,928	1,035,157
Geological consulting fees to a company owned by a director in common	128,959	35,728
Directors fees (included in consulting fees)	174,835	168,797
Stock-based compensation to related parties	2,654,746	2,362,008

	$4,075,468	$3,731,690

As at May 31, 2021, included in accounts payable and accrued liabilities was $30,025 (2020 – $1,274) in expenses owing to companies related to officers and officers of the Company.

These amounts were unsecured, non-interest bearing and had no fixed terms or terms of repayment. Accordingly, fair value could not be readily determined.

The Company has also entered into change of control agreements with officers of the Company. In the case of termination, the officers are entitled to an amount equal to a multiple (ranging from two times to three times) of the sum of the annual base salary or fees then payable to the officer, the aggregate amount of bonus(es) (if any) paid to the officer within the calendar year immediately preceding the Effective Date of Termination, and an amount equal to the vacation pay which would otherwise be payable for the one year period next following the Effective Date of Termination.

AngloGold

As of May 31, 2021, AngloGold, through AngloGold (USA) Exploration owned 24,774,949 Common Shares representing approximately 19.5% of the total issued and outstanding Common Shares.

On May 4, 2021, the Company entered into a Loan with AngloGold North America (note 5). As at May 31, 2021, the note payable to AngloGold North America amounted to $5,742,007 (USD 4,756,467) (May 31, 2020 -$nil (USD nil)).

8.	GEOGRAPHIC SEGMENTED INFORMATION

The Company operates in one industry segment, the mineral resources industry, and in two geographical segments, Canada and the United States. All current exploration activities are conducted in the United States and Canada. The significant asset categories identifiable with these geographical areas are as follows:

	Canada	United States	Total

May 31, 2021
Capitalized acquisition costs	$-	$5,268,783	$5,268,783
Property and equipment	$3,842	$69,615	$73,457
Right-of-use assets	$46,149	$42,847	$88,996

May 31, 2020
Capitalized acquisition costs	$-	$5,831,924	$5,831,924
Property and equipment	$5,488	$33,142	$38,630
Right-of-use assets	$-	$48,978	$48,978

For the year ended May 31,	2021	2020

Net loss for the year – Canada	$(6,992,977)	$(5,125,081)
Net loss for the year – United States	(16,127,500)	(11,081,571)

Net loss for the year	$(23,120,477)	$(16,206,652)

9.	SUBSIDIARIES

Significant subsidiaries for the years ended May 31, 2021 and 2020 are:

	Country of Incorporation	Principal Activity	The Company’s effective interest for 2021	The Company’s effective interest for 2020

Corvus Gold (USA) Inc.	USA	Holding company	100%	100%
Raven Gold Alaska Inc.	USA	Exploration company	100%	100%
Corvus Gold Nevada Inc.	USA	Exploration company	100%	100%
SoN Land & Water LLC	USA	Exploration company	100%	100%
Mother Lode Mining Company LLC	USA	Exploration company	100%	100%

10.	SUPPLEMENTAL CASH FLOW INFORMATION

For the year ended May 31,	2021	2020

Supplemental cash flow information
Interest paid (received)	$(70,388)	$(271,619)
Income taxes paid (received)	$-	$-
Non-cash financing and investing transactions
Shares issued to acquire mineral properties	$75,750	$48,750
Reclassification of contributed surplus on exercise of stock options	$1,380,206	$-
Contributed surplus on issuance of note payable	$314,016	$-

11.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows for the years ended May 31:

	2021	2020

Loss before income taxes	$(23,120,477)	$(16,206,652)
Statutory Canadian corporate tax rate	27.00%	27.00%

Income tax recovery at statutory rates	$(6,242,529)	$(4,375,796)
Stock-based compensation	1,074,244	915,202
Effect of tax rate change	-	10,650,087
Difference in tax rates in other jurisdictions	904,938	675,258
Tax benefits not realized	4,263,347	(7,864,751)

Income tax recovery	$-	$-

The significant components of the Company’s deferred income tax assets and liabilities are as follows:

	2021	2020

Deferred income tax assets (liabilities)
Mineral properties	$15,318,000	$15,701,000
Property and equipment	9,000	12,000
Share issuance costs	377,000	453,000
Non-capital losses available for future periods	10,312,000	8,313,000

	26,016,000	24,479,000
Valuation allowance	(26,016,000)	(24,479,000)

Net deferred tax assets	$-	$-

At May 31, 2021, the Company has available non-capital tax losses for Canadian income tax purposes of approximately $19,202,000 and net operating loss for US tax purposes of approximately $24,418,000 available for carry-forward to reduce future years’ taxable income, if not utilized, expiring as follows:

	Canada	United States

2029	$-	$1,154,000
2030	-	2,000
2031	379,000	170,000
2032	1,089,000	1,470,000
2033	1,443,000	1,939,000
2034	1,733,000	3,776,000
2035	1,806,000	1,755,000
2036	1,354,000	1,542,000
2037	1,624,000	1,197,000
2038	1,943,000	1,373,000
2039	2,206,000	1,442,000
2040	2,143,000	7,217,000
2041	3,482,000	1,381,000

	$19,202,000	$24,418,000

In addition, the Company has available mineral resource expenses that are related to the Company’s exploration activities in the United States of approximately $77,405,000 and in Canada of approximately $333,000, which may be deductible for tax purposes. Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts due to the uncertainty of future taxable income.

12.	SUBSEQUENT EVENT

On July 13, 2021, the Company announced that it has received an unsolicited, non-binding proposal from AngloGold for the acquisition of the outstanding Common Shares of the Company. The principal terms of the proposal include AngloGold Holdings, a subsidiary of AngloGold, acquiring all issued and outstanding Common Shares for consideration of CAD $4.00 per share payable in cash.  Management and the Board of Directors are reviewing the proposal at this time.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As of May 31, 2021, an evaluation was carried out under the supervision of and with the participation of the Company’s management, including the Chief Executive Officer (the principal executive officer) and Chief Financial Officer (the principal financial officer and accounting officer), of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act). Based on the evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that, as of May 31, 2021, the Company’s disclosure controls and procedures were effective in ensuring that: (i) information required to be disclosed in reports filed or submitted to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in applicable rules and forms and (ii) material information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, in a manner that allows for accurate and timely decisions regarding required disclosures.

The effectiveness of our or any system of disclosure controls and procedures, however well designed and operated, can provide only reasonable assurance that the objectives of the system will be met and is subject to certain limitations, including the exercise of judgement in designing, implementing and evaluating controls and procedures and the assumptions used in identifying the likelihood of future events.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Our internal control over financial reporting includes those policies and procedures that:

●	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

●	provide reasonable assurance regarding prevention or timely detections of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of May 31, 2021 based on the guidelines established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission as adopted in 2013 (COSO). Our internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with US GAAP. Based on the results of our evaluation, our management concluded that our internal control over financial reporting was effective as of May 31, 2021. We reviewed the results of management’s assessment with our Finance and Audit Committee.

Attestation Report of the Registered Public Accounting Firm

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm because as a non-accelerated filer we are exempt from Section 404(c) of the Sarbanes-Oxley Act of 2002, as amended.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Exchange Act Rules 13a-15 or 15d-15 that occurred during our last fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Inherent Limitations on Effectiveness of Controls

Our management, including our Chief Executive Officer and Chief Financial Officer, believes that our disclosure controls and procedures and internal control over financial reporting are designed to provide reasonable assurance of achieving their objectives and are effective at the reasonable assurance level. However, our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information concerning our executive officers, directors, Audit Committee, Compliance with Section 16(a) of the Exchange Act and Code of Ethics is contained in our definitive Proxy Statement, filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934 for the 2015 Annual Meeting of Stockholders (the “Proxy Statement”) and is incorporated herein by reference.

Code of Ethics

The Company’s Code of Business Conduct and Ethics that applies to all of our employees, officers and directors of the Company and its affiliated entities is available on the Company’s website at www.corvusgold.com. We will post any amendments to, or waivers, from, including an implicit waiver, the Code of Business Conduct and Ethics on that website.

ITEM 11. EXECUTIVE COMPENSATION

Information relating to executive compensation will be contained in the Proxy Statement and is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information relating to security ownership of certain beneficial owners of our Common Shares, our equity compensation plans and the security ownership of our management will be contained in the Proxy Statement and is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Information concerning this item will be contained in the Proxy Statement and is incorporated herein by reference.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

Information concerning this item will be contained in the Proxy Statement and is incorporated herein by reference.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)         Documents filed as part of this report

(1)         All financial statements

The consolidated statements of operations and comprehensive loss, cash flows, and changes in shareholders’ equity, and the consolidated balance sheets are included as part of Part II, Item 8, Financial Statements and Supplementary Data.

(2)         Financial statement schedules

All financial statement schedules have been omitted, since the information is either not applicable or required, or because the information required is included in the consolidated financial statements and notes thereto included in this Form 10-K.

(3)         Exhibits required by Item 601 of Regulation S-K

The information required by Section (a)(3) of Item 15 is set forth on the Exhibit Index that follows the signatures page of this Form 10-K and is incorporated herein by reference.

ITEM 16. FORM 10-K SUMMARY

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORVUS GOLD INC.

By:          /s/ Jeffrey Pontius

            Jeffrey Pontius

            Chief Executive Officer

Date: August 9, 2021

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery Pontius as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By: /s/ Jeffrey Pontius Jeffrey Pontius Chief Executive Officer (Principal Executive Officer) Date: August 9, 2021	By: /s/ Steve Aaker Steve Aaker Director Date: August 9, 2021
By: /s/ Peggy Wu Peggy Wu (Principal Financial Officer and Principal Accounting Officer) Date: August 9, 2021	By: /s/ Edward Yarrow Edward Yarrow Director Date: August 9, 2021
By: /s/ Anton J. Drescher Anton J. Drescher Director Date: August 9, 2021	By: /s/ Ronald Largent Ronald Largent Director Date: August 9, 2021

By: /s/ Rowland Perkins Rowland Perkins Director Date: August 9, 2021

EXHIBIT INDEX

Exhibit Number	Description
2.1	Arrangement Agreement and Plan of Arrangement with International Tower Hill Mines Ltd., incorporated by reference to Exhibit 2.1 to the Company’s DRS filing as filed with the SEC on May 12, 2014

3.1	Notice of Articles, dated April 13, 2010, incorporated by reference to Exhibit 3.1 to the Company’s DRS filing as filed with the SEC on May 12, 2014

3.2	Articles, dated April 12, 2010, incorporated by reference to Exhibit 3.2 to the Company’s DRS filing as filed with the SEC on May 12, 2014

4.1	Description of Common Shares

10.1*	2010 Incentive Stock Option Plan, incorporated by reference to Exhibit 10.1 to the Company’s DRS filing as filed with the SEC on May 12, 2014

10.2*	Employment agreement made as of June 1, 2011 between Corvus Nevada and Jeffrey Pontius, incorporated by reference to Exhibit 10.2 to the Company’s DRS filing as filed with the SEC on May 12, 2014

10.3*	Employment agreement made as of October 26, 2011 between Corvus Nevada and Carl Brechtel, incorporated by reference to Exhibit 10.4 to the Company’s DRS filing as filed with the SEC on May 12, 2014

10.4*	Amendment to Consulting Agreement dated October 12, 2017, incorporated by reference to Exhibit 10.1 to the Company’s 10Q filing as filed with the SEC on January 11, 2018, on Form 8-K as filed with the SEC on December 8, 2017, and on Form 8-K as filed with the SEC on July 29, 2020

10.5*	Consulting Agreement dated June 1, 2011, incorporated by reference to Exhibit 10.2 to the Company’s 10Q filing as filed with the SEC on January 11, 2018

10.6*	Amendment to Consulting Agreement, dated September 1, 2020, approved July 27, 2020, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on July 29, 2020

10.7*	Amendment to Employment Agreement dated January 1, 2021, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filing as filed with the SEC on April 7, 2021

10.8*	Amendment to Change of Control Agreement dated January 1, 2021, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filing as filed with the SEC on April 7, 2021

10.9*	ATM Agreement dated January 29, 2021, incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on February 1, 2021

10.10*	Unsecured Loan and Guaranty Agreement dated May 4, 2021, incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on May 6, 2021

10.11*	Acknowledgement Agreement dated July 28, 2021, approved July 28, 2021, to Amendment to Consulting Agreement dated September 1, 2020, approved July 27, 2020, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 2, 2021

10.12*	Amended Schedule “B” dated July 28, 2021 to Consulting Agreement dated June 1, 2011, as amended July 27, 2020 and July 28, 2021, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on August 2, 2021

21.1	List of Subsidiaries

23.1	Consent of Carl Brechtel

23.2	Consent of Jeffrey Pontius

23.3	Consent of Scott Wilson

23.4	Consent of Crowe MacKay LLP

31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*(1)	Inline XBRL Instance Document
101.SCH*(1)	Inline XBRL Taxonomy Extension – Schema
101.CAL*(1)	Inline XBRL Taxonomy Extension – Calculations
101.DEF*(1)	Inline XBRL Taxonomy Extension – Definitions
101.LAB*(1)	Inline XBRL Taxonomy Extension – Labels
101.PRE*(1)	Inline XBRL Taxonomy Extension – Presentations
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* - Management contract or compensatory plan.

(1) Submitted Electronically Herewith. Attached as Exhibit 101 to this report are the following formatted in iXBRL (Inline Extensible Business Reporting Language): (i) the Consolidated Balance Sheets at May 31, 2021 and May 31, 2020, (ii) the Consolidated Statements of Operations and Comprehensive Loss for the Years ended May 31, 2021 and 2020, (iii) the Consolidated Statements of Cash Flows for the Years Ended May 31, 2021 and 2020, (iv) the Consolidated Statements of Changes in Equity for the Years Ended May 31, 2021 and 2020, (v) the Notes to the Consolidated Financial Statements.

EXHIBIT 4.1

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 126,978,470 are issued and outstanding as at the date of this Annual Report.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election.  Holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company at its discretion from fund legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation.  There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions.

EXHIBIT 21.1

LIST OF SUBSIDIARIES OF CORVUS GOLD INC.

Subsidiary Name	Location	Ownership %

Corvus Gold (USA) Inc.	Nevada, USA	100% owned by Corvus Gold Inc.

Corvus Gold Nevada Inc.	Nevada, USA	100% owned by Corvus Gold (USA) Inc.

Raven Gold Alaska Inc.	Alaska, USA	100% owned by Corvus Gold (USA) Inc.

SoN Land & Water, LLC	Nevada, USA	100% owned by Corvus Gold Nevada Inc.

Mother Lode Mining Company LLC	Nevada, USA	100% owned by Corvus Gold Nevada Inc.

EXHIBIT 23.1

CONSENT OF CARL BRECHTEL

The undersigned, Carl Brechtel, hereby states as follows:

I, Carl Brechtel, a qualified person as defined by National Instrument 43-101, supervised the NBP metallurgical testing program and approved the disclosure in the Annual Report on Form 10-K for Corvus Gold Inc. (the “Company”) which is incorporated by reference into the Company’s Registration Statements on Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

I hereby consent to the Approval Statement and to the reference to my name in the Form 10-K as incorporated by reference into the Registration Statements on Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

Date: August 9, 2021	By:	/s/ Carl Brechtel

Name: Carl Brechtel

EXHIBIT 23.2

CONSENT OF JEFFREY PONTIUS

The undersigned, Jeffrey Pontius, hereby states as follows:

I, Jeffrey Pontius, supervised the preparation of the scientific and technical information that forms the basis for the disclosure in the Annual Report on Form 10-K (other than the Mother Lode mineral resource estimate) and has reviewed and approved the disclosure therein (the “Approval Statement”) for Corvus Gold Inc. (the “Company”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

I hereby consent to the Approval Statement and the reference to my name in the Form 10-K as incorporated by reference into the Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

Date: August 9, 2021	By:	/s/ Jeffrey Pontius

Name: Jeffrey Pontius

EXHIBIT 23.3

CONSENT OF SCOTT WILSON

The undersigned, Scott Wilson, hereby states as follows:

I, Scott Wilson, am an independent consulting geologist specializing in Mineral Reserve and Resource calculation reporting, mining project analysis and due diligence evaluations and acted as the Qualified Person, as defined in NI 43-101, for the Mineral Resource estimate and the Technical Report contained in this 10-K (the “Approval Statement”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

I hereby consent to the Approval Statement and the reference to my name in the Form 10-K as incorporated by reference into the Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

Date: August 9, 2021	By:	/s/ Scott Wilson

Name: Scott Wilson

EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-198689) and Form S-3 (333-229516) of Corvus Gold Inc. (“the Company”) of our report dated August 9, 2021, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended May 31, 2021 and the incorporation by reference of such report into the Company’s Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia

August 9, 2021

EXHIBIT 31.1

CERTIFICATION

I, Jeffrey Pontius, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Corvus Gold Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 9, 2021	By:	/s/ Jeffrey Pontius
Jeffrey Pontius
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

I, Peggy Wu, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Corvus Gold Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 9, 2021	By:	/s/ Peggy Wu
Peggy Wu
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Corvus Gold Inc. (the “Company”), for the year ended May 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Pontius, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 9, 2021	By:	/s/ Jeffrey Pontius
Jeffrey Pontius
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Corvus Gold Inc. (the “Company”), for the year ended May 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peggy Wu, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 9, 2021	By:	/s/ Peggy Wu
Peggy Wu
Chief Financial Officer (Principal Financial and Accounting Officer)

Security Class Holder Account Number Form of Proxy - Annual General and Special Meeting to be held on October 6, 2021 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 1:00 p.m. Pacific Time (4:00 p.m. Eastern Time), on October 4, 2021. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! • Call the number listed BELOW from a touch tone telephone. 1 - 866 - 732 - VOTE (8683) Toll Free To Vote Using the Telephone To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. To Receive Documents Electronically • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER ------- Fold ------- Fold

------- Fold ------- Fold Appointment of Proxyholder I/We being holder(s) of securities of Corvus Gold Inc. (the “Corporation”) hereby appoint: Ronald Largent , or failing this person, Jeffrey Pontius (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General and Special Meeting of shareholders of the Corporation to be held at 1750 - 700 West Pender Street, Vancouver, BC, on October 6, 2021 at 1:00 p.m. (PT) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Number of Directors To set the number of Directors at Seven (7). For Against 2. Election of Directors 01. Steven Aaker For Withhold 02. Anton Drescher For Withhold 03. Ronald Largent For Withhold 04. Rowland Perkins 05. Jeffrey Pontius 06. Edward Yarrow 07. Peggy Wu 3. Appointment of Auditors For Withhold Appointment of Crowe MacKay LLP, Chartered Professional Accountants as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration. For 4. Advisory Vote on Executive Compensation To conduct an advisory vote on the compensation of our named executive officers. Against Abstain Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date 3 3 0 5 2 2 A R 0 O V S Q

Signature [PLEASE SIGN WITHIN BOX] Date X D59214 - Z80936 THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION. ! 2b. Anton Drescher 2. Election of Directors 2c. Ronald Largent 2d. Rowland Perkins 2e. Jeffrey Pontius 4. Advisory Vote on Executive Compensation To conduct an advisory vote on the compensation of our named executive officers. Appointment of Crowe MacKay LLP, Chartered Professional Accountants as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration. 2f. Edward Yarrow 2g. Peggy Wu 3. Appointment of Auditors 2a. Steven Aaker NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board recommends you vote FOR the following proposal(s): 1 through 4 1. Number of Directors To set the number of Directors at Seven (7). W i t hh o ld ! ! ! ! ! ! ! For Against ! ! For ! ! ! ! ! ! ! Fo r W i t hh o ld ! ! For Against Abstain ! ! ! Please check this box if you plan to attend the Meeting and vote these shares in person. Y e s No ! ! HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. THIS IS A VOTING INSTRUCTION FORM. You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual General and Special Meeting to be held on VOTING INSTRUCTIONS

You invested in CORVUS GOLD INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General and Special Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 6, 2021. Get informed before you vote View the Notice of Proxy Statement, 10 - K Wrap Document and Financial Request Form online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 22, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 Your Vote Counts! CORVUS GOLD INC. 2021 Annual General and Special Meeting Vote by October 5, 2021 11:59 PM ET For complete information and to vote, visit www.ProxyVote.com Control # D59211 - Z80936 Vote in Person at the Meeting* October 6, 2021 1:00 p.m. Pacific Time 1750 - 700 West Pender Street Vancouver, BC

CORVUS GOLD INC. 2021 Annual General and Special Meeting Vote by October 5, 2021 11:59 PM ET V oting Items Board Recommends 1. Number of Directors T o set the number of Di r ectors at Seven (7). For 2. Election of Directors 2a. Steven Aaker For 2b. Anton Drescher For 2c. Ronald Largent For 2d. Rowland Perkins For 2e. Jeffrey Pontius For 2f. Edward Yarrow For 2g. Peggy Wu For 3. Appointment of Auditors Appointment of Crowe MacKay LLP, Chartered Professional Accountants as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration. For 4. Advisory Vote on Executive Compensation To conduct an advisory vote on the compensation of our named executive officers. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com D59212 - Z80936